ARTESIAN WATER COMPANY

TO

WILMINGTON TRUST COMPANY,
as Trustee.

Indenture of Mortgage
Dated as of July 1, 1961

FIRST MORTGAGE BONDS

*Converted version, some items could have been incorrectly copied in the conversion process, this is a conversion of the original version dated July 1961, the original copy is available upon request, also the original version has been previously filed with the SEC.

INDENTURE dated as of the first day of July, 1961, made by and between ARTESIAN WATER COMPANY, a corporation organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office and place of business in Newport, Delaware, party of the first part, and WILMINGTON TRUST COMPANY, a corporation organized and existing under the laws of the State of Delaware, having its principal office and place of business at Tenth and Market Streets, in the City of Wilmington, Delaware (herein called the "Trustee"), party of the second part.

WHEREAS, the Company deems it desirable to borrow money from time to time to refund its obligations and for other corporate purposes and to issue its bonds therefor, and to mortgage and pledge its property, hereinafter described, to secure the payment of said bonds, and to that end has duly authorized and directed the issue of its bonds, from time to time, not limited in aggregate principal amount except as hereinafter provided, to be designated generally as its "First Mortgage Bonds" (herein called the "Bonds"), to be issued in one or more series, the Bonds of each series to be issuable originally either as coupon Bonds registerable as to principal or as registered Bonds without coupons, or both, all such Bonds to be authenticated by the certificate of the Trustee, the Bonds of each series to bear such date or dates, to mature on such date or dates, to bear interest at such rate or rates and to contain such other terms and provisions permitted by law as are required or permitted by this Indenture and as may be determined and prescribed by the Board of Directors of the Company; and

WHEREAS, it is contemplated that two series of bonds will initially be issued under this Indenture, namely, a series of bonds designated "First Mortgage Bonds, Series A, 4½%" in the aggregate principal amount of $1,600,000 (hereinafter called "Bonds of Series A") and a series of bonds designated as "First Mortgage Bonds, Series B, 5 3/8% " in the aggregate principal amount of $1,000,000 (hereinafter called "Bonds of Series B ") ; and

WHEREAS, the coupon Bonds of Series A, the coupons appertaining thereto, the registered Bonds without coupons of said series and the Trustee's authentication certificate upon said Bonds are to be substantially in the forms following, respectively:

[FORM OF COUPON BOND OF SERIES A]
No. AM ....          $1,000

ARTESIAN WATER COMPANY
FIRST MORTGAGE BOND, SERIES A, 4 ½ %
Due November 1, 1978

ARTESIAN WATER COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this bond be registered as to principal, to the registered owner hereof, on the first day of November, 1978, the sum of One Thousand Dollars ($1,000) in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay in like coin or currency interest thereon, from the date hereof, at the rate of four and one-half per cent. (4½%) per annum, semi-annually, on the first day of May and the first day of November in each year until the Company's obligation with respect to the payment of such principal shall be discharged, but, until maturity hereof, only according to the tenor and upon presentation and surrender of the respective coupons hereto attached as they severally mature. Payments of principal, premium (if any) and interest are to be made at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office.
This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Indenture herein mentioned, all issued and to be issued in one or more series under and equally secured by an Indenture of Mortgage (herein called the "Indenture"), dated as of July 1, 1961, executed by the Company to Wilmington Trust Company (herein called 'the "Trustee") as Trustee, to which Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, said Bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series A, 4½%" (hereinafter called the "bonds of Series A"). To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds and coupons issued and to be issued thereunder, may be made with the consent of the Company by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds then outstanding under the Indenture and entitled to vote and affected by such modification or alteration, at a meeting of bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture and entitled to vote would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by an affirmative vote of the holders of not less than sixty-six and two-thirds percent. (66 2/3%) in principal amount of the Bonds of each series so affected, or in either case by the written consent of the holders of such percentages of Bonds; provided, however, that no such modification or alteration may be made which would extend the maturity of, or reduce the principal amount of, or reduce the rate of, or extend the time of payment of, interest on, or reduce any premium payable upon any redemption of, this bond or modify the terms of payment of principal or interest, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.
No reference herein to the Indenture or to any indenture supplemental thereto and no provision of this bond or of the Indenture or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.
The bonds of Series A are entitled to the benefit of the Sinking Fund provided therefor in the Indenture.
The bonds of Series A are subject to redemption, in whole or in part, at any time or from time to time, at the option of the Company or pursuant to certain requirements of the Indenture, upon at least thirty (30) days prior notice, all on the conditions and in the manner provided in the Indenture. If redeemed (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of the properties of the Company specified in the next succeeding paragraph hereof, (ii) in connection with any voluntary or .involuntary liquidation, dissolution, or winding up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies, or (iii) with moneys received by the Trustee through the operation of the Sinking Fund provided in the Indenture for bonds of Series A, all as more fully provided .in the Indenture, the bonds of Series A are redeemable, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal amount thereof, together with interest accrued to the date fixed for redemption. The bonds of Series A are not redeemable, prior to November 1,1971, from the proceeds of (i) any sale of capital stock by the Company or (ii) any borrowing, direct or indirect, by the Company at an effective interest rate (giving effect to any premium or discount) of 4 ¾% or less; and after November 1, 1971, the bonds of Series A are redeemable from such proceeds described in clauses (i) and (ii) of this sentence, in like coin or currency, at the redemption price at the time applicable as set forth in. Column A of the schedule set forth below, together with interest accrued to the date fixed for redemption. If redeemed otherwise than in accordance with the two next preceding sentences, the bonds of Series A are redeemable, in like coin or currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with interest accrued to the date fixed for redemption.

[Here insert Redemption Table set forth as Exhibit A hereto.]

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.
In the event that all or substantially all of the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon, or all or substantially all of the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon which is used or useful in connection with the. business of the Company as a water company or as a. water utility, shall be released from the lien of the Indenture under the provisions of Section 6.03 or Section 6.06 thereof, all Bonds then outstanding are to be redeemed in the manner and upon the terms provided in the Indenture.
The principal of this bond may be declared or may become due prior to its maturity date, in the manner and with the effect and subject to the conditions provided in the Indenture, upon the occurrence of an event of default as in the Indenture provided.
This bond is transferable by delivery except while registered as to principal. This bond may be registered as to principal in the name of the holder on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, and such registration shall be noted hereon, after which no transfer hereof shall be valid unless made on said books by the registered owner in person, or by his duly authorized attorney, and similarly noted on this bond; but this bond may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; and this bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability by delivery of the coupons, which shall always be payable to bearer and transferable by delivery.
The holder or registered owner of any coupon bond or bonds of Series A may, at his option, surrender the same at the aforesaid office of the Trustee, with all unmatured coupons attached, in exchange for a registered bond -or bonds of Series A without coupons, of authorized denomination or denominations, of a like aggregate principal amount, upon payment of the charges and subject to the terms and conditions specified in the Indenture.
The Company and the Trustee may deem and treat the bearer hereof, or, if this bond be registered as to principal, the person in whose name the same shall at the time be registered on the books of the Company, and may deem and treat the bearer of any coupon for interest on this bond (whether or not this bond shall be registered as to principal), as the absolute owner of this bond or of such coupon, as the case may be, for the purpose of receiving payment thereof and for all other purposes whatsoever (except as otherwise provided. in Article 33 :IV of the Indenture with respect to bondholders' meetings and consents), irrespective of whether or not this bond or such coupon shall be overdue, and the Company and the Trustee shall not be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements, expressed or implied, contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured.
Neither this bond nor any coupon hereto attached shall be entitled to any benefit under the Indenture or any indenture supplemental thereto, or shall become valid or obligatory for any purpose until Wilmington Trust Company, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ARTESIAN WATER COMPANY has caused this bond to be signed in its name by its President or a Vice-President and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant. Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated
ARTESIAN WATER COMPANY,
By
President
Attest
Secretary
.
.[FORM OF COUPON FOR BONDS OF SERIES A]
No.AM…………………          $22.50
On the first day of             19  , ARTESIAN WATER COMPANY, a Delaware corporation, will pay to bearer, on surrender of this coupon, at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, the amount shown hereon in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months' interest then due on its First Mortgage Bond, Series A, 4½%, due November 1, 1978, No. AM……

This coupon will not be payable if said Bond shall have been called for previous redemption and payment thereof duly provided for

ARTESIAN WATER COMPANY,
By
Treasurer.

[FORM OF REGISTERED BOND OF SERIES A WITHOUT COUPONS]
No. AR....          $
ARTESIAN WATER COMPANY
FIRST MORTGAGE BOND, SERIES A, 4½%
Due November 1, 1978
ARTESIAN WATER COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________or registered assigns, on the first day of November, 1978, the sum of ________________Dollars in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay in like coin or currency interest thereon to the registered owner hereof, from the date hereof, at the rate of four and one-half per cent. (4½%) per annum, semi-annually, on the first day of May and the first day of November in each year until the Company's obligation with respect to the payment of such principal shall be discharged. Payments of principal, premium (if any) and interest are to be made at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office. This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally secured by an Indenture of Mortgage (herein called the "Indenture"), dated as of July 1, 1961, executed by the Company to Wilmington Trust Company (herein called the "Trustee"), as Trustee, to which Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, said Bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series A, 4 ½%” (hereinafter called the “bonds of Series A"). To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds and coupons issued and to be issued thereunder, may be made with the consent of the Company by an affirmative vote of the holders of not less than sixty-six and two-thirds percent. (66 2/3%) in principal amount of the Bonds then outstanding under the Indenture and entitled to. vote and affected by such modification or alteration, at a meeting of bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture and entitled to vote would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by an affirmative vote of the holders of not less than sixty-six and two-thirds percent. (66 2/3%) in principal amount of the Bonds of each series so affected, or in either case by the written consent of the holders of such percentages of Bonds; provided, however, that no such modification or alteration may be, made which would extend the maturity of, or reduce the principal amount of, or reduce the rate of, or extend the time of payment of, interest on, or reduce any premium payable upon any redemption of, this bond, or modify the terms of payment of principal or interest, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.
No reference herein to the Indenture or to any indenture supplemental thereto and no provision of this bond or of the Indenture or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.
The bonds of Series A are entitled to the benefit of the Sinking Fund provided therefor in the Indenture.
The bonds of Series A are subject to redemption, in whole or in part, at any time or from time to time, at the option of the Company or pursuant to certain requirements of the Indenture, upon at least thirty (30) days' prior notice, all on the conditions and in the manner provided in the Indenture. If redeemed (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of the properties of the Company specified in the next succeeding paragraph hereof, (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental -subdivisions, bodies, authorities or agencies, or (iii) with moneys received by the Trustee through the operation of the Sinking Fund provided in the Indenture for bonds of Series A, all as more fully provided in the Indenture, the bonds of Series A are redeemable, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal amount thereof, together with interest accrued to the date fixed for redemption. The bonds of Series A are not redeemable, prior to November 1, 1971, from the proceeds of (i) any sale of capital stock by the Company or (ii) any borrowing, direct or indirect, by the Company at an effective interest rate (giving effect to any premium or discount) of 4 ¾% or less; and after November 1, 1971, the bonds of Series A are redeemable from such proceeds described in clauses (i) and (ii) of this sentence, in like coin or currency, at the redemption price at the time applicable as set forth in Column A of the schedule set forth below, together with interest accrued to the date fixed for redemption. If redeemed otherwise than in accordance with the two next preceding sentences, the bonds of Series A are redeemable, in like coin or, currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with interest accrued to the date fixed for redemption.

[Here insert Redemption Table set forth as Exhibit A hereto]

If this bond, or any portion hereof, is called for redemption and payment is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
In the event that all or substantially all of the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon, or all or substantially all of the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon which is used or useful in connection with the business of the Company as a water company or as a water utility, shall be released from the lien of the Indenture under the provisions of Section 6.03 or Section 6.06 thereof, all Bonds then outstanding are to be redeemed in the manner and upon the terms provided in the Indenture.
The principal of this bond may be declared or may become due prior to its maturity date, in the manner and with the effect and subject to the conditions provided in the Indenture, upon the occurrence of an event of default as in the Indenture provided.
This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Wilmington, Delaware, or if there be a successor trustee, at its principal office, upon surrender hereof at such office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds of Series A, in an authorized denomination or denominations, of a like aggregate principal amount; and the registered owner of any registered bond or bonds of Series A may surrender the same as aforesaid at said office in exchange for a like aggregate principal amount of bonds of like form, of other authorized denominations, or of coupon bonds of Series A, of the denomination of $1,000 each, or of both such registered bonds and coupon bonds; all upon payment of the charges and subject to the terms and conditions specified in the Indenture.
The Company and the Trustee may deem and treat the person in whose name this bond shall at the time be registered on the books of the Company as the absolute owner hereof for all purposes whatsoever (except as otherwise provided in Article XIV of the Indenture with respect to bondholders' meetings and consents); and payment of or on account of the principal of and premium (if any) and interest on this bond shall be made only to or upon the order in writing of such registered owner hereof; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this bond to the extent of the sum or sums so paid.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements, expressed or implied, contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured.
This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, and shall not become valid or obligatory for any purpose until Wilmington Trust Company, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ARTESIAN WATER COMPANY has caused this bond to be signed in its name by its President or a Vice-President and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this bond to be dated
ARTESIAN WATER COMPANY,

By
President.
Attest

Secretary..

[FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS OF SERIES A] TRUSTEE'S AUTHENTICATION CERTIFICATE
This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, as Trustee,
By
Authorized Officer.

;and

WHEREAS the coupon bonds of Series B, the coupons appertaining thereto, the registered Bonds without coupons of said series and the Trustee's authentication certificate upon said Bonds are to be substantially in the forms following, respectively:

[FORM OF COUPON BOND OF SERIES B]
No. BM ....          $1,000
ARTESIAN WATER COMPANY
FIRST MORTGAGE BOND, SERIES B, 5 3/8%
 DUE JULY 1, 1986
ARTESIAN WATER COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to the bearer or, if this bond be registered as to principal, to the registered owner hereof, on the first day of July, 1986, the sum of One Thousand Dollars ($1,000) in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay in like coin or currency interest thereon from the date hereof, at the rate of five and three-eighths per cent. (5 3/8%) per annum, semi-annually, on the first day of January and the first day of July in each year until the Company's obligation with respect to the payment of such principal shall be discharged, but, until, the maturity hereof, only according to the tenor and upon presentation and surrender of the respective coupons hereto attached as they severally mature. Payments of principal, premium (if any) and interest are to be made at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office.
This bond is one of an authorized issue of bonds of the Company known as its First. Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Indenture herein mentioned, all issued and to be issued in one or more series under and equally secured by an Indenture of Mortgage (herein called the "Indenture"), dated as of July 1, 1961, executed by the Company to Wilmington Trust Company (herein called the "Trustee"), as Trustee, to which Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, said Bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series B, 5 3/8% " (hereinafter called the "bonds of Series B"). To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the company and of the rights of the holders of the Bonds and coupons issued and to be issued thereunder, may be made with the consent of the Company by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds then outstanding under the Indenture and entitled to vote and affected by such modification or alteration, at a meeting of bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture and entitled to vote would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds of each series so affected, or in either case by the written consent of the holders of such percentages of Bonds; provided, however, that no such modification or alteration may be made which would extend the maturity of, or reduce the principal amount of, or reduce the rate of, or extend the time of payment of, interest on, or reduce any premium payable upon any redemption of, this bond, or modify the terms of payment of principal or interest, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.
No reference herein to the Indenture or to any indenture supplemental thereto and no provision of this bond or of the Indenture or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.
The bonds of Series B are entitled to the benefit of the Sinking Fund provided therefore in the Indenture.
The bonds of Series B are subject to redemption, in whole or in part, at any time or from time to time, at the option of the Company or pursuant to certain requirements of the Indenture, upon at least thirty (30) days prior notice, all on the conditions and in the manner provided in the Indenture. If redeemed (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of the properties of the Company specified in the next succeeding paragraph hereof, (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies, or (iii) with moneys received by the Trustee through the operation of the Sinking Fund provided in the 'Indenture for bonds of Series B, all as more fully provided in the Indenture, the bonds of Series B are redeemable, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal amount thereof, together with interest accrued to the date fixed for redemption. The bonds of Series B are not redeemable, prior to July 1, 1971, from the proceeds of (i) any sale of capital stock by the Company or (ii) any borrowing; direct or indirect, by the Company at an effective interest rate (giving effect to any premium or discount) of 5 3/8% or less; and after July 1, 1971, the bonds of Series B are redeemable from such proceeds described in clauses (i) and (ii) of this sentence, in like coin or currency, at the redemption price at the time applicable as set forth in Column A of the schedule set forth below, together with interest accrued to the date fixed for redemption. If redeemed otherwise than in accordance with the two next preceding sentences, the bonds of Series B are redeemable, in like coin or currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with interest accrued to the date fixed for redemption.

[Here insert Redemption Table set forth as Exhibit B hereto]

If this bond is called for redemption and payment hereof is duly provided for as specified in the Indenture, interest shall cease to accrue hereon from and after the date fixed for redemption.
In the event that all or substantially all of the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon, or all or substantially all the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon which is used or useful in connection with the business of the Company as a water company or as a water utility, shall be released from the lien of the Indenture under the provisions of Section 6.03 or Section 6.06 thereof, all Bonds then outstanding are to be redeemed in the manner and upon the terms provided in the Indenture.
The principal of this bond may be declared or may become due prior to its maturity date, in the manner and with the effect and subject to the conditions provided in the Indenture, upon the occurrence of an event of default as in the Indenture provided.
This bond is transferable by delivery except while registered as to principal. This bond may be registered as to principal in the name of the holder on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, and such registration shall be noted hereon, after which no transfer hereof shall be valid unless made on said books by the registered owner in person, or by his duly authorized attorney, and similarly noted on this bond; but this bond may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; and this bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability by delivery of the coupons, which shall always be payable to bearer and transferable by delivery.
The holder or registered owner of any coupon bond or bonds of Series B may, at his option, surrender the same at the aforesaid office of the Trustee, with all unmatured coupons attached, in exchange for a registered bond or bonds of Series B without coupons, of authorized denomination or denominations, of a like aggregate principal amount, upon payment of the charges and subject to the terms and conditions specified in the Indenture.
The Company and the Trustee may deem and treat the bearer hereof, or, if this bond be registered as to principal, the person in whose name the same shall at the time be registered on the books of the Company, and may deem and treat. the bearer of any coupon for interest on this bond (whether or not this bond shall be registered as to principal), as the absolute owner of this bond or of such coupon, as the case may be, for the purpose of receiving payment thereof and for all other purposes whatsoever (except as otherwise provided in Article XIV of the Indenture with respect to bondholders' meetings and consents), irrespective of whether or not this bond or such coupon shall be overdue, and the Company and the Trustee shall not be affected by any notice to the contrary.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment. or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements, expressed or implied, contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured.
Neither this bond nor any coupon hereto attached shall be entitled to any benefit under the Indenture or any indenture supplemental thereto, or shall become valid or obligatory for any purpose until Wilmington Trust Company, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ARTESIAN WATER COMPANY has caused
this bond to be signed in its name by its President or a Vice-President and its corporate seal (or a facsimile thereof) to, be hereto affixed and attested by its Secretary or an Assistant Secretary, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto, and this bond to be dated
ARTESIAN WATER COMPANY,

By
President.
Attest

Secretary.
[FORM OF COUPON FOR BONDS OF SERIES B]
No. BM ....          $26.87*
On the 1st day of , 19 , ARTESIAN WATER COMPANY, a Delaware corporation, will pay to bearer, on surrender of this coupon, at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, the amount shown hereon in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, being six months' interest then due on its First Mortgage Bonds, Series B, 5 3/8%, due July 1,1986, No. BM

*Amount to be inserted on coupon representing interest payable on July 1 of each year will be $26.88. Appropriate notation and adjustment will be made on the first coupon if such coupon represents less than a six-month period.
This coupon will not be payable if said bond shall have been called for previous redemption and payment thereof duly provided for.
ARTESIAN WATER COMPANY,

By
Treasurer.
[FORM OF REGISTERED BOND OF SERIES B WITHOUT COUPONS]
No. BR ....          $
ARTESIAN WATER COMPANY
FIRST MORTGAGE. BOND, SERIES B, 5 3/8%
DUE JULY 1, 1986
ARTESIAN WATER COMPANY, a corporation Organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to _________or registered assigns, on the first day of July, 1986, the sum of ___________Dollars in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and to pay in like coin or currency interest thereon to the registered owner hereof, from the date hereof, at the rate of five and three-eighths per cent. (5 3/8%) per annum, semi-annually, on the first day of January and the first day of July in each year, until the Company's obligation with respect to the payment of such principal shall be discharged. Payments of principal, premium (if any) and interest are to be made at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office.
This bond is one of an authorized issue of bonds of the Company known as its First Mortgage Bonds (herein called the "Bonds"), not limited in aggregate principal amount except as provided in the Indenture hereinafter mentioned, all issued and to be issued in one or more series under and equally secured by an Indenture of Mortgage (herein called the "Indenture"), dated as of July 1, 1961, executed by the Company to Wilmington Trust Company (herein called the "Trustee"), as Trustee, to which Indenture and to all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are and are to be issued and secured and the rights of the holders or registered owners thereof and of the Trustee in respect of such security. As provided in the Indenture, said Bonds may be issued in series for various principal sums, may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided or permitted. This bond is one of the bonds described in the Indenture and designated therein as "First Mortgage Bonds, Series B, 5 3/8%" (hereinafter called the "bonds of Series B"). To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the rights of the holders of the Bonds and coupons issued and to be issued thereunder, may be made with the consent of the Company by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds then outstanding under the Indenture and entitled to vote and affected by such modification or alteration, at a meeting of bondholders called and held as provided in the Indenture, and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture and entitled to vote would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds of each series so affected, or in either case by the written consent of the holders of such percentages of Bonds; provided, however, that no such modification or alteration may be made which would extend the maturity of, or reduce the principal amount of, or reduce the rate of, or extend the time of payment of, interest on, or reduce any premium payable upon any redemption of, this bond, or modify the terms of payment of principal or interest, or reduce the percentage required for the taking of any such action, without the express consent of the holder hereof.
No reference herein to the Indenture or to any indenture supplemental thereto and no provision of this bond or of the Indenture or of any indenture supplemental thereto shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this bond at the time and place and at the rate and in the coin or currency herein prescribed.
The bonds of Series B are entitled to the benefit of the Sinking Fund provided therefore in the Indenture.
The bonds of Series B are subject to redemption, in whole or in part, at any time or from time to time, at the option of the Company or pursuant to certain requirements of the Indenture, upon at least thirty (30) days' prior notice, all on the conditions and in the manner provided in the Indenture. If redeemed (i) in connection with the sale to or other acquisition by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies of the properties of the Company specified in the next succeeding paragraph hereof, (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies, or (iii) with moneys received by the Trustee through the operation of the Sinking Fund provided in the Indenture for bonds of Series B, all as more fully provided in the Indenture, the bonds of Series B are redeemable, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal amount thereof, together with interest accrued to the date fixed for redemption. The bonds of Series B are not redeemable, prior to July 1, 1971, from the proceeds of (i) any sale of capital stock by the Company or (ii) any borrowing, direct or indirect, by the Company at an effective interest rate (giving effect to any premium or discount) of 5 3/8% or less; and after July 1, 1971, the bonds of Series B are redeemable from such proceeds described in clauses (i) and (ii) of this sentence, in like coin or currency, at the redemption price at the time applicable as set forth in Column A of the schedule set forth below, together with interest accrued to the date fixed for redemption. If redeemed otherwise than in accordance with the two next preceding sentences, the bonds of Series B are redeemable, in like coin or currency, at the redemption price at the time applicable as set forth in Column B of the following schedule, together with interest accrued to the date fixed for redemption.

[Here insert Redemption Table set forth as Exhibit B hereto.]

If this bond, or any portion hereof, is called for redemption and payment is duly provided for as specified in the Indenture, interest shall cease to accrue hereon or on such portion, as the case may be, from and after the date fixed for redemption.
In the event that all or substantially all the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon, or all or substantially all the property of the Company at the time subject to the lien of the Indenture as a first mortgage lien thereon which is used or useful in connection with the business of the Company as a water company or as a water utility, shall be released from the lien of the Indenture under the provisions of Section 6.03 or Section 6.06 thereof, all Bonds then outstanding are to be redeemed in the manner and upon the terms provided in the Indenture.
The principal of this bond may be declared or may become due prior to its maturity date, in the manner and with the effect and subject to the conditions provided in the Indenture, upon the occurrence of an event of default as in the Indenture provided.
This bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on books of the Company to be kept for that purpose at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, upon surrender hereof at such office for cancellation and upon presentation of a written instrument of transfer duly executed, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered bond or bonds of Series B, in an authorized denomination or denominations, of a like aggregate principal amount; and the registered owner of any registered bond or bonds of Series B may surrender' the same as aforesaid at said office in exchange for a like aggregate principal amount of bonds of like-form, of other authorized denominations, or of coupon bonds of Series B, of the denomination of $1,000 each, or of both such registered bonds and coupon bonds; all upon payment of the charges and subject to the terms and conditions specified in the Indenture.
The Company and the Trustee may deem and treat the person in whose name this bond shall at the time be registered on the books of the Company as the absolute owner hereof for all purposes whatsoever (except as otherwise provided in Article XIV of the Indenture with respect to bondholders' meetings and consents) ; and payment of or on account of the principal of and premium (if any) and interest on this bond shall be made only to or upon the order in writing of such registered owner hereof ; and all such payments shall be valid and effectual to satisfy and discharge the liability upon this bond to the extent of the sum or sums so paid.
No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Bond or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against ..any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise ; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements, expressed or implied, contained in the Indenture or in any indenture supplemental thereto or in any of the Bonds or coupons thereby secured.
This bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, and shall not become valid or obligatory for any purpose until Wilmington Trust Company, as Trustee under the Indenture, or a successor trustee thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ARTESIAN WATER COMPANY has caused this bond to be signed in its name by its President or a Vice-President and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, and this bond to be dated
ARTESIAN WATER COMPANY,
By
President.
Attest:
Secretary.
[FORM OF TRUSTEE'S AUTBENTICATION CERTIFICATE FOR BONDS OF SERIES B]
TRUSTEE'S AUTHENTICATION CERTIFICATE.
This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
as Trustee,
By
Authorized Officer.

;and

WHEREAS, all things necessary to make the Bonds of Series A and the Bonds of Series B, and, subject to the additional action required by this Indenture, the Bonds of all other series, when duly executed by the Company and authenticated and delivered by the Trustee and issued by the Company, the valid, binding and legal obligations of the Company and to make this Indenture a valid, binding and legal instrument for the security of the Bonds and coupons to be issued hereunder, have been done and performed;
Now, THEREFORE, THIS INDENTURE WITNESSETH : That ARTESIAN WATER COMPANY, in consideration of the premises and of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of said Bonds by the holders or registered owners thereof and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order, to secure the payment of the principal of and any premium which may be due and payable on and the interest on all Bonds at any time issued and outstanding hereunder, according to their tenor and effect, and the performance and observance by the Company of all the covenants and conditions herein and therein contained, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, unto the Trustee, party of the second part, and to. its successors in the trust hereby created, and to them and their assigns forever:
All and singular the premises, property, rights and franchises of the Company, whether now or hereafter owned, constructed or acquired, of whatever character and wherever situated, except as hereinafter expressly provided. The said property includes among other things the following, but reference to or enumeration of any particular kinds, classes or items of property shall not be deemed to exclude from the operation and effect of this Indenture any kind, class or item not so referred to or enumerated:

GRANTING CLAUSE I.
REAL ESTATE.
 NEW CASTLE HUNDRED.
All the following described real estate situate in New Castle Hundred, New Castle County and State of Delaware

Parcels 1 and 2.
All those two certain pieces or parcels of land, situate in New Castle Hundred, New Castle County and State of Delaware, situate on the Plan of Llangollen Estates, as said Plan is now of record in the office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Plat Record I Page 54, more particularly bounded and described as follows, to-wit:
No. 1. BEGINNING at a point distant two hundred forty feet South or Southwesterly from the Southwesterly side of Wooddale Avenue, at fifty feet wide, at right angles thereto, and four hundred feet Westerly or Northwesterly from the Westerly side of Gordy Place, at, sixty feet wide, at right angles thereto ; said point of Beginning being in the division line between Lot No. 83 and Lot No. 84, as shown on said Plat; thence South fifty-five degrees, thirty-one minutes East and parallel to Wooddale Avenue, three hundred eighty feet to a point in the Northwesterly side of Gordy Place, as set forth on said Plat, where Gordy Place is one hundred feet wide; thence South thirty-four degrees, twenty-nine minutes West along the Northwesterly side of Gordy Place, one hundred feet to a point in line dividing this land from land now or formerly of Robert Cook; thence thereby North fifty-five degrees, thirty-one minutes West, three hundred eighty feet to a point in line dividing this land from Lot No. 83 on the Northwest and thence thereby North thirty-four degrees, twenty-nine minutes East, one hundred feet to the point and place of BEGINNING.
No. 2. BEGINNING at a point distant two hundred forty feet South or Southwesterly from the Southwesterly side of Wooddale Avenue, at fifty feet wide, at right angles thereto and five hundred feet South-easterly from the Southeasterly side of Gordy Place, at sixty feet wide, at right angles thereto; thence South thirty-four degrees, twenty-nine minutes West, and along line dividing this land from other land of Gordy Construction Company, one hundred feet to a point in line dividing the land herein described from land now or formerly of Robert Cook; thence North fifty-five degrees, thirty-one minutes West and along land now or formerly of Robert Cook, four hundred eighty feet to a point on the Southeasterly side of Gordy Place, at one hundred feet wide, as shown on said Plat; thence along the Southeasterly side of Gordy Place, at one hundred feet wide, North thirty-four degrees, twenty-nine minutes East one hundred feet to a point and thence thereby South fifty-five degrees, thirty-one minutes East four hundred eighty feet to the point and place of BEGINNING.
Subject, however, to the conditions, covenants, easements, restrictions and reservations set forth in the deed from Gordy Construction Company, a corporation of the State of Delaware to David S. Keil, bearing date the 31st day of December, A. D. 1945, and of record in the office of the Recorder of Deeds, in and for New Castle County and State of Delaware, on the 22nd day of January, A. D. 1946.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record A, Vol. 47, Page 494.

Parcel 3.
All that certain piece or parcel of land, situate in New Castle Hundred, New Castle County and State of Delaware, being Lots Nos. 1 to 10, inclusive, Section 12, on a Plan of Lots in Wilmington Manor' as the same is of record in the Office of the Recorder of Deeds, in and for New Castle County, in Deed Record R, Volume 34, Page 601, and now described as Lot No. 27, Section A, Wilmington Manor, on a Plan recorded in Deed Record W, Volume 37, Page 601, more particularly bounded and. described as follows, to wit:

BEGINNING at a point on the Northwesterly side of Delaware Avenue, at sixty feet wide, said point of Beginning being located in the Southwesterly end of a junction curve with radius of twenty feet forming the intersection of the said side of Delaware Avenue with the Southwesterly side of Washington. Avenue, at sixty feet wide, as marked out on said Plan; thence from said point of Beginning, still along Delaware Avenue, in a Southwesterly direction one hundred twenty feet and sixty-six one-hundredths of a foot to a point in the division line between this lot and Lot No. 26; and thence by the same and also along the division line between this lot and Lot No. 28, in a Northwesterly direction, two hundred feet to a point in the Southeasterly side of Pennsylvania Avenue, at sixty feet wide; and thence Northeasterly by the same thirty-two feet and ninety-six one hundredths of a foot to a point in the Southwesterly end of a junction curve with radius of thirty-five feet forming the intersection of the said side of Pennsylvania Avenue with the Southwesterly side of Washington Avenue; and thence by the same on a curve to the right a distance of thirty-nine feet and three one-hundredths of a foot to a point in the aforesaid side of Washington Avenue; and thence Southeasterly by the same one hundred sixty-eight feet and seventy-six one-hundredths of a foot to a point in the Northwesterly end of the first abovementioned junction curve; and thence by the same on a curve to the right a distance of forty feet and fifty-three one hundredths of a foot to the first mentioned point and place of BEGINNING.
Being part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record L, Volume 48, Page 5.

Parcels 4, 5, 6, 7 and 8.
All those five certain lots, pieces or parcels of land, situate in New Castle Hundred, New Castle County and State of Delaware, Lot No. 1 comprising portions of Lots 1, 2 and 3, Section Q on the Plan of Midvale as the same is of record in the Office of the Recorder of Deeds, in and for New Castle County, in Deed Record V, Volume 34 Page  601; Lot No. 2 comprising a portion of Lots Nos. 9 and 10, Section B on said Plan; Lot No. 3 comprising a part of Section Q on said Plan; Lot No. 4 comprising a part of Section 0 on said plan; and Lot No. 5 comprising Lots Nos. 20 and 21, Block Q on said Plan; said parcels being more particularly bounded and described as follows, to wit:
No. 1.BEGINNING at a point on the Northwesterly side of Valley Road, at: fifty feet wide, at the distance of one hundred feet North easterly from the intersection formed by the said, side of Valley Road and the Northeasterly side of Second Avenue; thence North westerly parallel with Second Avenue, seventy-five feet to a point in the division line between Lots Nos. 3 and 4, Section Q; thence North easterly, parallel to Valley Road, along the division line between Lots Nos. 3 and 4, Section Q, ten feet to a point in line of land owned by said Boulevard Water Co.; thence Southeasterly and parallel to Second Avenue, seventy-five feet to a point in the North westerly side of Valley Road; and thence thereby Southwesterly ten feet to the place of BEGINNING.
No. 2 BEGINNING at a point on the Southwesterly side of Second Avenue at the distance of one hundred twenty five feet Northwesterly from the intersection of the same with the Northwesterly side of duPont Boulevard; thence in a Northwesterly direction along said Southwesterly side of Second Avenue six feet six inches to a point; thence Southwesterly, parallel with said side of duPont Boulevard fifty feet to a point; thence Southeasterly, parallel with Second Avenue, six feet, six inches to a point; and thence Northeasterly, parallel with said side of duPont Boulevard, fifty feet to the first mentioned point and place of BEGINNING.
No. 3.  BEGINNING at a point on the Northwesterly side of Valley Road at the distance of one hundred ten feet Northeasterly from the intersection of Valley Road with the Northeasterly side of Second Avenue; thence Northwesterly, parallel with the said side of Second Avenue, four hundred eighty tow feet and sixty seven on hundredths of a foot to a point in the Northwesterly boundary line of Midvale; thence along the Northwesterly boundary line of Midvale, North forty degrees, fifty-five and one-half minutes East thirty feet to a point; thence Southeasterly, parallel with the first mentioned course, four hundred thirty-two feet and sixty-seven one-hundredths of a foot to a point; and thence Southwesterly, parallel with Valley Road, fifteen feet to a point; thence Southeasterly and parallel with the first mentioned course, fifty feet to a point in the aforesaid Northwesterly side of Valley Road; and thence thereby Southwesterly fifteen feet to the first mentioned point and place of BEGINNING.
No. 4. BEGINNING at a point on the Northwesterly side of Valley Road, at the distance of one hundred and twenty-five feet Northeasterly from the intersection of said side of Valley Road with the Northeasterly side of Fourth Avenue; thence Northwesterly and parallel with the said side of Fourth Avenue, four hundred and seventy feet, more or less, to a point in the Northwesterly boundary line of Midvale ; thence along said boundary line of Midvale, North forty-seven degrees, fifty-five and one-half minutes East fifty feet to a point; thence Southeasterly and parallel to the first mentioned course, four hundred and seventy feet, more or less, to a point in the Northwesterly side of Valley Road; and thence thereby Southwesterly, along said side of Valley Road, fifty feet to the place of BEGINNING.
No. 5. BEGINNING at a point located at the distance of one hundred feet Southwesterly from the Southwesterly side of Third Avenue by a line measured at right angles thereto, said point of Beginning being also in the Northwesterly boundary line of Midvale; and thence from said point of Beginning Southeasterly, parallel with Third Avenue, fifty-seven feet and thirteen one-hundredths of a foot to a point in line of Lot No. 22; and thence thereby Southwesterly ten feet to a point; thence Northwesterly, parallel with Third Avenue, fifty-seven feet and forty one-hundredths of a foot to a point in the said Northwesterly boundary line of Midvale; and thence along the same North forty degrees, fifty-five and one-half minutes East ten feet to the place of BEGINNING.
Being part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record L, Volume 48, Page 5.

Parcel 9.
All that certain piece or parcel of land, situate in New Castle Hundred, New Castle County and State of Delaware, being Lots 14, 16, 18, 20, and a portion of 22, Section A, Clearview Manor, more particularly bounded and described as follows, to wit:
BEGINNING at a corner of Lot Number 12 on the Northerly line of Fernwood Avenue, said beginning point being distant South eighty-three degrees, thirty-one minutes East, three hundred fifty two feet. no inches from a concrete monument placed at the intersection of the East line of the public lane and the North line of Fernwood Avenue; thence proceeding from said beginning point North six degrees, twenty-seven minutes East, one hundred ten feet and no inches to a point; thence along the Southerly lines of Lots Numbers 15, 17, 19, 21 and part of 23, South eighty-three degrees, thirty-one minutes East, two hundred fifty-five feet no inches to a point in line of Lot Number 22 and in line of land conveyed by Artesian Water Company to Albert N. White and wife by deed dated November 3, 1953, Deed Record F, Volume 54, Page 20; and thence by said line of land South six degrees, twenty-seven minutes West, one hundred ten feet no inches to a point on the North side of Fernwood Avenue; thence thereby North eighty-three degrees, thirty-one minutes West, two hundred fifty-five feet no inches to the point and place, of BEGINNING.
Subject, however, to the easement granted by Artesian Water Company to the Levy Court of New Castle County February 10, 1955, Deed Record E, Volume 56, Page 138, to maintain a sewer line through a strip of land ten feet in width as shown on the plot and extending through Lot 22; together with the. right granted by Petrillo Bros., Inc. March 17, 1958 to Artesian Water Company, Deed Record R, Volume 61, Page 552, to use a fifteen feet wide right-of-way laid out on Lots 17 and 19, Clearview Manor, Section A.
Being part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record I, Volume 47, Page 392.

Parcel 10.
All those certain lots, pieces or parcels of land, designated in a recent survey by Marvin S. Smith, as Lots Nos. 40, 41 and 42, Section "A ",.Part One, of the real estate development known as Wilmington Manor Gardens, in and for New Castle County, State of Delaware, said lots, pieces or parcels of land being situate in New Castle County and State of Delaware, more particularly bounded and described as follows, to-wit:
BEGINNING at a point in the northerly curve of intersection of the northwesterly side of Fordham Avenue at sixty feet wide, and the northeasterly side of LaSalle Avenue at fifty feet wide, which point is in the division line between Lots 43 and 42, and which point is North 67 degrees 37 minutes 9 seconds East 14.26 feet from a monument set in the northwesterly side of Fordham Avenue at the point of curve of the intersection of Fordham Avenue and LaSalle Avenue ; thence beginning first North 16 degrees 04 minutes 58 seconds West 114.32 feet along a division line between Lots 43 and 42 to a point; thence North 61 degrees 19 minutes 15 second East 84.16 feet along the northwesterly side of Lot 42 to a point; thence South 48 degrees 21 minutes 25 seconds East 214.40 feet along the northerly side of lots 42,41 & 40 to a point in the division line between lots 40 and 39; thence southwesterly along said division line South 41 degrees 38 minutes 35 seconds West 110.00 feet to a point in the northeasterly side of LaSalle Avenue; thence along the northeasterly side of LaSalle Avenue North 48 degrees 21 minutes 25 seconds West 91.13 feet to a monument set at the point of tangency of the aforesaid curve of intersection of Fordham Avenue and LaSalle Avenue; thence Westerly along the curve of intersection radius 65 feet to the left an arc distance of 65.49 feet to the point of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record N, Volume 48, Page 71.

Parcels 11 and 12.
All those certain lots, pieces or parcels of land, situate in New Castle Hundred, New Castle County, State of Delaware, being adjacent to Wilmington Manor Gardens, more particularly bounded and described as follows, to-wit:
No. 1. BEGINNING at a point in the rear line for Lot No. 40, Block 1, Section A, on the plan of Wilmington Manor Gardens (as said plan is of record in Plat Record No. 1, Page 98), said point of beginning being a corner for line of lands marked Public Park and Playground on said Plan and a corner for lands of Guiseppe Maccari, and being distant south forty-eight degrees twenty-one minutes twenty-five seconds east along the rear lines for Lots Nos. 40, 41 and 42, Block 1, Section A, one hundred ninety-four and forty-five hundredths feet from a northerly corner for said Lot No. 42; thence south forty-eight degrees twenty-one minutes twenty-five seconds east along the rear lines for Lots Nos. 40, 39, 38, 37, 36, 35, 34 and 33, Block 1, Section A, four hundred fifty and two one-hundredths feet to a point; said point being a corner for Lots Nos. 32 and 33, Block 1, Section A; thence through the lands of Guiseppe Maccari the following two courses and distances: (1) north forty-one degrees thirty-eight minutes thirty-five seconds east at right angles to the first mentioned line, one hundred feet to a point, and (2) north forty-eight degrees twenty-one minutes twenty-five seconds west parallel to the first mentioned line, four hundred fifty-eight and seventy-seven hundredths feet to a point in said line for lands of Public Park and Playground; thence south thirty-six degrees thirty-eight minutes thirty-five seconds west, along said line for lands of Public Park and Playground, one hundred and thirty-eight hundredths feet to a point in the rear line for lot No. 40, Block 1, Section A, being the point and place of BEGINNING.
No. 2. BEGINNING at a point a rear corner for Lots Nos. 24 and 25, Block 1, Section A, on the Plan of Wilmington Manor Gardens (as said plan is 'of record in Plat Record No. 1, Page 98) ; thence from the point of beginning south forty-eight degrees twenty-one minutes twenty-five seconds east along an extension of the rear line for Lots Nos. 15 to 24 inclusive, Block 1, Section A, six hundred thirty-five feet, more or less, to a point in a line for lands now or formerly of Charles I. duPont heirs; thence northeasterly along said line for lands now or formerly of Charles I. duPont heirs, one hundred forty feet, more or less, to a point; thence north forty-eight degrees twenty-one minutes twenty-five seconds west parallel thereto and one hundred forty feet distant there from the first mentioned line, five hundred twenty feet, more or less, to a point in the rear line extended for Lots Nos. 25 and 26, Block 1, Section A; thence south eighty-four degrees twenty-six minutes fifty-eight seconds west along the rear line for Lots Nos. 25 and 26, Block 1, Section A, and along the extension thereof, one hundred ninety and eighty-two hundredths feet to said corner for Lots Nos. 24 and 25, Block 1, Section A, being the point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware, in Deed Record H, Volume 49, Page 244.

Parcel 13.
All that certain lot, piece or parcel of land known as Lot No. 15 on the plan of Pleasantville and situate in New Castle Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to-wit:
BEGINNING at a point in the westerly boundary line of Pleasantville at a point in common with Lots 13 and 15 on said plan, said point being located North one degree twenty minutes east eight. hundred feet from the point formed by the intersection of the said westerly boundary line of Pleasantville with the northerly boundary line of the Hare's Corner Road ; and thence by the westerly boundary line of Lot No. 15 North one degree twenty minutes East one hundred fifteen and three-tenths feet to a point; and thence southeasterly ninety-two and thirty-two one hundredths feet to a point in the westerly side of Roosevelt Street at forty feet wide as shown on said plan; and thence by said side of Roosevelt Street, southerly and parallel with the first described line twenty-two and ninety-five one-hundredths feet to a point in the turn-around circle at the northerly extremity of Roosevelt Street; and thence by the arc of a circle with a radius of forty feet counter-clockwise forty-five feet more or less to a point in common with Lots 13 and 15; and thence by the division line between Lots 13 and 15 north eighty-eight degrees forty minutes West sixty-one and seventy-eight one-hundredths feet to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County, Delaware, in Deed Record E, Volume 50, Page 101.

Parcel 14.
All that certain lot, piece or parcel of land situate in New Castle Hundred, New. Castle County and State of Delaware, being Lot No. 14 Section E on the plan of Midvale Addition, more particularly bounded and described in accordance with a survey of H. A. Phelps, Registered Land Surveyor, February 23,1951, as follows, to-wit:
BEGINNING at a point in the easterly line of land of Milton A. Prang dividing the Prang land from land of Walter Sheldon, said point being North 30 degrees 11 minutes 03 seconds West one hundred ninety-nine (199) feet from a concrete corner stone marking the common corner for the two above properties; thence running South 61 degrees 18 minutes 13 seconds West one hundred twenty-five (125) feet to a point in the easterly side of a proposed 50 foot wide road and with the same at right angles to the last line North 28 degrees 41 minutes.47 seconds West seventy-seven (77) feet to a point; thence at right angles North 61 degrees 18 minutes 13 seconds East one hundred twenty-seven (127) feet to a point in the line dividing land of Milton A. Prang from Walter Sheldon, and with the same South 30 degrees 11 minutes 03 seconds East seventy-seven and three hundredths (77.03) feet to the place of beginning and containing ninety-seven hundred four (9704) square feet of land, be the same more or less.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware, in Deed Record X, Volume 51, Page 581.

Parcel 15.
All that certain lot, piece or parcel of land situate in New Castle Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to-wit
BEGINNING at a point in line of land of the said parties of the first part where the same is intersected by the southwesterly side of Wardor Avenue (at 50 feet wide) as marked out on the Plan 'of the property known as Castle Hills, a plot of which now remains of record in the Office of the Recorder of Deeds, at Wilmington, in and for New Castle County, Delaware, in Plat Book 3, Page 7, said point being located along said side of Wardor Avenue South 55 degrees 11 minutes 30 seconds East 90 feet from a point in the easterly end of a junction curve with radius of 20 feet forming the intersection of the said southwesterly side of Wardor Avenue with the northeasterly side of Roxetor Road (at 50 feet wide) as marked out on the aforesaid Plan of Castle Hills, said point being also in the northeasterly boundary line of Lot No. 1, Section E, Castle Hills ; thence on a line being an extension of the aforesaid southwesterly side of Wardor Avenue South 55 degrees 11 minutes 30 seconds East 100 feet to a point; thence South 34 degrees 48 minutes 30 seconds West 60 feet to a point; and thence North. 55 degrees 11 minutes 30 seconds West 100 feet to a point in the aforesaid boundary line of Lot No. 1, Section E; and thence by the same North 34 degrees 48 minutes 30 seconds East 60 feet to the first mentioned point and place of BEGINNING.
Subject, however, to the conditions, covenants, easements, restrictions and reservations set forth in the Deed conveying the same to Artesian Water Company recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record K, Volume 54, Page 353.
Being the same lands conveyed to Artesian Water Company by Deed recorded as aforesaid in Deed Record K, Volume 54, Page 353.

Parcel 16.
All that certain lot, piece or parcel of land situate in New Castle Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to wit:
BEGINNING at a point in line of lands of the parties of the first part on the Northwesterly side of a proposed street being the proposed extension of Adair Avenue, said point of Beginning being located by the following two courses and distances measured from a point " in the Southeasterly end of a junction curve with radius of twenty feet forming the intersection of the Northeasterly side of Wardor Avenue with the Southeasterly side of Roxetor Road as shown on the Plan of Castle Hills (1) along the Northeasterly side of Wardor Avenue and also along the extension of said side of said avenue South fifty-five degrees, eleven minutes thirty seconds East one hundred ninety feet to a point in the Northwesterly side of said proposed street; (2) Thence by said side of said proposed street North thirty-four degrees forty-eight minutes thirty seconds East two hundred sixty-five feet to a point, the place of BEGINNING. Thence from said place of Beginning North fifty-five degrees eleven minutes thirty seconds West sixty-five feet to a point, and thence South thirty-four degrees forty-eight minutes thirty seconds West twenty-five feet to a point, thence North fifty-five degrees eleven minutes thirty seconds West thirty-five feet to a point, and thence North thirty-four degrees forty-eight minutes thirty seconds East thirty-five feet to a point, and thence South fifty-five degrees eleven minutes thirty seconds East one hundred feet to a point in the aforesaid Northwesterly side of said proposed street, and thence by the same South thirty-four degrees forty-eight minutes thirty seconds West ten feet to the first-mentioned point and place of BEGINNING.

Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware, in Deed Record R, Volume 61, Page 116.

Parcel 17.
All that certain lot, piece or parcel of ground situate in New Castle Hundred, New Castle County and State of Delaware, with the wells, pump house and water facilities situate thereon, being a portion of the property designated as property of COLLINS PARK WATER COMPANY On. the Plan of COLLINS PARK, as said Plan is of record in the Office for the Recording of Deeds, in and for the County and State aforesaid, in Plat Record 1, Page 60, and being more particularly bounded and described as follows, to wit
BEGINNING at a point on the Southeasterly side of Killoran Drive, at thirty feet wide, as said Drive is laid out on said Plan, said point of Beginning being located along the said Southeasterly side of Killoran Drive from the point of tangency of a twenty-five feet radius intersection curve, said intersection curve being also tangent to the Southwesterly side of Cherry Lane at fifty-five feet wide as laid out on said Plan by the following two courses : (1) South twenty-three degrees, twenty-six minutes. West one hundred thirty-four feet and ninety-six one-hundredths of a foot to a point; (2) South twenty-three degrees, forty-three minutes West Seventy-eight feet and ninety-five one-hundredths of a foot to the point of Beginning; thence from said point of Beginning and along the Northerly side of a ten feet. wide water cartway as shown on said Plan South sixty-six degrees, seventeen minutes East one hundred feet to a point;. said point being in the center line of a five feet wide utility reservation as shown on said Plan; thence along the center line of said five. feet wide utility reservation, the following five courses (1) North twenty-three degrees, forty-three minutes East along the rear of Lot No. 4, Section A, fifty feet to a point; (2) thence North seventy-four degrees, ten minutes, thirty seconds ' East along the rear of Lots Nos. 3 and 64, Section A, ninety feet and sixty-one one hundredths of a foot to a point; (3) thence South fifty-four degrees, forty-two minutes, fifty-three seconds East along the rear of Lots Nos. 63, 62 and 61, Section A, one hundred fifty feet to a point; (4) thence South thirty degrees, six minutes, forty-three seconds East along the rear of Lots Nos. 60 and 59, Section A, one hundred nine feet and ninety-eight one-hundredths of a foot to a point; (5) thence South seventy-five degrees, thirty-nine minutes, forty-eight seconds West two hundred sixty-one feet and eighty-seven one-hundredths of a foot to a point in line of land heretofore conveyed to Walter Bilicke; thence along line of land of Walter Bilicke the following two courses and distances : (1) North twenty-three degrees, forty-three minutes East eighty-eight feet and seventy-two one-hundredths of a foot to a point; and (2) thence North sixty-six degrees, seventeen minutes West ninety-nine feet and forty-one one-hundredths of a foot to a point in the division line between Lots Nos. 5 and 6, Section A; thence North twenty-three degrees, forty-three minutes East along the rear line of Lot No. 5, Section A, being along the center line of a five feet wide utilities reservation fifty feet to the Southerly side of the aforesaid ten feet wide cartway; thence thereby North sixty-six degrees, seventeen minutes West one hundred feet to a point in the said Southeasterly side of Killoran Drive; thence thereby North twenty-three degrees, forty-three minutes East ten feet to the point and place of BEGINNING.
Subject, however, to the conditions, covenants, easements, restrictions and reservations set forth in the Deed conveying the same to Artesian Water Company recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record 0, Volume 61, Page 560.
Being the same lands conveyed to Artesian Water Company by Deed recorded as aforesaid in Deed Record 0, Volume 61, Page 560.

Parcel 18.
All that certain lot, piece or parcel of land, situate in New Castle Hundred, New Castle County and State of Delaware, and located along the Northwesterly right-of-way line of the Delaware Railroad Company, being more particularly bounded and described according to a recent survey by Phillips and Dickinson, Civil Engineers and Surveyors of Wilmington, Delaware, as follows, to wit
BEGINNING at a point on the Northwesterly right-of-way line of the Delaware Railroad Company, at ninety feet wide in this section, said point being located by the following two courses and distances measured along the said Northwesterly right-of-way line of the Delaware Railroad Company from a corner for lands of Elizabeth M. Carter, said corner being distant thirty-eight feet and three-tenths of a foot Northwesterly from and at right angles to said right-of way line: (1) South fifty-five degrees, thirty-five minutes, fifty-three seconds West three hundred two feet and forty-five one-hundredths of a foot to a point of curvature of a curve to the left with radius of ten thousand seven hundred ninety-four feet; and (2) thence Southwesterly along said curve to the left, an arc distance of five hundred ninety-one feet and ninety-two one-hundredths of a foot to a point, said point being distant by chord South fifty-two degrees, seven minutes, eleven seconds West five hundred ninety-one feet and eight hundred thirty-eight one-thousandths of a foot from the last mentioned point; thence from the point of Beginning North eighteen degrees, twenty minutes, forty-six seconds West seventy-five feet to a point, said point being in the Southerly end of a portion of a fifty feet wide right-of-way, said fifty feet wide right-of-way extending Northerly from .the property herein described and connecting with several other fifty feet wide rights-of-way, as recited in Deed from Lonzy W. Seymour, Sr. and Anna H. Seymour, his wife, to Oscar Lane and Cloe Lane, his wife, dated January 12, 1953, said rights-of-way extending to the New Castle and Frenchtown Turnpike (U. S. Route 40) (said first mentioned portion of the fifty feet wide right of-way being more particularly hereinafter described) ; thence through lands of Oscar Lane and wife the following two courses and distances: (1) South seventy-one degrees, thirty-nine minutes, fourteen seconds West crossing the said Southerly side of said fifty feet wide right-of-way eighty-two feet and forty one-hundredths of a foot to a point; and (2) thence South eighteen degrees, twenty minutes, forty-six seconds East one hundred seven feet and sixteen one-hundredths of a foot to a point in the said Northwesterly right-of-way line of the Delaware Railroad Company; thence Northeasterly along said Northwesterly right-of-way line of the Delaware Railroad Company and along a curve to the right with radius of ten thousand seven hundred ninety-four feet, an arc distance of eighty-eight feet and forty-four one-hundredths of a foot to the point and place of BEGINNING. Said point being distant by chord North fifty degrees, eighteen minutes, fifty seconds East eighty-eight feet and forty-four one-hundredths of a foot from the last mentioned point. Said parcel containing 7,500 square feet of land be the same more or less.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware, in Deed Record E, Volume 67, Page 499.

Parcel 19.
All that certain lot, piece or parcel of land constituting a portion of Lot No. 3, Block 3, Section A, Part 2, Wilmington Manor Gardens, situate in New Castle Hundred, New Castle County and State of Delaware and more particularly bounded and described as follows, to wit
BEGINNING at a point on the lot line between Lot No. 2 and Lot No. 3, Block 3, Section A, Wilmington Manor Gardens, said point being fifty-five feet from the thirty foot setback dedication line parallel to Basin Road as shown on Sheet 2 of a plat by Marvin S. Smith, Civil Engineer and Land Surveyor, dated May 1, 1948, Final Plat No. 16 of Block 0-3, Section A, Part 2, Wilmington Manor Gardens, New Castle Hundred, New Castle County, Delaware; thence North twenty-eight degrees, forty minutes, forty-five seconds West forty feet to a point; thence North sixty-one degrees, nineteen minutes, fifteen seconds East forty feet to a point; thence South twenty-eight degrees, forty minutes, forty-five seconds East forty feet to a point; thence South sixty-one degrees, nineteen minutes, fifteen seconds West forty feet to the point and place of BEGINNING; all bearings referred to the true meridian; the lot containing sixteen hundred (1600) square feet, more or less.

Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware, in Deed Record X, Volume 57, Page 45.

Parcel 20.
All that certain lot, piece or parcel of land situate in New Castle Hundred, New, Castle County and State of Delaware, being a portion of the development known as GLENDALE, and being more particularly bounded and described in accordance with a survey of Howard L. Robertson, Civil Engineer, dated July 1953, revised as of March 22, 1954, as follows, to wit:
BEGINNING at an iron pin in line of land now or formerly of S. B. Hay, et al., in the tract of land known as GLENDALE, said iron pin being located North 3 degrees, 24 minutes, 43 seconds West 578.90 feet from an iron pin set at a point in the Southwest corner of the Glendale tract, at its intersection with the right-of-way line of the Delaware Railroad Company and the easterly boundary line of lands now or formerly of S. B. Hay, et al.; thence along said line of land now or formerly of S. B. Hay, et al., North 5 degrees, 7 minutes 50 seconds West 242.98 feet to a point; thence North 84 degrees, 52 minutes 10 seconds East 50 feet to a point; thence South 5 degrees, 7 minutes 50 seconds East 141.73 feet to a point; thence North 84 degrees 52 minutes 10 seconds East 30 feet to a point; thence South 5 degrees, 7 minutes 50 seconds East 80 feet to a point; thence South 84 degrees 52 minutes 10 seconds West 30 feet to a point; thence South 5 degrees 7 minutes 50 seconds East 22 feet to a point; thence South 3 degrees 24 minutes 43 seconds East 144.42 feet to a point; thence South 86 degrees 35 minutes 17 seconds West 50 feet to a point in line of land now or formerly of S. B. Hay, et al.; thence by the same North 3 degrees 24 minutes 43 seconds West .143.67 feet to the first-mentioned Place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in Deed Record Z, Volume 57, Page.298.

CHRISTIANA HUNDRED

All the following described real estate situate in Christiana Hundred, New Castle County and State of Delaware:

Parcel 1.
All that' certain lot, piece or parcel of land situate in Christiana Hundred, New Castle. County and State of Delaware, more particularly bounded and described as follows, to-wit:
BEGINNING at the point formed by the intersection of the Southwesterly side of the Newport and Gap Turnpike with the Northwesterly side of Washington Avenue, as shown on the plan of West view, the Southeasterly side of Washington Avenue being located along the Southwesterly side of the Newport and Gap Turnpike at the distance of One Hundred Forty-three feet Northwesterly from the. boundary line of the Town of Newport; thence from said point of Beginning along the said Northwesterly side of Washington Avenue Two Hundred and Forty feet to a point in a proposed street; and thence by said proposed street Northwesterly and parallel with the Newport and Gap Turnpike Two Hundred feet to a point; and thence Northeasterly and parallel with the first described line Two Hundred and Forty feet to a point in the aforesaid Southwesterly side of the Newport and Gap Turnpike; and thence by the same Southeasterly Two Hundred feet to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware, in Deed Record M, Volume 47, Page 207.

Parcels 2, 3, 4, 5 and 6.
All those five certain pieces or parcels of land, situate at Westview, Christiana Hundred, New Castle County and State of Delaware, said parcels being more particularly bounded and described as follows, to wit:
No. 1. BEGINNING at a point formed by the intersection of the Southeasterly side of Cleveland Avenue Extended, with the Northerly boundary line of Tuxedo Park; and thence from said point of Beginning South forty-nine degrees, thirty-one minutes, fifty seconds West one hundred forty-two feet to a point in the Northeasterly side of Maryland Avenue, as laid out in Tuxedo Park; and thence along the said Northeasterly side of Maryland Avenue South forty degrees, twenty-eight minutes, ten seconds East sixty feet to a point;' and thence North forty-nine degrees, thirty-one minutes, fifty seconds East one hundred forty-two feet and forty-one one-hundredths of a foot to a point in the Southwesterly right-of-way line of a right-of-way identified as Right-Of-Way No. 5 on the Plot attached in the Deed from Westview, Inc. to Taylor Improvement Co. dated the Twenty-fourth day of July, A. D. 1950 and recorded in Deed Record L, Volume 50, Page 17; and thence by said right-of-way North forty degrees, twenty-eight minutes, ten seconds West sixty feet to the first mentioned point and place. of BEGINNING.
No. 2. BEGINNING at a point in the Northwesterly side of Washington Avenue as shown on the aforementioned plot, said point being located South fifty-two degrees, fifty-six minutes, thirty seconds West twelve hundred seventeen feet and five one-hundredths of a foot from the intersection of the said side of. Washington Avenue with the Southwesterly side of the Newport and Gap Turnpike; and thence along the line of land of Taylor Improvement Co., a corporation of the State of Delaware, which line of land constitutes the Northwesterly boundary of the development known as Westview, a plot of the same now being of record in the Office of the Recorder of Deeds, at Wilmington, in and for New Castle County in Plat Book 2, Page 61; and thence by said line of land North thirty-seven degrees, twenty-seven minutes, twenty-three seconds West four hundred feet and one one-hundredth of a foot to a point; and thence North fifty-two degrees, fifty-six minutes, thirty seconds East one hundred two feet and seventy-nine one-hundredths of a foot to a point in the Southwesterly side of a proposed fifty feet wide street, which street is now laid out at that width on the Plan of Westview, and known as Glover Road; thence along said Southwesterly side of Glover Road, North thirty-seven degrees, three minutes, thirty seconds West fifty feet to a point; and thence South fifty-two degrees, fifty-six minutes, thirty seconds West one hundred three feet and fourteen one-hundredths of a foot to a point; and thence North thirty-seven degrees, twenty-seven minutes, twenty-three seconds West three hundred eighty feet and ninety-two one-hundredths of a foot to a point in the Southeasterly side of the proposed extension of Cleveland Avenue, at fifty feet wide, said Cleveland Avenue now being laid out at that width on the Plan of Westview as aforesaid, said point being also the point of curvature of a curve to the left having a radius of fifty feet; thence along said curve to the left an arc distance of thirty-one feet and seventy-seven one-hundredths of a foot to a point of tangency, said point being distant by a chord South sixty-eight degrees, eighteen minutes West thirty-one feet and twenty-one one-hundredths of a foot from the last mentioned point; and thence along the said side of Cleveland Avenue extended, South forty-nine degrees, thirty-one minutes, fifty seconds West eight feet and fifty-six one-hundredths of a foot to the Northeasterly boundary line of Tuxedo Park; and thence by the same South forty degrees, twenty-eight minutes, ten seconds East sixty feet to a point; thence along the Northeasterly boundary line of Tuxedo Park, South twenty-eight degrees, twenty-seven minutes East twenty-nine feet and four one-hundredths of a foot to a point; and thence still along the Northeasterly boundary line of Tuxedo Park, South thirty-nine degrees, two minutes East seven hundred forty-one feet, more or less, to a point in the aforesaid Northwesterly side of Washington Avenue Extended; and hence by the same North fifty-two degrees, fifty-six minutes, thirty seconds East twenty feet, more or less, .to the first mentioned point and place of BEGINNING.
No. 3. BEGINNING at a point in the Southwesterly side of Newport Gap Turnpike, at sixty feet wide, said point of Beginning being a corner of land of Taylor Improvement Co., and known as Westview, and being distant North thirty-seven degrees, three minutes, thirty seconds West six hundred forty-two feet and sixty-four one hundredths of a foot from the intersection of the said Southwesterly side of the Newport and Gap Turnpike with the town line of Newport, Delaware; thence from said point of Beginning and along line of land of Taylor Improvement Co. the four following courses and distances: (1) South fifty-two degrees, fifty-six minutes, thirty seconds West one hundred seven feet and five one-hundredths of a foot to a point; (2) South thirty-seven degrees, three minutes, thirty seconds East one hundred feet to a point; and (3) South fifty-two degrees, fifty-six minutes, thirty seconds West three hundred sixty feet to a point; and (4) South thirty-seven degrees, three minutes, thirty seconds East three hundred fifty feet to a point in the Northwesterly side of Washington Avenue, at fifty feet wide; and thence along said Northwesterly side of Washington Avenue North fifty-two degrees, fifty-six minutes, thirty seconds East two hundred twenty-seven feet and five one-hundredths of a foot to a point in line of land of Artesian Water Company; and thence by the same North thirty-seven degrees, three minutes, thirty seconds West two hundred feet to a point; and thence still along line of land of Artesian Water Company, North fifty-two degrees, fifty-six minutes, thirty seconds East two hundred forty feet to a point in the aforesaid Southwesterly side of Newport and Gap Turnpike ; and thence along said side of said Newport and Gap Turnpike, North thirty-seven degrees, three minutes, thirty seconds West two hundred fifty feet to the first mentioned point and place of BEGINNING.
No. 4. BEGINNING at a point formed by the intersection of the Northeasterly side of Maryland Avenue as shown on the Plan of Tuxedo Park with the Easterly boundary line of Lot 1, Section 11, Tuxedo Park; thence along said line of Lot 1, Section 11 in a Northeasterly direction one hundred feet, more or less, to a point in line of land heretofore conveyed to Ellis D. Taylor, Inc. (Deed Record S, Volume 58, Page 16) thence by said line of land South twenty-nine degrees, forty-seven minutes East sixty-seven feet, more or less, to a point in other line of land of Ellis D. Taylor, Inc. (Deed Record X,Volume 54, Page 328) ; and thence thereby South sixty-three degrees, eleven minutes West one hundred feet, more or less, to a point in the aforesaid Northeasterly side of Maryland Avenue Extended; and thence Northwesterly by the same fifty-four feet and three-tenths of a foot to the first mentioned point and place of BEGINNING.
No. 5. BEGINNING at a point formed by the intersection of the Southwesterly side of Stonehurst Drive Extended (Stonehurst Drive being shown on the Plan of Stonehurst) with the Southeasterly side of Washington Avenue ; thence by said side of Washington Avenue South fifty-two degrees, fifty-six minutes, thirty seconds West fifty feet to a point; thence Southeasterly and parallel with Stonehurst Drive thirty-seven feet and eighty-five one-hundredths of a foot to a point; thence North fifty-six degrees, fifteen minutes East fifty feet to a point in the aforesaid Southwesterly side of Stonehurst Drive; and thence by the same Northwesterly thirty-seven feet and eighty-five one-hundredths of a foot, more or less, to the first mentioned point and place of BEGINNING.
Subject, however, to the terms of a ninety-nine year lease between Artesian Water Company and Ellis D. Taylor, dated March 26, 1953 and recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record P, Volume 53, Page 46.
Being a part of the same lands. conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record W, Volume 51, Page 183.

Parcel 7.
All that certain lot, piece or parcel of land, situate in Christiana Hundred, New Castle County and State of Delaware, being Lot No. 12 in Section H on the Plan of Westview as the same now remains of record in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Plat Book Vol. 2, Page 61, more particularly bounded and described as follows, to wit:
BEGINNING at a point on the Northwesterly side of Denver Road, at fifty feet wide, as marked out on said Plan, the point formed by the intersection of the Southwesterly end of a junction curve forming the intersection of the said Northwesterly side of Denver Road with the Southwesterly side of Farwell Road, at fifty feet wide, as marked out on said Plan; thence from said point of Beginning by the said Northwesterly side of Denver Road, South fifty-two degrees, fifty-six minutes, thirty seconds West eighty feet to a point in the Northeasterly side of the new ten feet wide right-of-way to be conveyed to the party of the first part by the party of the second part; and thence by said side of said right-of-way North thirty-seven degrees, three minutes, thirty seconds West eighty-five feet to a point in the Southeasterly boundary line of Lot No. 11; and thence by the same North fifty-two degrees, fifty-six minutes, thirty seconds East one hundred feet to a point in the aforesaid Southwesterly side of Farwell Road; and thence by the same South thirty-seven degrees, three minutes, thirty seconds East sixty-five feet to a point in the Northeasterly end of the aforementioned junction curve; and thence by the same in a clockwise direction thirty-one feet and forty-two one-hundredths of a foot to the first mentioned point and place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record V, Volume 51, Page 559.

Parcels - 8 and 9.
All those two certain pieces or parcels of land, situate near Westview in Christiana Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to wit:
No. 1. BEGINNING at a point in line of land now or formerly of Charles W. Maclary, said point of Beginning being located North forty degrees, three minutes, twenty seconds West one hundred ninety feet from a point in the Northwesterly side of Cleveland Avenue; thence from said point of Beginning still along line of land of Maclary, North forty degrees, seven minutes, thirty seconds West nine hundred ten feet, more or less, to a point in line of land of Tuxedo Park; and thence by the same North fifty degrees, ten minutes East ten hundred ninety-seven feet and eighty-three one-hundredths of a foot to a point in Cedar Heights Addition; and thence by said line of land South forty degrees, eighteen minutes East two hundred seventy-seven feet and forty one-hundredths of a foot, more or less, to a point in line of land conveyed to Ellis D. Taylor, and thence the six following courses and distances: (1) North seventy-two degrees, five seconds West two hundred forty feet and eighty-one one-hundredths of a foot; and (2) South fifty degrees, one minute West one hundred ninety-six feet and eighteen one-hundredths of a foot to a point; and thence (3) South ten degrees, fifty-one minutes, fifty seconds West four hundred sixteen feet and twenty-eight one-hundredths of a foot; and (4) South seven degrees, fifty-two minutes, ten seconds East ninety feet and sixty-six one-hundredths of a foot to a point; and (5) North seventy-one degrees, forty-seven minutes, fifty seconds East one hundred two feet and seventy-one one-hundredths of a foot to a point of curve with radius of one hundred fifty feet; and thence by a curve to the left a distance of sixty-two feet and eighty-seven one-hundredths of a foot; and (6) South ten degrees, fifty-one minutes, fifty seconds West six hundred twenty-nine feet and forty-five one-hundredths of a foot to the first mentioned point and place of BEGINNING.
No. 2. BEGINNING at a point on the Northwesterly side of Cleveland Avenue, at fifty feet wide, at a corner for land known as Westview, as recorded in the Office for the Recording of Deeds for New Castle County, In Plat. Book II, Page 61, said point of Beginning being distant the three following courses and distances which are measured along the Northwesterly side of Cleveland Avenue from the Southwesterly end of a junction curve with radius of twenty feet joining the said Northwesterly side of Cleveland Avenue with the Southwesterly side of Atkinson Road, at fifty feet wide: (1). South eighty-six degrees, six minutes, twenty-six seconds West forty-one feet and twenty-one one-hundredths of a foot to a point of curvature; (2) Southwesterly by a curve to the left with radius of one hundred one feet and seventeen one-hundredths of a foot, an arc distance of sixty-four feet and fifty-nine one-hundredths of a foot to a point of tangency of said curve, and (3) Southerly forty-nine degrees, thirty-one minutes, fifty seconds West seven feet and ninety-two one hundredths of a foot to the point of Beginning; thence from said point of Beginning along the said Northwesterly side of Cleveland Avenue, South forty-nine degrees, thirty-one minutes, fifty seconds West forty-eight feet to a point; thence North forty degrees, twenty-eight minutes, ten seconds West one hundred sixteen feet and eighty-seven one-hundredths of a foot to a point; thence North sixty-nine degrees, ten minutes East fifty feet and twenty-three one-hundredths of a foot to a point in the Southwesterly boundary line of said Westview; thence thereby South forty degrees, fifty-two minutes, ten seconds East one hundred feet to said Northwesterly side of Cleveland Avenue and to the point and place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company, by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record U, Volume 34, Page 319.

Parcel 10.
All that certain lot, piece or parcel of land situate in Christiana Hundred, New Castle County and State of Delaware, adjoining the Development known as "Westview" Section 2, as prepared by VandeMark & Lynch, Civil Engineers and Surveyors, dated December 22, 1955, more particularly bounded and described as follows, to-wit
BEGINNING at a point in the boundary line of Westview, Section 2, said point being at the intersection of the rear line of Lot No. 24, with the southwesterly side of Maryland Avenue at Tuxedo Park extended; thence along the rear line of Lots Nos. 24 and 25, and partly along the rear line of Lot No. 26, North 52 degrees, 11 minutes 45 seconds East, one hundred and forty-five (145) feet more or less to a point in line of land conveyed by Artesian Water Company to Ellis D. Taylor, Inc. ; thence along said line North 29 degrees, 47 minutes West, forty-five (45) feet more or less to a point in the boundary line between Deed Record W-51-183 and Deed Record X, Volume 54, Page 328, said last described line being parallel to and distant sixty-five (65) feet from the rear line of Lot No. 1 and 28, Section 2, Westview ; thence along the division line between the two deeds above mentioned about South 63 degrees, 11 minutes West and along the Southeasterly end of Maryland Avenue one hundred fifty (150) feet more. or less to a point in the Southwesterly side of Maryland Avenue, Tuxedo Park, and thence along the Southwesterly side of Maryland Avenue extended South 32 degrees 34 minutes 09 seconds East seventy-five (75) feet more or less to the place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed record in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record S, Volume 58, Page 14.

Parcel 11.
All that certain lot of ground situate in Christiana Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to-wit:
BEGINNING at a point a corner of other lands of Paul C. Hessler and in line of lands of the Estate of Newton J. Derickson, said BEGINNING point being distant along line of lands of said Estate of Newton J. Derickson North 4 degrees 20 minutes West 135.0 feet from a point on a line established as the future lot line for all lots on the property of the Estate of Newton J. Derickson, deceased, facing the New Road to Price's Corner, (said established lot line being parallel with the centre line of the said New Road to Price's Corner and distant 29 feet northerly and at right angles therefrom,) said point on the line established as the future lot line being respectively North 80 degrees 11 minutes East, 507.1 feet and North 85 degrees 40 minutes East 117.9 feet distant along the said line established as the lot lines for all lots of the Oak Grove Syndicate, and for all future lots of the property of the estate of Newton J. Derickson, deceased, from the centre stone set at the intersection of the above mentioned established lot lines for lots of the Oak Grove Syndicate with the centre line of Chestnut Street; thence from said BEGINNING point parallel with the before described established lot line and along line of other lands of said Paul C. Hessler North 85 degrees 40 minutes East 65.0 feet to a corner; thence still along line of other lands of Paul C. Hessler and at right angles to said established lot " line North 4 degrees 20 minutes West 65.0 feet to line of lands of the Estate of Newton J. Derickson; thence along line of lands of the said Estate of Newton J. Derickson and parallel with the before mentioned established lot line South 85 degrees 40 minutes West 65.0 feet; thence still along line of lands of the Estate of Newton J. Derickson and at right angles to said established lot line South 4 degrees 20 minutes East 65.0 feet to the place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record D, Volume 39, page 155.

Parcel 12.
All that certain piece or parcel of land, situate in Christiana Hundred, New Castle County and State of Delaware, being parts of Lots Nos. 27 and 28, as shown on the Plan of Newport Heights as the same is of record in the Office of the Recorder of Deeds, in and for New Castle County, in Deed Record S, Volume 20, Page 601, more particularly bounded and described as follows, to wit
BEGINNING at a point on the Northerly side of Market Street at a distance of one hundred feet Westerly from the point of its intersection with the Westerly side of Spruce Avenue; thence Northerly by a line drawn parallel to Spruce Avenue, eighty-six and two-tenths
54

feet to a point in the Southerly boundary line of other lands of Artesian Water Company; thence Westerly along said boundary line fifty feet to a point in the middle distance line between Spruce Avenue and Larch Avenue ; thence Southerly along said middle distance line eighty-six and two-tenths feet more or less to a point on the Northerly side of Market Street; and thence thereby Easterly fifty feet to the place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record Z, Volume 43, Page 214.

Parcel 13.
All that certain piece or parcel of land, situate in Christiana Hundred, New Castle County and State of Delaware, being parts of Lots Nos. 25, 26 and 27, as shown on the Plan of Newport Heights as the same is of record in the Office of the Recorder of Deeds, in and for New Castle County, in Deed Record S, Volume 20, Page 601, more particularly bounded and described as follows, to wit:
BEGINNING at a point on the Westerly side of Spruce Avenue, at sixty feet wide, at the distance of one hundred thirty-six feet Southerly from the Southerly side of Justis Street, at sixty feet wide; thence Westerly, parallel with Justis Street, one hundred fifty feet to a point; thence Southerly, parallel with Spruce Avenue, one hundred feet to a point; thence Easterly, parallel with Justis Street, fifty feet to a point; thence Northerly, parallel with Spruce Avenue, sixty feet to a point; thence Easterly, parallel with Justis Street, one hundred feet to a point in the aforesaid side of Spruce Avenue; and thence Northerly by the same forty feet to the first mentioned point and place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record N, Volume 43, Page 168.

Parcel 14.

All that certain lot, piece or parcel of land, situate on the Plan of Newport Heights, Christiana Hundred, New Castle County and State of Delaware, more particularly bounded and described as follow, to-wit
BEGINNING at a point in the southeasterly side of Justis Street at the distance of one hundred fifty feet measured northeasterly along said side of said Street from the point of its intersection with the northeasterly side of Larch Avenue; thence southeasterly parallel to Larch Avenue one hundred thirty-six feet to a point; thence northeasterly parallel to Justis Street fifty feet to a point; thence northwesterly parallel to the first described line one hundred thirty-six feet to a point in the southeasterly side of Justis Street, and thence thereby southwesterly fifty feet to the place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record A, Volume 48, Page 585.

Parcel 15.
All that certain piece or parcel of land, situate in Christiana Hundred, New Castle County and State of Delaware, being a part of Lot 29 as shown on the Plan of Newport Heights as the same is of record in the Office of the Recorder of Deeds, in and for New Castle County, in Deed Record S, Volume 20, Page 601, more particularly bounded and described as follows, to wit:
BEGINNING at a point on the Easterly side of Spruce Avenue, at sixty feet wide, at the distance of two hundred twenty-five feet Northerly from the Northerly side of Justis Street, at sixty feet wide; thence from said point of Beginning Northerly along said side of Spruce Avenue, fifty feet to a point in line of land of the State of Delaware ; and thence along said line of land in a Southeasterly direction and parallel with the Southwesterly side of Marsh Road, fifty-six feet to a point; and thence Westerly, parallel with Justis Street, twenty-four feet and thirty-seven one-hundredths of a foot to the first mentioned point and place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record I, Volume 43, Page 81.

Parcel 16.
All that certain lot, piece or parcel of land situate at Newport Heights, in Christiana Hundred, New Castle County, and State of Delaware, and being more particularly bounded and described as follows, to-wit:
BEGINNING at a point at the Westerly side of Spruce Avenue, at a distance of 86 feet Southerly from the point' formed by the intersection of the said Westerly side of Spruce Avenue, with the Southerly side of Justis Street; thence Southerly along said Westerly side of Spruce Avenue, 50 feet to a point; thence Westerly and parallel with Justis Street 100 feet to a point; thence Northerly and parallel with Spruce Avenue, 50 feet to a point; thence Easterly and parallel with Justis Street, 100 feet to a point in the aforesaid Westerly side of Spruce Avenue, the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed and recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record Y, Volume 59, Page 396.

Parcel 17.
All that certain lot, piece or parcel of land, situate in Christiana Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to-wit:
BEGINNING at a point in the Easterly side of a proposed new street known as Augustine Street, to be laid out through lands of Bernard A. Beste, said point of beginning being four hundred and eleven and sixty-six one-hundredths feet Southerly from an oak plug on the Easterly side of said street, said oak plug being one hundred feet Westerly from lines of Mary R. Latimer; measured at right angles thereto, and two hundred and sixteen and seventy-nine one hundredths feet from the middle of the public road measured along the Easterly side of a private lane running into said public road; thence from said beginning point Northeastwardly and at right angles to Augustine Street, one hundred and sixteen and seventy-one one-hundredths feet to an oak plug in line of land of Mary R. Latimer ; thence therewith Southeastwardly one hundred and eighty-one and eighty-six one-hundredths feet to an oak plug; thence Southwestwardly and parallel with the first described line one hundred and twenty-three and fifty-six one-hundredths feet to a point in the Easterly side of Augustine Street and thence thereby Northwestwardly one hundred and eighty-one and fifty-six one-hundredths feet to the place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record D, Vol. 35, Page 598.

Parcel 18.
All that certain piece or parcel of land situate in Christiana Hundred, New Castle County and State of Delaware and shown on the Plan of TYBROOK as said Plain is of record in the Office for the Recording of Deeds, in and for New Castle County and State of Delaware in Microfilm 737 and indicated on the same as "lot to be conveyed to Artesian, Water Co.", more particularly bounded and described as follows, to wit:
BEGINNING at a point on the Northerly side of Woodview Drive, at fifty feet wide, as marked out on said Plan, said point of Beginning being measured by the two following courses and distances from a point in the Westerly end of a junction curve with radius of twenty feet forming the intersection of the Southerly side of Woodview Drive with the Westerly side of Angel Drive, at fifty feet wide, as marked out on said Plan: (1) along the Southerly side of Woodview Drive South eighty-six degrees, twenty-six minutes, nine seconds West one hundred ten feet and twenty-seven one-hundredths of a foot to a point; and (2) crossing Woodview Drive North three degrees, thirty-three minutes, fifty-one seconds West fifty feet to a point in the Northerly side of Woodview Drive, the place of Beginning; thence from said place of Beginning North three degrees, thirty-three minutes, fifty-one seconds West one hundred twenty-five feet to a point in line of land now or formerly of Scott Baker; thence by the same North eighty-six degrees, twenty-six minutes, nine seconds East one hundred thirty feet to a point in the center line of a ten feet wide utilities easement, said point being also in the Westerly boundary line of Lot No. 1, Block A; and thence by said center line and said lot line South three degrees, thirty-three minutes, fifty-one seconds East one hundred twenty-five feet to a point in the aforesaid Northerly side of Woodview Drive ; and thence by the same South eighty-six degrees, twenty-six minutes, nine seconds West one hundred thirty feet to the first mentioned point and place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record P, Volume 65, Page 124.

Parcel 19.
All that certain lot, piece or parcel of land, situate in Christiana Hundred, New Castle County, and State of Delaware, and being more particularly bounded and described according to a recent survey of the property of Earl J. Woodward made by Howard L. Robertson, Civil Engineer, on the Twenty-eighth day of August, A. D. 1940, as follows, to wit
BEGINNING at a point in the northerly side of Woodview Drive as shown upon said survey; thence north three degrees thirty-six minutes twenty-three seconds west one hundred twenty-five feet to a point in line of land of Scott S. Baker, and thence by his line north eighty-six degrees twenty-three minutes thirty-seven seconds east one hundred feet to a point; thence south three degrees thirty-six minutes twenty-three seconds east one hundred twenty-five feet to a point in the aforesaid northerly side of Woodview Drive, and thence by the same south eighty-six degrees twenty-three minutes thirty-seven seconds west one hundred feet to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record D, Volume 42, Page 393.
Parcels 20, 21 and 22.
All those three certain pieces or parcels of land situate in Christiana Hundred, New Castle County and State of Delaware, known as a portion of Section C on the Plan of Willow Run, as said Plan is of record in the Office for the Recording of Deeds in and for New Castle County, Delaware in Plat Record 2, Page 98 and Lots Nos. 4 and 7, Block H on the Plan of Willow Run, Section 2, as said Plan is of record in the Office aforesaid in Plat Record 2, Page 20, said parcels being more particularly bounded and described as follows, to wit
No. 1. BEGINNING at a point in the Southerly side of West Gilpin Drive in the center line of Willow Run, said point of Beginning being distant North eighty-nine degrees, thirty-five minutes, thirty-nine seconds West, thirty-six feet more or less measured along the Southerly side of West Gilpin Drive (at sixty feet wide) from the Westerly end of a seventy-five foot radius junction curve joining the said Southerly side of West Gilpin Drive with the Southwesterly side of East Willow Run Drive (at fifty feet wide) ; thence from said point of Beginning along the center line of said Willow Run by the various courses thereof in a Southwesterly direction and along the center line of a forty foot wide easement for utilities and surface water nine hundred ninety feet more or less to a point in the Northerly side of Montgomery Road (at sixty feet wide); thence along a curve to the left having a radius of three hundred fifteen feet and eighty-two one-hundredths of a foot, an arc distance of thirty feet more or less to a point, a corner for lands of the Civic Association of Willow Run; thence thereby the three following described courses and distances: (1) North nine degrees, forty-six minutes East, sixty-nine feet and ninety-seven one-hundredths of a foot to a point; (2) North thirty-five degrees, twenty-six minutes thirty seconds East, seventy-five feet and seventy one-hundredths of a foot to a point; and (3) North thirty-five degrees, nine minutes, twenty-eight seconds West, one hundred thirty-five feet and thirteen one-hundredths of a foot to a point, a corner for Lot Nos. 6 and 7; thence along the rear lines of Lot Nos. 7, 8, and 9, North fifty-four degrees, fifty minutes, thirty-two seconds East, one hundred ninety-five feet to a point; a corner for Lot No. 10; thence along said Lot No. 10, North fifty-one degrees, five minutes, twenty-two seconds East, seventy-eight feet and twenty-one one-hundredths of a foot to a point, a corner for Lot No. 11; thence along said Lot No. 11, North thirty-one degrees, eight minutes, seventeen seconds East, eighty-nine feet and forty-one hundredths of a foot to a point, a corner for Lot No. 12; thence along said Lot No. 12, North eight degrees, thirteen minutes, eleven seconds East, eighty-nine feet and forty one-hundredths of a foot to a point, a corner for Lot No. 13; thence along said Lot No. 13, North fourteen degrees, forty-one minutes, fifty-five seconds West, eighty-nine feet and forty one-hundredths of a foot to a point, a corner for Lot No. 14; thence along said Lot No. 14, North twenty-six degrees, nine minutes, twenty-eight seconds West, sixty-five feet to a point, a corner common to Lot Nos. 14, 15 and 16; thence along line of said Lot No. 16, South eighty degrees, forty-eight minutes, thirty-nine seconds East, seventy feet and twenty one-hundredths of a foot to a point, a corner for Lot No. 17; thence along said Lot No. 17, to Lot No. 20, Inclusive, South eighty-nine degrees, thirty five minutes, thirty-nine seconds East two hundred sixty feet to a point, a corner for said Lot No. 20; thence along line of said Lot No. 20, North no degrees, twenty-four minutes, twenty-one seconds East, one hundred feet to a point in the said Southerly side of West Gilpin Drive ; thence thereby South eighty-nine degrees, thirty-five minutes, thirty-nine seconds East, eighty feet and seventy-three one hundredths of a foot more or less to a point in the said center line of Willow Run and to the point and place of BEGINNING.
No. 2. BEGINNING at a point on the Southerly side of Bondridge Road at fifty feet wide said point being in the division line between Lots Nos. 4 and 5 of Block H, and located by the following three courses and distances measured along the Southerly side of Bondridge Road from a point of tangency at the Northwesterly end of a twenty feet radius junction curve joining the Southerly side of Bondridge Road with the Westerly side of Montgomery Road at sixty feet wide; (1) North sixty-eight degrees, fifty-seven minutes . West, six hundred seventy-three feet and ninety-four one-hundredths of a foot to a point of curve; (2) thence Westerly along a curve to the left having a radius of two hundred seventy-five feet, an arc distance of one hundred one feet and three one-hundredths of a foot to a point; and (3) thence due West seventy-one feet and thirty-three one-hundredths of a foot to the point of Beginning; thence from said point of Beginning due South, one hundred thirty-three feet and seventy-two one-hundredths of a foot to a point in the center line of a ten feet wide utility easement as shown on said Plan; thence thereby due West sixty feet to a point; thence due North along the Westerly side of a five feet wide utility easement as shown on said Plan, one hundred thirty-three feet and seventy-two one-hundredths of a foot to the Southerly side of Bondridge Road; thence thereby due East sixty feet to the point and place of BEGINNING.
No. 3. BEGINNING at a point on the Southerly side of Bondridge Road at fifty feet wide said point being in the division line between Lots Nos. 7 and 8, Block H, and distant six hundred thirty-eight feet and seventy-one one-hundredths of a foot measured North, sixty-eight degrees, fifty-seven minutes West, along the Southerly side of Bondridge Road from a point of tangency at the Northwesterly end of a twenty feet radius junction curve joining the Southerly side of Bondridge Road with the Westerly side of Montgomery Road at sixty feet wide; thence from said point of Beginning South, twenty-one degrees, three minutes West along the division line between Lots Nos. 7 and 8, Block H, one hundred eighteen feet and twenty-two one-hundredths of a foot to a point in the center line of a ten feet wide easement for utilities as shown on the aforesaid Plan; thence thereby the following two courses and distances : (1) North seventy-six degrees, thirty-eight minutes, seventeen seconds West, thirty-three feet and six one-hundredths of a foot to a point; (2) thence due West twenty-two feet and forty-four one-hundredths of a foot to the division line between Lots Nos. 6 and 7, Block H; thence thereby North thirteen degrees, forty-five minutes East, one hundred twenty-nine feet and fifty-five one-hundredths of a foot to a point in the Southerly side of Bondridge Road; thence thereby the following two courses and distances : (1) Easterly along a curve to the right having a radius of two hundred seventy-five feet, an arc distance of thirty-five feet and four one-hundredths of a foot to a point and; (2) thence South sixty-eight degrees, fifty-seven minutes East, thirty-five feet and twenty-three one-hundredths of a foot to the point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record 0, Volume 61, Page 583.

Parcels 23 and 24.
All those two certain pieces or parcels of land situate in Christiana Hundred, New Castle County and State of Delaware, Lot No. 1 being a portion of Block B on the Plan of Sedgely Farms of record in the Office for the Recording of Deeds in and for New Castle County, Delaware, in Deed Record T, Volume 30, Page 601, and Lot No. 2 being situate in Sedgely Farms, said parcels being more particularly bounded and described as follows, to wit:
No. 1. BEGINNING at a point in the division line between Lots Nos. 1 and 6, Block B, said point being located by the following two courses and distances from a point of tangency at the Northeasterly end of a seventy-seven feet and twenty-four one-hundredths of a foot radius junction curve joining the Northwesterly side of Courtney Road, at fifty feet wide, with the Northeasterly side of Lancaster Turnpike, at seventy feet wide; (1) North twenty-five degrees, twenty-six minutes East along the Northwesterly side of Courtney Road two hundred forty-six feet and fourteen one-hundredths of a foot to the division line between Lots Nos. 1 and 6, Block B; (2) thence North seventy-seven degrees, twenty-six minutes West along said division line one hundred nine feet and thirty one-hundredths of a foot to the point of Beginning; thence from said point of Beginning South twelve degrees, thirty-four minutes West thirty feet to a point; thence North seventy-seven degrees, twenty-six minutes West seventy-two feet and fifty-nine one-hundredths of a foot to a point; thence North twelve degrees, thirty-four minutes East thirty feet to a point; thence South seventy-seven degrees, twenty-six minutes East seventy-two feet and fifty-nine one-hundredths of a foot to the point of BEGINNING.
No. 2. BEGINNING at a point in the division line between this parcel and land of Robert W. Nolan and wife, said point being located by the following four courses and distances from a point of tangency at the Southeasterly end of a fifty-five feet and eighty-six one-hundredths of a foot radius junction curve joining the Southwesterly side of Lands End Road, at fifty feet wide, with the Southeasterly side of the Newport-Centreville Road, at fifty feet wide, the first two of said courses and distances being along the Southwesterly side of Lands End Road and the remaining two courses and distances being along line of land of Robert W. Nolan: (1) South eighty-four degrees, two minutes, thirty-seven seconds East, three hundred forty-eight feet and seventy-nine one-hundredths of a foot to a point; (2) South eighty-six degrees, thirty-nine minutes East, two hundred fifty-nine feet and ninety-eight one-hundredths of a foot, (3) South three degrees, twenty-one minutes West, four hundred twenty-five feet to a point; and, (4) South eighty-six degrees, thirty-nine minutes East, one hundred seventy-five feet to the point of Beginning; thence from said point of Beginning the following three courses and distances dividing this parcel from land of Robert W. Nolan and wife : (1) North three degrees, twenty-one minutes East, one hundred feet to a point; (2) South eighty-six degrees, thirty-nine minutes East, sixty feet to a point; and, (3) thence South three degrees, twenty-one minutes West, one hundred feet to a point; thence North eighty-six degrees, thirty-nine minutes West, sixty feet to the point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record P, Volume 61, Page 20.

MILL CREEK HUNDRED

All the following described real estate situate in Mill Creek Hundred, New Castle County and State of Delaware

Parcel 1.
All that certain lot, piece or parcel of land situate in Mill Creek Hundred, New Castle County and State of Delaware and indicated, upon the Plan of WESTGATE FARMS as Artesian Water Co., Tank Site, and being more particularly bounded and described according to a survey of Howard L. Robertson, Civil Engineer, a copy of said Plan now being of record in the Office of the Recorder of Deeds, at Wilmington, in and for New Castle County and State of Delaware, as follows, to wit
BEGINNING at a point in the line of the Northeasterly boundary line of Lot No. 56, Block D, Westgate Farms, said point of Beginning being measured by the following five courses and distances from a point in the Northeasterly end of a junction curve with radius of twenty feet forming the intersection of the Northerly side of Wembley Road with the Northeasterly side of Loveville Road as both Roads are shown on said Plan: (1) by a curve to the right with radius of one hundred fifty feet, a distance of ninety-one feet and eighty-five one-hundredths of a foot to a point; and (2) still along said side of Wembley Road South sixty-two degrees, seven minutes East three hundred eighty-six feet and ninety one-hundredths of a foot to a point of curve with radius of six hundred fifty feet; and (3) thence still along said side of Wembley Road on a curve to the right a distance of two hundred feet and four one-hundredths of a foot to a point; (4) thence leaving Wembley Road and passing along the division line between Lots Nos. 56 and 57, Block D, and also through the center line of a twenty feet wide utilities right-of-way North forty-five degrees, thirty-one minutes East one hundred eighty-nine feet and forty-four one-hundredths of a foot to a point; (5) thence along the rear boundary line of Lot 57, Block D South sixty-two degrees, seven minutes East twenty-one feet and one one-hundredth of a foot to a point in common with this lot and Lot No. 57 and line of land of William J. Mundy, the place of Beginning; thence from said place of Beginning along line of land of William J. Mundy and the property herein described North no degrees, fifteen minutes, nine seconds West one hundred thirty feet to a point; and thence in a Southwesterly direction one hundred thirty feet to a point in the rear boundary line of Lot No. 56, Block D ; and thence along the same and also along the rear boundary line of Lot No. 57, Block D South sixty-two degrees, seven minutes East one hundred thirty feet to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record G, Volume 67, Page 495.
Parcel 2.
A11 that certain lot, piece or parcel of land situate in Mill Creek Hundred, New Castle County and State of Delaware and being shown upon the plan of Sherwood Park as prepared by Van Demark and Lynch, Inc., Civil Engineers and Surveyors and being located in the rear of Lots Nos. 9, 11, and 12 in Block B of Sherwood Park and being more particularly bounded and described in accordance with a survey of Van Demark and Lynch dated the 26th day of January, A. D. 1955, as follows, to-wit
BEGINNING at a point in line of land known as Park Land and a rear corner for Lot No. 9, Block "B", said point being distant the three following described courses and distances from the southwesterly end of a 30 foot radius junction curve joining the southeasterly side of Darby Drive (at 50' wide) with the southwesterly side of Maclary Drive (at 60' wide) : (1) along the said southeasterly side of Darby Drive, South 65°-51'-30" West, 118.0 feet to a point of curvature of a 156.75 foot radius curve; (2) along said curve to the right and still along said southeasterly side of Darby Drive, an arc distance of 208.90 feet to a point, a corner for said Lot No. 9, Block "B"; and (3) along said line of Lot No. 9, Block "B", South 52°-13' West, 100.0 feet to said point of Beginning; thence from said point of Beginning along line of said Park Land, South 40°-28'-15" West, 121.87 feet to a point, a corner for Lot No. 12; thence along rear lines of said Lot No. 12 and of Lot No. 11, North 0°-04' East, 130.36 feet to a point, a corner common to Lots Nos. 9, 10 and 11, Block "B"; thence along rear line of said Lot No. 9, Block "B", South 64°-30'-38" East, 87.44 feet to said Park Land and to the point and place of BEGINNING. CONTAINING within said described metes and bounds 0.118 acres of land, be the same, more or less.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in. Deed Record S, Volume 55, Page 29.

Parcel 3.
All that certain lot, piece or parcel of land, situate in Mill Creek Hundred, New Castle County and State of Delaware, as shown on the Plan of SHERWOOD PARK II, a copy of which Plan is attached to and made a part of a certain agreement dated the Twentieth day of November, A. D. 1957, between Milltown Homes, Inc., et al., and Artesian Water Company, said agreement being of record in the Office of the Recorder of Deeds, in and for New Castle County, Delaware, in Deed Record G, Volume 61, Page 447, more particularly bounded and described as follows, to wit
BEGINNING at a point formed by the intersection of the Southwesterly boundary line of Lot No. 149A, Block H, Sherwood Park II with line of land now or late of Maria A. duP. DeBic; thence from said point and place of Beginning and passing along the Southwesterly boundary line of Lots Nos. 149A, 149 and 150, South sixty-nine degrees, fifty minutes, fifty seconds East one hundred forty-two feet and fifty-nine one-hundredths of a foot to a point in line of land indicated upon said Plan as "Dedicated Public Open Space For Use As Park and Recreation Area"; and thence by the same the two following courses and distances: (1) South twenty degrees, nine minutes, ten seconds West one hundred feet to a point and (2) North eighty-nine degrees, forty-nine minutes, fifty seconds West one hundred feet to a point in the aforesaid line of land of Maria A. dup. DeBic; and thence by the same North zero degrees, fourteen minutes, ten seconds East one hundred forty-two feet and fifty-nine one hundredths of a foot to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record T, Volume 63, Page 412.

Parcel 4.
All that certain lot, piece or parcel of land situate in Mill Creek Hundred, New Castle County and State of Delaware, being a parcel of land as shown on the plan of Canterbury Hills and being more particularly bounded and described in accordance with a survey by Howard L. Robertson, Civil Engineer, dated January, 1956, as follows, to wit
BEGINNING at a point on the Southeasterly side of Stratton Drive, at fifty feet wide, as marked out on said Plan; said point of Beginning being measured by the three following courses and distances from a point in the Southeasterly end of a junction curve with radius of twenty foot forming the intersection of the Easterly side of Stratton Drive wit Ii the Southeasterly side of Meriden Drive, at fifty feet wide, as marled out; on said Plan: (1) Along said Easterly side of Stratton Drive South seven degrees, forty-five minutes East one hundred forty-four feet and seventy-one one-hundredths of a foot to a point of curve in Stratton Drive with radius of one hundred fifty-five feet and (2) thence by the said side of Stratton Drive on said curve to the right a distance of two hundred thirty-six feet and sixty-seven one hundredths of a foot to a point in the Southeasterly side. of Stratton Drive and (3) thence by the same South seventy-nine degrees, forty-four minutes West twenty-one feet and seventy-seven one-hundredths of a. foot to a point in the division line between this lot and Lot No. 37; thence from said point of Beginning and along said division line South fifteen degrees, thirty-seven minutes East two hundred forty-five feet and ninety-seven one-hundredths of a foot to a point. in the rear boundary line of Lot No. 37; and thence by the same North seventy-four degrees, twenty-three minutes East one hundred forty-five feet to a point in the line dividing this lot and Lot. No. 34; and thence by the same South fifteen degrees. thirty-seven minutes East one hundred feet to a point in the division line between this lot and Lot No. 32; and thence by the same South seventy-four degrees, twenty-three minutes West one hundred sixty feet to a point in the division line between this lot and Lot No. 31; and thence by the same and also along the division line between this lot and Lot No. 38, North fifteen degrees, thirty-seven minutes West three hundred forty-seven feet and thirty-seven one-hundredths of a foot to a point in the aforesaid Southeasterly side of Stratton Drive: and thence by the same North seventy-nine degrees, forty four minutes East fifteen feet and seven one-hundredths of a foot. to the first. mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record D, Volume 65, Page 262.

Parcels 5 and 6.
All those two certain pieces or parcels of land situate in Westminster, Mill Creek Hundred, New Castle County and State of Delaware, as shown on the Plat of Westminster, dated October 2, 1958, revised to July 18, 1960, as prepared by Howard L. Robertson, said parcel being more particularly bounded and described as follows, to-wit
No. 1. BEGINNING at a point in the Northwesterly side of Parker Court (at 50 feet wide) said point being distant 108.94 feet measured in a Northeasterly direction along said side of Parker Court on the arc of a curve to the right having a radius of 390.52 feet from the Northeasterly end of a 20 foot radius intersection curve joining said side of Parker Court with the Northeasterly side of Cheltenham Road (at 60 feet wide) ; THENCE from said point of Beginning by Lot 28 N. 25° 23' 50" W., 50.95 feet to a point; THENCE still by Lot 28 N. 64° 36' 10" E., 20.00 feet to a point; THENCE by Lot 27 S. 25° 23' 50" E., 50.00 feet to a point in the aforesaid Northwesterly side of Parker Court; THENCE thereby in a Southwesterly direction by a curve to the left having a radius of 390.52 feet, an arc distance of 20.02 feet to the place of BEGINNING.
No. 2. BEGINNING at a corner common to Lots 51, 52, 53, said point being located by the following two courses and distances from a point in the Northwesterly side of Ambleside Drive (at 50 feet wide), said point being the Southwesterly end of a 20 foot radius intersection curve joining said side of Ambleside Drive with the Southwesterly side of Denbeigh Court (at 50 feet wide) : (1) S. 57° 24' 10" W., 155.00 feet measured along said side of Ambleside Drive from the said Southwesterly end of the intersection curve to a point; (2) THENCE by the division line between Lots 52 and 53, keeping parallel to and 10 feet Southwest of the Northeasterly side of a 25 foot wide right of way (known as Coffee Run Lane) N. 32° 35' 50" W., 170.00 feet to a point; THENCE from said point of Beginning by Lot 53 S. 57° 24' 10" W., 150.00 feet to a point; THENCE by Lot 54 N. 32° 35' 50" W., 33.94 feet to a point; THENCE by Lots 57 and 58 by the Westerly side of a 10 foot wide sewer right of way N. 5° 47' 46" W., 187.41 feet to a point; THENCE by Lot 114 N. 81° 50' 31" E., 94.87 feet to a point in the center of a 25 foot wide right of way known as Coffee Run Lane; THENCE thereby by Lot 51 S. 25° 15' 15" E., 163.31 feet to the place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record M, Volume 67, Page 508.

Parcel 7.
All that certain lot, piece or parcel of land situate on the southerly side of Hammond Place between lots 5 and 6, Block B, as shown on the Plan of Kirkwood Gardens made by Barnes and McLaughlin, Civil Engineers and Surveyors, dated the 24th day of June, A. D. 1955, and recorded in the Office of the Recorder of Deeds, in and for New Castle County, State of Delaware, in Plat Book 3, Page 76, more particularly bounded and described as follows, to-wit
BEGINNING at a point on the Southerly side of Hammond Place, the two following courses and distances from the point of reverse curve of a curve with a radius of 25 feet at the Southwest corner of Hammond Place (50 feet wide) and Farrand Drive (80 feet wide) ; (1) Westwardly along the arc of a circle with a radius of 375 feet, a distance of 86.05 feet; (2) South 82 degrees 42 minutes 35 seconds West a distance of 30 feet; thence extending South 7 degrees 17 minutes 25 seconds East along the centerline of a proposed relocated stream bed, a distance of 91 feet plus or minus to a point; thence extending southeastwardly along the centerline of another stream, a distance of 62 feet plus or minus to a point; thence extending South 58 degrees 24 minutes 25 seconds West along the centerline of another stream, a distance of 92.00 feet to a point; thence extending South 81 degrees 51 minutes 40 seconds West farther along the centerline of the aforementioned stream, a distance of 61.28 feet to a point; thence extending North 7 degrees 17 minutes 25 seconds West a distance of 173.51 feet to a point in the Southerly side of Hammond Place ; thence extending North 82 degrees 42 minutes 35 seconds East along the Southerly side of Hammond Place, a distance of 99.99 feet to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record 0, Volume 56, Page 594.

Parcel 8.
All that certain lot, piece or parcel of land, situate in Mill Creek Hundred, New Castle County and State of Delaware, and being a lot as shown on the Plan of Hyde Park, more particularly bounded and described in accordance with a survey of VanDemark & Lynch, Inc., dated November 30, 1951, as follows, to-wit:

BEGINNING at a point in the northwesterly side of a proposed street known as West Kenmore Drive (at 50 feet wide) ; distant the five following described courses and distances from the intersection of the present center lines of Duncan Road and Faulkland Road (1) along said center line of Duncan Road, North 50 degrees 09 minutes 16 seconds West, 351.68 feet to a point; (2) along the same North 52 degrees 31 minutes 11 seconds West, 210.08 feet to a point; (3) along the same, North 48 degrees 07 minutes 35 seconds West, 95.55 feet to a point; (4) along the same, North 45 degrees 36 minutes 15 seconds West, 19.04 feet to a point of intersection with the said northwesterly side of West Kenmore Drive extended and (5.) along the said northwesterly side and the extension thereof of West Kenmore Drive, North 44 degrees 23 minutes 45 seconds East, 150 feet to the point of Beginning; thence from said point of Beginning, North 45 degrees 36 minutes 15 seconds West, 50 feet to a point; thence North 44 degrees 23 minutes 45 seconds East, 25 feet to a point; thence South 45 degrees 36 minutes 15 seconds East, 50 feet to the said northwesterly side of West Kenmore Drive; thence thereby South 44 degrees 23 minutes 45 seconds West, 25 feet to the said point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record B, Volume 52, Page 436.

Parcel 9.
All that certain lot, piece or parcel of land, situate in Mill Creek Hundred, New Castle County and State of Delaware, known as a portion of Lot No. 7, Block M, as shown on a plan of Limestone Gardens, made and prepared by Van Demark & Lynch, Inc., Civil Engineers and Surveyors, under date of July 1955, which plot was recorded November 29, 1955 in the Office for the Recording of Deeds, in and for New Castle County aforesaid, in Plat Book III, Page 87, as follows, to wit
BEGINNING at a point in the division line between Lots Nos. 7 and 8, said point being distant North thirty-nine (39) degrees, forty-seven (47) minutes, ten (10) seconds East one hundred eighty-seven and fifty-seven one-hundredths (187.57) feet along said division line from its intersection with the Northeasterly side of Pickwick Drive North, a line of lands this day conveyed to Security Builders, Inc., a corporation of the State of Delaware; thence continuing by said division line North thirty-nine (39) degrees, forty-seven (47) minutes, ten (10) seconds East fifty (50) feet; thence by line of Lot No. 15 South eighty-eight (88) degrees twenty (20) minutes, thirty (30) seconds East forty-nine and eighty-three one-hundredths (49.83) feet to a point in line of land of Elmer Truitt; thence thereby South one (1) degree, thirty-nine (39) minutes, thirty (30) seconds West one hundred five (105) feet to a point in line of lands this day conveyed to Security Builders, Inc., a corporation as aforesaid; and thence thereby North fifty (50) degrees, twelve (12) minutes, fifty (50) seconds West one hundred six (106) feet more or less to the point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record E, Volume 68, Page 560.

Parcel 10.
All that certain lot, piece or parcel of land, situate in Mill Creek Hundred, New Castle County and State of Delaware, the same being all that certain strip of land fifteen (15) feet in width, being the most Northeasterly part of Lot No. 15, Block M, as shown on a plan of Limestone Gardens, made and prepared by Van Demark & Lynch, Inc., Civil Engineers and Surveyors, under date of July 1955, which plot was recorded November 29, 1955 in the Office for the Recording of Deeds, in and for New Castle County aforesaid in Plat Book III, Page 87, as follows, to wit:
BEGINNING at a point in the division line between Lots Nos. 7 and 15 where the same intersects the lands of Elmer Truitt, being also a corner of other lands of Artesian Water Company; thence by said other lands of Artesian Water Company North eighty-eight (88) degrees, twenty (20) minutes, thirty (30) seconds West fifteen (15) feet to a point; thence North one (1) degree, thirty-nine (39) minutes, thirty (30) seconds East and parallel with said Elmer Truitt's line and fifteen (15) feet distant there from, one hundred ninety-seven (197) feet more or less to a point in the Southeasterly side of the Milltown-Cooper Farm Road; thence thereby curving to the left by the arc of a circle with a radius of nine hundred ninety-four and ninety-three one-hundredths (994.93) seventeen (17) feet more or less to a point in line of lands of Elmer Truitt; and thence thereby South. one (1) degree, thirty-nine (39) minutes, thirty (30) seconds west one hundred ninety-seven and two one-hundredths (197.02) feet to the point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record E, Volume 68, Page 558.

Parcel 11.
All that certain lot, piece, or parcel of land situate in Stanton Heights, Mill Creek Hundred, Delaware, and being more particularly bounded and described according to a survey made by A. M. Munn, Surveyor, on November 27, 1939, as follows, to wit:
BEGINNING at a point in the center line of Verdun Street as shown on the plan of Stanton Heights as said plan is of record in the Office of the Recorder of Deeds at Wilmington, said point being measured south sixty-two degrees eighteen minutes West thirty and fifteen one-hundredths feet from the point formed by the intersection of the said center line of Verdun Street with the extension of the southwesterly side of Argonne Street as shown on said plan of Stanton Heights; thence south twenty degrees forty-eight minutes east forty and twenty-three one-hundredths feet to an iron pipe set in the ground, and thence south sixty-six degrees twenty-five minutes west thirty-five and twenty-seven one-hundredths feet to another iron pin set in the ground, and thence north twenty-two degrees forty-two minutes west thirty-seven and one-hundredths feet to another iron pin set in the said center line of Verdun Street, and thence by said center line north sixty-two degrees eighteen minutes east thirty-two and nine tenths feet to the first mentioned point and place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record U, Volume 41, Page 24.

Parcel 12.
All that certain lot, piece or parcel of land, situate in Mill Creek Hundred, New Castle County and State of Delaware, more particularly bounded and described as follows, to-wit:
BEGINNING at a point in the center of the road leading from Cooper's Corner to Marshallton, said point being distant along the center line of said road from its intersection with the center line of the road leading from said Cooper's Corner to Milltown, the two following courses and distances :First, South 29 degrees 52 minutes East Five Hundred and fifty feet, and, Second, South 33 degrees 30 minutes East One Hundred and fifty feet; thence from said place of beginning at right angles to the center line of said road South 66 degrees 30 minutes West Two Hundred feet to a corner; thence parallel with the center line of the said road South 33 degrees 30 minutes East Two Hundred feet to another corner; thence at right angles to the center line of the said road North 66 degrees 30 minutes East Two Hundred feet to a point in the center line of said road and thence thereby North 33 degrees 30 minutes West Two Hundred feet to the place of BEGINNING.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record S, Volume 41, Page 574.

Parcel 13.

All that certain piece or parcel of land, situate in Mill Creek Hundred, New Castle County and State of Delaware, being a portion of Lot No. 129 on the Plan of Eastburn Heights, more particularly bounded and described as follows, to wit:
BEGINNING at the corner formed by the intersection of Orchard Avenue at thirty feet wide with the center line of East burn Avenue at forty-four feet wide; thence by and with the center line of Orchard Avenue North eighty-two degrees, forty-eight minutes East, seventy-two feet to a point in the extended line dividing lots 129 and. 130; thence by and with said dividing line South six degrees, thirteen minutes East, one hundred six and three one-hundredths feet to a point in line of land conveyed by Artesian Water Company to Donald Salakovich, et al, Deed Record 0, Volume 57, Page 1; and thence by said line of land Westerly parallel with Ball Avenue seventy-two feet more or less to a point in the center line of Eastburn Avenue ; and thence by the same North six degrees, thirteen minutes West, one hundred five and five-tenths feet to the first mentioned point and place of BEGINNING.
Being a part of the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record E, Volume 49, Page 274.
WHITE CLAY CREEK HUNDRED
All the following described real estate situate in White Clay Creek Hundred, New Castle County and State of Delaware

Parcel 1.
All that certain piece or parcel of land, situate near Stanton, in White Clay Creek Hundred, New Castle County, State of Delaware, being more particularly bounded and described according to a survey of Phillips & Dickinson, Civil Engineers and Surveyors, September 3, 1949, as follows, to-wit:
BEGINNING at a point in the center line of the public road leading Northwesterly from Christiana to Stanton, said point being a Northwesterly corner for property of the Stanton Worsted Mills Company, Inc., and being distant 60.00 feet measured Southeasterly along a radial line from the center line between the middle and South tracks of the main line of the P. B. & W. Railroad Company; thence from the point of beginning Northeasterly crossing said public road and along the Southeasterly right of way line of the said P. B. & W. Railroad Company, keeping 60.00 feet Southeasterly there from and parallel to the said center line between the middle and South tracks of said Railroad Company, and along a curve to the right having a radius of 6,426.38 feet, an arc distance to 93.02 feet to a point (iron pipe), said point being distant North 58 degrees 30 minutes East, 93.00 feet from the point of Beginning; thence through the lands of the Stanton Worsted Mills Company, Inc. the following two courses and distances: (1) South 31 degrees 30 minutes East, 30.00 feet to a point (iron pipe), and (2) South 58 degrees 30 minutes West crossing said public road, 100.00 feet to the center line thereof; thence North 18 degrees 22 minutes West along the center line of said public road, 30.80 feet to the point and place of BEGINNING. Said parcel containing 2,895 square feet of land more or less.
Being the same lands conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record L, Volume 49, Page 303.

Parcel 2.
ALL that certain lot, piece or parcel of land, situate in White Clay Creek Hundred, New Castle County and State of Delaware, being more particularly bounded and described as a portion of the tract in accordance with a survey of Price and Price, Civil Engineers and Surveyors, dated September 16, 1937, as follows, to wit
BEGINNING at a point on the center line of the Wilmington and Christiana Turnpike Road, said point of Beginning being distant along the center line of said road by the three following courses and distances from a point formed by the intersection of the center line of said road with the center line of Churchmans Road: (1) North thirteen degrees, fifty minutes East eleven hundred nineteen feet and two one-hundredths of a foot; and (2) North fourteen degrees, seventeen minutes East two thousand twenty-four feet and ten one hundredths of a foot; and (3) North thirteen degrees, forty-one minutes, fifteen seconds East eleven hundred one feet and twenty-seven one-hundredths of a foot to the point and place of Beginning; thence from said point of Beginning still along said center line of the Wilmington and Christiana Turnpike Road, North thirteen degrees, forty-one minutes, fifteen seconds East fifty-eight feet to a point, a corner of land now or late of the Farmers Bank of the State of Delaware, at New Castle ; thence along said line of land of the Farmers Bank at New Castle, the two following courses and distances: (1) South forty-five degrees, two minutes, twenty seconds East four hundred fifty feet and forty-five one-hundredths of a foot to a point; and (2) North forty-eight degrees, fifty-three minutes, forty-five seconds East ninety-nine feet to a point on the low water mark of the White Clay Creek, being a corner of land now or late of the Farmers Bank at New Castle ; thence down said White Clay Creek about ninety-eight hundred seventy feet, more or less, to a point on the low water mark of the Christiana Creek; thence up the Christiana Creek, by the low water mark, about four hundred ten feet, more or less, to a point in the middle of Muscle Creek; thence still up said Christiana Creek by the low water mark according to the several courses thereof, about sixty-nine hundred one feet, more or less, to a point at the intersection of the said low water mark with the center line of the bridge approach to Churchmans Road, a corner for land now or late of Lewis Stafford, said intersection of the low water mark with the old center line of the old bridge approach to Churchmans Road being distant from the last mentioned point on the low water mark of Christiana Creek and Muscle Creek, South thirty-one degrees, seventeen minutes West forty-nine hundred ninety-five feet and thirty one-hundredths of a foot; thence along the old center line of the old bridge approach of Churchmans Road, North sixty-five degrees, fifty minutes West four hundred forty feet and sixty-six one-hundredths of a foot to the point of intersection of the old center line of the old bridge approach of Churchmans Road with the new center line of the new bridge approach of Churchmans Road; thence along the center line of Churchmans Road, North sixty-five degrees, fifty minutes West five hundred sixty-five feet and twenty-four one-hundredths of a foot to a point in line of land of Russell Snyder; and thence by said line of land North twenty-four degrees, ten seconds East crossing the Northeasterly side of old Churchmans Road, about forty feet to a point on the Northeasterly right-of-way line of the new State Highway Churchmans Road, said point being distant from and at right angles to the center line thereof ; thence still along line of land of Snyder, North twenty-four degrees, ten minutes East two hundred eighty-five feet to a point; and thence North sixty-five degrees, fifty minutes West seven hundred fifty feet to a point; and thence South twenty-four degrees, ten seconds West three hundred twenty-five feet to a point in the center line of Churchmans Road; and thence by the same North sixty-five degrees, fifty minutes West twenty-five feet -to a point; thence along line of land heretofore conveyed by Artesian Water Company to Westview, Inc., the five following courses and distances : (1) Northerly and at right angles to Churchmans Road eight hundred feet to a point; (2) North eighty-nine degrees, fourteen minutes West four hundred feet to a point; (3) Northerly and at right angles to Churchmans Road twenty-five hundred feet to a point; (4) North eighty-nine degrees, fourteen minutes West twenty hundred fifty feet to a point; thence (5) North forty-five degrees, twenty-one minutes, twenty seconds West seventeen hundred feet, more or less, to a point in the aforesaid center .line of the Wilmington and Christiana Turnpike, the first mentioned point and place of BEGINNING.
Subject, however, to certain rights-of-way described in three Deeds to Delaware Power and Light Company, recorded, respectively, in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record R, Volume 36, Page 220, in Deed Record Y, Volume 53, Page 420, and in Deed Record Y, Volume 53, Page 422.
Being a part of the same lands and premises conveyed to Artesian Water Company by Deed recorded in the Office of the Recorder of Deeds, in and for New Castle County and State of Delaware, in Deed Record H, Volume 49, Page 273.
Excepting and Reserving, nevertheless, out of the above described tract of land all that portion of the same constituting a portion of Churchmans Road, as more particularly bounded and described in Deed from Artesian Water Company, a corporation of the State of Delaware, to the State of Delaware, dated May 4, 1956 and recorded in the Office aforesaid in Deed Record Q, Volume 57, Page 313, and more particularly bounded and described in two tracts as follows, to wit:

No. 1. BEGINNING at a point in the center of the old Churchman's Road, said point being located North fifty-four degrees, eleven minutes West four hundred thirty-two feet and fifty-three one hundredths of a foot, measured along the center line of the approach to the present bridge across the Christiana Creek from the center of the said present bridge; thence from the said Beginning point, North sixty-five degrees, fifty minutes West, along the center line of the Old Churchman's Road, at thirty-five feet wide, five hundred sixty-five feet and twenty-four one-hundredths of a foot to a point, being a corner for the lands about to be conveyed and lands of Russell M. Snyder; thence North twenty-four degrees, ten minutes East, crossing the Northeasterly side of the said old Churchman's Road, along the line of lands on the Northwest of the said Russell M. Snyder, about forty feet to a point on the Northeasterly right of way line off the new State Highway Churchman's Road, said point being distant forty feet from and at right angles to the center line thereof ; thence along the said Northeasterly right of way line and parallel with the center line thereof, about three hundred seventy-eight feet to a point of curvature, said point being distant forty feet from and at right angles to the center line tangent extended Station P. T. 10 plus 78.68; thence continuing along the said Northeasterly right of way line, the four following courses and distances: (1) in a Southeasterly direction, curving to the right, along the arc of a nineteen hundred fifty feet and four one hundredths of a foot radius curve, one hundred thirty-five feet and fourteen one-hundredths of a foot to a point of compound curvature, said point being distant forty feet from and at right angles to center line Station C. S. 9 plus 45.35; (2) continuing in a Southeasterly direction curving to the right, along the arc of a fourteen hundred seventy-two feet and sixty-nine one-hundredths of a foot radius curve, ninety-eight feet and thirty-one one-hundredths of a foot to another point of compound curvature, said point being distant forty feet from and at right angles to center line Station S. C. 8 plus 49.73; (3) continuing in a Southeasterly direction, curving to the right, along the arc of a nineteen hundred fifty feet and four one-hundredths of a foot radius curve, one hundred thirty-six feet and fourteen one-hundredths of a foot to a point of tangency, said point being distant forty feet from and at right angles to the center line tangent extended and Station 7 plus 16.40; and (4) continuing in a Southeasterly direction and parallel with the center line tangent extended, about fifteen feet to the division line of lands of the Artesian Water Company, said division line being the center line of the approach to the old bridge (now removed) across the Christiana Creek; and thence North sixty-five degrees, fifty minutes West, along the center line and division line, about one hundred ninety-seven feet to the point and place of BEGINNING.

No. 2. BEGINNING at a point of intersection of two center line tangents of the old Churchman's Road, at thirty-five feet wide, said point of Beginning being a corner for lands now or formerly of Powell M. Ford and lands of the Artesian Water Company and being located the two following courses and distances, measured along the center line of the said old Churchman's Road, from the center bridge across Christiana Creek: (1) North fifty-four degrees, eleven minutes West four hundred thirty-two feet and fifty-three one-hundredths of a foot to an angle point; and (2) North sixty-five degrees, fifty minutes West thirteen hundred forty feet and twenty-four one hundredths of a foot; thence from the said Beginning point, North zero degrees, forty-six minutes East, along the line of lands on the West now or formerly of the said Powell M. Ford, about fourteen feet to a point on the Northeasterly right of way line of the new State Highway Churchman's Road, said point being distant forty feet from and at right angles to the center line thereof ; thence in a Southeasterly direction, along the said Northeasterly right of way line and parallel with the said center line, curving to the right along the arc of a thirteen hundred thirteen feet and fifty-seven one-hundredths of a foot radius curve, about thirty-one feet and five-tenths of a foot to a point in line of lands now or formerly of Stephen R. Taylor ; thence South twenty-four degrees, ten minutes West along the line of lands on the Southeast, now or formerly of the said Stephen R. Taylor, about nineteen feet to a point in the center line of the aforesaid old Churchman's Road; and thence thereby North sixty-five degrees, fifty minutes West twenty-five feet to the point and place of BEGINNING.

GRANTING CLAUSE II.
BUILDINGS AND EQUIPMENT.
All buildings, improvements, standpipes, towers, reservoirs, wells, springs, flumes, sluices, canals, basins, cribs, machinery, mains, conduits, hydrants, valves, pipes, pipe lines, service pipes, water works plants and systems, dams, tanks, shops, structures, purification systems, pumping stations, power plants, fixtures, engines, boilers, pumps, meters, apparatus and equipment, wherever situated, which are now owned or may hereafter be acquired by the Company, except as hereinafter expressly excepted.

GRANTING CLAUSE III.
FRANCHISES AND OTHER RIGHTS.
All corporate and other franchises, all water and flowage rights, riparian rights, easements and rights-of-way, and all permits, ordinances, licenses, rights, grants, privileges and immunities ; and all renewals, extensions, additions or modifications of any of the foregoing; whether the same or any thereof, or any renewals, extensions, additions or modifications thereof, are now owned or may hereafter be acquired, owned, held or enjoyed by the Company; but, as to all such property, only to the extent permitted by law.

GRANTING CLAUSE IV.
 FURTHER PROPERTY CONVEYED TO TRUSTEE.
All property which may from time to time after the date of this Indenture be delivered, or which may by writing of any kind be conveyed, pledged, assigned or transferred, to the Trustee by the Company or by any person or corporation to be held as part of the Mortgaged Property, as hereinafter defined, except as hereinafter expressly excepted; and the Trustee is hereby authorized to receive any such property, and any such conveyance, pledge, assignment or transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms of this Indenture.

GRANTING CLAUSE V.
 OTHER AND AFTER-ACQUIRED PROPERTY.
All other property, of whatever nature and kind, which the Company now owns and which it may hereafter acquire, except as herein expressly excepted.
TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise pertaining to the aforesaid premises, property, rights and franchises or any part thereof, with the reversion and reversions, remainder and remainders, and, to the extent permitted by law, all tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, rights and franchises and every part and parcel thereof.

EXCEPTED PROPERTY.
SAVING AND EXCEPTING, HOWEVER, from the property hereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it):
(a) all bills, notes and accounts receivable, and cash on hand and in bank, .
(b) all contracts, choses in action, bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein,
(c) all office furniture and equipment, motor vehicles, tools, and
(d) all materials, equipment, goods, merchandise and supplies not installed so as to constitute part of the real or fixed property of the Company,

-other than any of the foregoing which at any time may be specifically transferred or assigned to or pledged or deposited with the Trustee hereunder or required by the provisions of this Indenture so to be; provided, however, that if, upon the occurrence of an Event of Default, as hereinafter defined, the Trustee or any receiver or trustee appointed hereunder or upon the application of the Trustee or holders of the Bonds outstanding hereunder shall enter upon and take possession of all or substantially all of the Mortgaged Property, as hereinafter defined, the Trustee or such receiver or trustee may, to the extent permitted by law, at the same time likewise take possession of any or all of the property hereinabove saved and excepted from this Indenture then on hand which is used or useful in connection with the business of the Company, and use and administer the same, to the extent permitted by law, to the same extent as if such property were part of the Mortgaged Property, unless and until such default shall be remedied or waived and possession of the Mortgaged Property restored to the Company, its successors or assigns.

SUBJECT CLAUSE.
SUBJECT, HOWEVER, as to all of the above described property, to the exceptions, reservations and matters hereinabove recited; and
(a) to. Permitted Encumbrances, as hereinafter defined, and
(b) with respect to any property which the Company may hereafter acquire, in addition to the foregoing, to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds and other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same, and to any and all liens existing thereon at the time of such acquisition.

HABENDUM CLAUSE.
To HAVE AND TO HOLD all said premises, property, rights and franchises granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid or intended so to be (said premises, property, rights and franchises being herein sometimes called the "Mortgaged Property"), unto the Trustee and its successors in the. trust, and to them and their assigns forever;

GRANT IN TRUST.
IN TRUST, NEVERTHELESS, upon thee terms and trusts herein set forth, for the equal and proportionate benefit and security of those who shall hold or own the Bonds and coupons issued and to be issued hereunder, or any of them, without preference of any of said Bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiations thereof or by reason of the date or maturity thereof, or for any other reason whatsoever; subject, however, to the provisions of Sections 4.02 and 5.07.
GENERAL COVENANT.
IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, that all such Bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held and applied, subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in the trust, for the benefit of those who shall hold or own said Bonds and coupons, or any of them, as follows

ARTICLE I.
DEFINITIONS.
SECTION 1.01. Definitions: Unless the context otherwise requires, the terms defined in this Section 1.01 shall for all purposes of this Indenture have the respective meanings set forth below, the following definitions to be equally applicable to both the singular and the plural forms of any of the terms defined:

Acquired Plant:
The term "Acquired Plant" shall mean any plant or system, including any property used in connection therewith, purchased or acquired by the Company after December 31, 1960, which within two years prior to the date of purchase or acquisition thereof by the Company has been used or operated by others in the business of a water company or of a water utility.

As to the Cost of an Acquired Plant, see under the definition of Cost.
As to the Fair Value of an Acquired Plant, see under the definition of Fair Value.

Additions Credit:
The term "Additions Credit" shall have the meaning specified in subparagraph (e) of paragraph 3 of subdivision (A) of Section 3.06.

Article, Section:
All references herein to an "Article" or a "Section" or any other subdivision are to the corresponding article, section or subdivision of this Indenture.

Authorized Newspaper:
The term "Authorized Newspaper", with respect to any city, shall mean a newspaper printed in the English language and of general circulation in that city, customarily published on each business day.

Board of Directors:
The term "Board of Directors" shall mean the Board of Directors of the Company.

Bond; Issued Bond; Outstanding:
The term "Bond" shall mean one of the bonds issued hereunder.
The term "issued", as applied to a Bond, shall mean a Bond duly authenticated and delivered pursuant to the provisions of this Indenture.
The term "outstanding under this Indenture" or "outstanding hereunder" or "outstanding", when used as to any particular time with reference to Bonds, shall mean, subject to the provisions of Sections 14.03 and 14.07 and to the provisions of Section 5.07, all Bonds which shall theretofore have been issued under this Indenture, except:
(a) Bonds which shall be deemed to have been retired as provided below in this definition;
(b) Bonds which shall have been surrendered to the Trustee for cancellation; and
(c) Bonds in substitution for which other Bonds shall have been issued pursuant to Section 2.12 (relating to lost, stolen, destroyed and mutilated Bonds).

A Bond shall be deemed to have been retired if
(i) a sum sufficient to pay the principal thereof (and premium, if any, thereon) and all unpaid interest thereon to maturity or to the date fixed for the redemption thereof, as the case may be, shall have been irrevocably deposited with the Trustee in trust for that purpose and made immediately available to the holder thereof, and
(ii) in case such Bond is to be redeemed, notice of redemption thereof (including notice of such availability) shall have been duly given as provided in Article V or provision satisfactory to the Trustee for the giving of such notice shall have been made, or
88
(iii) in case said Bond is not to be redeemed and is to be paid at maturity, notice of the availability of such sum shall have been duly given as provided in subdivision (a) of Section 15.01 or provision satisfactory to the Trustee for the giving of such notice shall have been made.

Bondholders; Holders; Holders or Registered Owners:
Subject to Article XIV hereof, the terms "Bondholders" or "holders" of the Bonds or "holders or registered owners" of the Bonds shall, for the purposes of this-Indenture and of all indentures supplemental hereto now or hereafter entered into in accordance with the provisions hereof, unless the context otherwise requires, mean the bearers of any coupon Bonds outstanding hereunder the ownership of which is not at the time registered as to principal, the registered holders of any coupon Bonds which are at the time duly registered as to principal and the registered owners of any registered Bonds without coupons. Subject to Article XIV hereof, any reference to the holders or registered owners of a particular percentage or proportion of the Bonds, or of Bonds of a particular series, shall mean the holders or registered owners at the particular time of the specified percentage or proportion in aggregate principal amount of all Bonds then outstanding, or of all Bonds of the particular series then outstanding, as the case may be, exclusive of Bonds known to the Trustee to be held by the Company, whether or not theretofore issued, and whether held in its treasury or pledged to secure any indebtedness.

Certified Resolution:
The term "Certified Resolution" shall mean a copy of a resolution or resolutions certified by the Secretary or an Assistant Secretary of the Company under the corporate seal of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, which date shall be not more than 10 days prior to the date of the authentication of any Bonds hereunder, the withdrawal or application of any moneys held by the Trustee hereunder, the release of any property subject to the lien hereof or the taking of any other action by the Trustee requested by such Certified Resolution.

Company:
The term "Company" shall mean the party of the first part hereto, Artesian Water Company, and, subject to the provisions of Article XI, shall also include any Successor Corporation as defined in Section 11.01.

Corporation:
The term "corporation" shall include corporations, voluntary associations, joint stock companies and business trusts.

Cost:
The term "Cost", as applied to Property Additions or any other property of the Company, shall have the meaning specified in paragraph 2 of subdivision (A) of Section 3.06.

Cost Basis:
As to the term "Cost Basis", when used with reference to Retirements, see the definition, of "Retirements".
Coupon:
The term "coupon" shall mean a coupon for interest appertaining to a Bond.

Event of Default:
The term "Event of Default" shall have the meaning specified in Section 8.01.

Excepted Property:
The term "Excepted Property" shall mean the property specified in the Excepted Property clause of this Indenture.

Fair Value:
The term "Fair Value" of any property or securities shall mean the fair value thereof as set forth in the appropriate officers', appraiser's, engineer's, or other certificate or resolution. The Fair Value of any Acquired Plant shall not include any amount for good will, going-concern value or contracts, operating agreements or other similar intangible property, whether or not separate or distinct consideration shall have been paid for or apportioned to the same. Neither shall it include any amount for franchises except to the extent that the cost thereof may properly be included in Property Account under Required Accounting Practice.

Funded Prior Liens:
The term "Funded Prior Liens" shall mean liens securing indebtedness for the payment or redemption of which money in the necessary amount has been irrevocably deposited with the Trustee, or with the trustee or other holder of the mortgage or other lien securing such indebtedness. When used in connection with the authentication and delivery of additional Bonds hereunder, such term shall also include any mortgage or other lien securing indebtedness which will be retired prior to or simultaneously with the authentication and delivery of the additional Bonds applied for.

Herein, hereof, hereby, hereunder:
The terms "herein" "hereof", "hereby", "hereunder" and other terms of similar import refer to this Indenture as a whole and not to any particular Article, Section, paragraph or subdivision hereof.

Indenture:
The term "Indenture" shall mean this instrument and all indentures supplemental hereto.

Lien o f this Indenture; lien hereof:
The term "lien of this Indenture" or "lien of the Indenture" or "lien hereof" shall mean the lien created by these presents (including the after-acquired property clauses hereof), or created by any subsequent conveyance hereunder to the Trustee (whether made by the Company or any other corporation or any individual or co-partnership) or otherwise created, effectively constituting any property a part of the security held by the Trustee for the benefit of the Bonds outstanding hereunder.

Mortgaged Property:
The term "Mortgaged Property" shall have the meaning specified in the Habendum Clause of this Indenture.

Net Amount of Property Additions:
The term "Net Amount of Property Additions" shall have the meaning specified in subparagraph (a) of paragraph 3 of subdivision (A) of Section 3.06.

Net Earnings:
The term "Net Earnings" shall have the meaning specified in paragraph 4 of subdivision (A) of Section 3.06.

Net Earnings Certificate:
The term "Net Earnings Certificate" shall have the meaning specified in paragraph 1 of subdivision (B) of Section 3.06.

Net Property Additions Certificate:
The term "Net Property Additions Certificate" shall have the meaning specified in paragraph 2 of subdivision (B) of Section 3.06.

Officers' Certificate:
The term "Officers' Certificate" shall. mean a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company. Such Certificate shall be dated not more than ten (10) days prior to the date of the authentication of any Bonds hereunder, the withdrawal or application of any moneys held by the Trustee hereunder, the release of any property subject to the lien hereof or the taking of any other action by the Trustee, in connection with which the Certificate is furnished.

Opinion of Counsel:
The term "Opinion of Counsel" shall mean an opinion in writing signed by counsel, who may but need not be of counsel to the Company, appointed by the Board of Directors and acceptable to the Trustee in the exercise of reasonable care. Such Opinion of Counsel shall be dated not more than ten (10) days prior to the date of the authentication of any Bonds hereunder, the withdrawal or application of any moneys held by the Trustee hereunder, the release of any property subject to the lien hereof or the taking of any other action by the Trustee, in connection with which the Opinion of Counsel is furnished.

Permitted Encumbrances:
The term "Permitted Encumbrances" shall mean
(a) Existing leases, tenure of any present occupants, easements, rights-of-way and other similar encumbrances (which the Company certifies, in its judgment, do not impair the use of the property by the Company in its business) ;
(b) Building restrictions and other restrictive covenants (which the Company certifies, in its judgment, do not impair the use of the property by the Company in its business) ;
(c) Liens, securing indebtedness which has neither been assumed by the Company nor on which it customarily pays interest charges, existing solely upon real property (or rights in or relating thereto) used primarily for right-of-way purposes;
(d) Existing defects in title to rights-of-way or easements or real property acquired solely for right-of-way purposes (which the Company certifies it has power to cure by appropriate legal proceedings) ;
(e) Liens of taxes and assessments not yet payable or payable without penalty so long as so payable;
(f) Liens of taxes, assessments, charges and other indebtedness, the validity of which the Company is contesting or causing to be contested in good faith by appropriate action diligently pursued and which the' Company is not at the time required to pay or satisfy under the provisions of Section 4.04;
(g) Alleys, streets and highways that may run across or encroach upon real property of the Company but which do not, in the Company's judgment, impair the use of the property by the Company in its business, and liens, if any, incidental to construction, including maintenance, repairs and alterations ; and
(h) Liens of employees and laborers for current wages, not yet due, to the extent that such liens are lawfully prior to or on a parity with the lien hereof.
Person:
The term "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political. subdivision thereof.
Prior Lien:
The term "Prior Lien" shall mean a mortgage or other lien (except a Permitted Encumbrance), prior to the lien of this Indenture, existing at the particular time upon any of the Mortgaged Property.
Property Account:
The term "Property Account" shall mean an appropriate plant and property fixed asset account classified as such under Required Accounting Practice.
Property Additions:
The term "Property Additions" shall have the meaning specified in paragraph 1 of subdivision (A) of Section 3.06.
Registered Holder:
The term "registered holder", with respect to any registered Bond without coupons or any coupon Bond registered as to principal, shall mean the person or persons in whose name or names such Bond shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.
Required Accounting Practice:
The term "Required Accounting Practice" shall mean the accounting rules or regulations at the time prescribed by the regulatory body under the jurisdiction of which the Company is at the time operating, and, to the extent that a matter is not covered by such rules or regulations, or, if there be no such regulatory body or no such accounting rules or regulations, then such term shall mean generally accepted accounting practice at the time for companies engaged in a business similar to that of the Company.
Responsible Officer:
The term I responsible officer ", with respect to the Trustee, shall have the meaning specified in Section 12.03.
Retirements; Cost Basis o f Retirements:
The term "Retirements" shall have the meaning specified in subparagraph (b) of paragraph 3 of subdivision (A) of Section 3.06.
The term "Cost Basis", when used with reference to Retirements, shall have the meaning specified in subparagraph (c) of paragraph 3 of subdivision (A) of Section 3.06.
Retirements Credits:
The term I `Retirements Credits" shall have the meaning specified in subparagraph (f) of paragraph 3 of subdivision (A) of Section 3.06.
Sinking Fund; Sinking Fund Requirement:
The terms "Sinking Fund" and "Sinking Fund Requirement" shall have the meanings specified, respectively, in Sections 4.14 and 4.15.
Successor Corporation:
The term "Successor Corporation" shall have the meaning specified in Section 11.01.
Supplemental indenture; indenture supplemental hereto:
The term "supplemental indenture" or "indenture supplemental hereto" shall mean any indenture hereafter duly authorized and entered into in accordance with the provisions of this Indenture.
Trustee:
The term "Trustee" shall mean the Wilmington Trust Company, party of the second part hereto, or its successor in the trusts created by this Indenture.
Unmatured coupons:
The term "unmatured coupons" shall mean, as of any time, coupons for interest payments not then due and payable as therein or in this Indenture expressed.
Used for any purpose o f this Indenture:
The phrase "used for any purpose of this Indenture", when used with reference to Property Additions or with reference to Bonds, shall have the meaning specified in subparagraph (d) of paragraph 3 of subdivision (A) of Section 3.06.

ARTICLE II.
FORM, TERMS AND EXECUTION OF BONDS.
SECTION 2.01. Bonds Issuable in Series; Designation and Terms Thereof. The Bonds issuable hereunder may, if and when authorized by the Board of Directors, be issued in one or more series and shall be designated generally as the "First Mortgage Bonds" of the Company. The Bonds of each series other than Series A and Series B shall have such further particular designations as the Board of Directors may adopt for such series, and each Bond issued hereunder shall bear upon the face thereof the designation so adopted for the series to which it belongs.
All Bonds of any one series outstanding hereunder at the same time shall be identical in respect of the date of maturity (unless they are of serial maturities), the place or places of payment of the principal thereof and the premium (if any) and interest thereon, the interest rate (unless they are of serial maturities) and interest payment dates, the price or prices and terms for redemption (unless they are of serial maturities), if redeemable, and the provisions (if any) as to the payment of principal or interest, or both, without deduction for, or as to the reimbursement of, taxes and (except for necessary or proper variations between Bonds of different denominations) as to conversion (if provision is made therefore), but Bonds of the same series may be of different denominations and Bonds of any series other than Series A and Series B may be of serial maturities and, if of serial maturities, may differ with respect to maturity date, interest rate and price and terms of redemption or conversion. All coupon Bonds of any one series shall be dated as of the same date.

SECTION 2.02. Creation and Certain Terms o f Bonds o f Series A.
A series of Bonds to be issued hereunder and secured hereby is hereby created, which shall be designated as, and shall be distinguished from the Bonds of all other series by the title, "First Mortgage Bonds, Series A, 4½% ", sometimes herein referred to as the `Bonds of Series A".
The aggregate principal amount of the Bonds of Series A shall not exceed $1,600,000.

The coupon. Bonds of Series A shall be dated the date of issue, and shall bear interest from the date of issue. All Bonds of Series A shall be due November 1, 1978, and shall bear interest at the rate of four and one-half per cent. (4½%) per annum, payable semi-annually on the first day of May and the first day of November in each year until the Company's obligation with respect to the payment of such principal shall be discharged.

The Bonds of Series A shall be issuable as coupon Bonds registerable as to principal, in the denomination of One Thousand Dollars ($1,000), the bonds of such denomination to be numbered consecutively AM1 upwards, and also as registered Bonds without coupons in the denominations of One Thousand Dollars ($1,000) and any multiple thereof, numbered AR1 and upwards.

The principal of and premium (if any) and the interest on the Bonds of Series A shall be payable at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

The Bonds of Series A shall be redeemable as herein provided in whole or in part, at any time or from time to time, either (i) at the option of the Company or (ii) pursuant to any provisions of this Indenture requiring such redemption.

(A) Special Redemption Price. If redeemed (i) pursuant to the provisions of Section 6.07 by reason of property having been sold to or otherwise acquired by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies and released from the lien hereof, (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company, occurring in connection with or subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies, or (iii) with moneys received by the Trustee through the operation of the Sinking Fund provided for in Section 4.14 hereof, the Bonds of Series A shall be redeemable at the principal amount thereof, together with interest accrued to the date fixed for redemption.

(B) General Redemption Prices. The Bonds of Series A shall not be redeemable, prior to November 1, 1971, from the proceeds of (i) any sale of capital stock by the Company or (ii) any borrowing, direct or indirect, by the Company at an effective interest rate (giving effect to any premium or discount) of 4¾% or less; and after November 1, 1971, the Bond of Series A shall be redeemable from such proceeds described in clauses (i) and (ii) of this sentence at the redemption price at the time applicable as set forth in Column A of the schedule annexed hereto and marked Exhibit A, together with interest accrued to the date fixed for redemption. If redeemed otherwise than as set forth in subdivision (A) of this Section 2.02 or the next preceding sentence, the Bonds of Series A shall be redeemable at the redemption price at the time applicable as set forth in Column B of the schedule annexed hereto and marked Exhibit A, together with interest accrued to the date fixed for redemption.
Any redemption of Bonds of Series A shall be effected in accordance with the provisions of Article V of this Indenture.
The text of the coupon Bonds of Series A and the coupons appertaining thereto and of the registered Bonds without coupons of said series and of the authentication certificate of the Trustee upon said Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited with respect thereto.

SECTION 2.03. Creation and Certain Terms o f Bonds o f Series B.
A series of Bonds to be issued hereunder and secured hereby is hereby created, which shall be designated as, and shall be distinguished from the Bonds of all other series by the title, "First Mortgage Bonds, Series B, 5. 3/8%", sometimes herein referred to as the "Bonds of Series B".
The aggregate principal amount of the Bonds of Series B shall not exceed $1,000,000.
The coupon Bonds of Series B shall be dated the date of issue and shall bear interest from the date of issue. All Bonds of Series B shall be due July 1, 1986, and shall bear interest at the rate of five and three-eighths per cent. (5 3/8%) per annum, payable semiannually on the first day of January and the first day of July in each year until the Company's obligation with respect to the payment of such principal shall be discharged.
The Bonds of Series B shall be issuable as coupon Bonds registerable as to principal, in the denomination of One Thousand Dollars ($1,000), the bonds of such denomination to be numbered consecutively BM1 upwards, and also as registered Bonds without coupons in the denominations of One Thousand Dollars ($1,000) and any multiple thereof, numbered BR1 and upwards.
The principal of and premium (if any) and the interest on the Bonds of Series B shall be payable at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, in coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.
The Bonds of Series B shall, be redeemable as herein provided in whole or in part, at any time or from time to time, either (i) at the option of the Company or (ii) pursuant to any provisions of this Indenture requiring such redemption.
(A) Special Redemption Price. If redeemed (i) pursuant to the provisions of Section 6.07 by reason of property having been sold to or otherwise acquired by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies and released from the lien hereof, (ii) in connection with any voluntary or involuntary liquidation, dissolution or winding-up of the Company, occurring in connection with subsequent to the acquisition of all or substantially all of the stock of the Company ordinarily entitled to voting rights by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies, or (iii) with moneys received by the Trustee through the operation of the Sinking Fund provided for in Section 4.15 hereof, the Bonds of Series B shall be redeemable at the principal amount thereof, together with interest accrued to the date fixed for redemption.
(B) General Redemption Prices. The Bonds of Series B shall not be redeemable, prior to July 1, 1971, from the proceeds of (i) any sale of capital stock by the Company or (ii) any borrowing, direct or indirect, by the Company at an effective interest rate (giving effect to any premium or discount) of 5%% or less; and after July 1, 1971, the Bonds of Series B shall be redeemable from such proceeds described in clauses (i) and (ii) of this sentence at the redemption price at the time applicable as set forth in Column A of the schedule annexed hereto and marked Exhibit B, together with interest accrued to the date fixed for redemption. If redeemed otherwise than as set forth in subdivision (A) of this Section 2.03 or the next preceding sentence, the Bonds of Series B shall be redeemable at the redemption price at the time applicable as set forth in Column B of the schedule annexed hereto and marked Exhibit B, together with interest accrued to the date fixed for redemption.
Any redemption of Bonds of Series B shall be effected in accordance with the provisions of Article V of this Indenture.
The text of the coupon Bonds of Series B and the coupons appertaining thereto and of the registered Bonds without coupons of said series and of the authentication certificate of the Trustee upon said Bonds shall be, respectively, substantially of the tenor and effect hereinbefore recited with respect thereto.

SECTION 2.04. Variations and Text of Future Series. The Bonds of any series other than Series A and Series B, at the election of the Board of Directors, as expressed from time to time in one or more indentures supplemental hereto, which the Company is hereby authorized to execute and deliver to the Trustee, may contain such terms and conditions, not inconsistent with the provisions of this Indenture, as may be prescribed by the Board of Directors, including without limitation, terms and conditions as to the matters with respect to the Bonds of such series set forth in paragraph 2 of Section 3.04.
The text of the Bonds of any series other than Series A and Series B, of the coupons appertaining to the coupon Bonds of such series and of the authentication certificate of the Trustee on the Bonds of said series shall be, respectively, substantially of the tenor and effect of the Bonds, coupons and authentication certificate of the Trustee hereinbefore recited with respect to the Bonds of Series A and the Bonds of Series B, with such changes consistent with and permitted or required by this Indenture as may be appropriate and authorized by the Board of Directors.

SECTION 2.05. Execution of Bonds; Signatures; Matured Coupons; Legends, etc. All the Bonds shall be executed on behalf of the Company by its President or one of its Vice-Presidents and its corporate seal shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries (which signatures and seal may be in facsimile, if permitted by law). The coupons to be attached to the Bonds shall bear the facsimile signature of the present or any future Treasurer of the Company, and the Company may adopt and use for the purpose a facsimile signature of any person who shall have been its Treasurer, notwithstanding that such person may not have been such Treasurer at the date of the Bonds or may have ceased to be such Treasurer at the time such Bonds shall be actually authenticated and delivered.
In case any of the officers who shall have signed or sealed any Bonds or attested the seal thereon shall cease to be such officers of the Company before the Bonds so signed and sealed shall have been actually authenticated or delivered by the Trustee or issued by the Company, such Bonds nevertheless may be authenticated, delivered and issued with the same force and effect as though the person or persons who signed and sealed such Bonds and attested the seal thereon had not ceased to be such officer or officers of the Company; and also any such Bond may be signed and sealed and the seal thereon attested, on behalf of the Company, by such persons as at the actual date of the execution of such Bond shall be the proper officers of the Company, although at the nominal date of such Bond such persons may not have been such officers of the Company.
Before authenticating any coupon Bond the Trustee shall, except as provided in Sections 2.12 and 2.13, cut off and cancel all matured coupons appertaining thereto and, on the written request of the Company, deliver the same to the Company.
Any Bond issued hereunder may bear such numbers, letters or other marks of identification or designation, and may be endorsed with or have incorporated in the text thereof such legends or recitals as may be required to comply with the rules and regulations of any stock exchange upon which the Bonds are listed or are to be listed or to conform to any law or usage with respect thereto.

SECTION 2.06. Registered Bonds; Date; Interest Accrual; Transfer; Exchange; Reservation of Coupon Bonds. Any registered Bond without coupons of any series may be transferred at the office or agency of the Company specified for such purpose in the Bond or in any indenture supplemental hereto with respect to the Bonds of the particular series, upon surrender thereof at said office or agency for cancellation, and thereupon the Company shall issue in the name of the transferee or transferees, and the Trustee shall authenticate and deliver, a new registered Bond or Bonds without coupons of the same series and maturity, in an authorized denomination or denominations, for a like aggregate principal amount. Except as provided in Sections 2.12 and 2.13, every registered Bond without coupons shall be dated as of the date of its authentication (except that if any registered Bond shall be authenticated on any interest payment date it shall be dated as of the day next following such interest payment date). Every registered Bond without coupons shall bear interest from the interest payment date next preceding the date of such Bond (or, if the date of such Bond is prior to the first interest payment date for the Bonds of such series, then from the date from which interest is payable with respect to the coupon Bonds of such series). Registered Bonds without coupons may, upon surrender thereof at the aforesaid office or agency of the Company, be exchanged for a like aggregate principal amount of Bonds of like form, in any other authorized denomination or denominations, or coupon Bonds, of the same series and maturity, in any authorized denomination or denominations, bearing, or (in the case of coupon Bonds) with attached coupons for, interest from the last interest payment date to which interest has been paid on the registered Bonds so surrendered, or for a like aggregate principal amount of both such registered Bonds without coupons and coupon Bonds, all subject to the conditions and provisions, including the payment of any charges and taxes, set forth in Section 2.09; provided, however, that the Company shall not be obligated to make any such exchange except after notice giving it a reasonable time for the preparation of the Bonds to be delivered on such exchange. Upon the issue of any registered Bond without coupons, there may, if so determined by the Board of Directors, be reserved the appropriate numbers of other designating marks of the coupon Bonds issuable in exchange therefore, and each such registered Bond may, but need not, be endorsed to show such numbers or other designating marks, in such form as may be required to comply with the rules and regulations of any stock exchange upon which the Bonds are listed or are to be listed or to conform to any law or usage with respect thereto.

SECTION 2.07. Transfer, Registration and Exchange of Coupon Bonds. All coupon Bonds issued hereunder shall be transferable by delivery except while registered as to principal in the manner hereinafter provided. Any coupon Bond issued hereunder may be registered as to principal in the name of the holder on books of the Company to be kept for that purpose at the office or agency of the Company specified for such purpose in the Bond or in any indenture supplemental hereto with respect to the Bonds of the particular series, and such registration shall be noted on the Bond. After such registration, no transfer shall be valid unless made on said books by the registered owner in person, or by his duly authorized attorney, and similarly noted on the Bond; but such Bond may be discharged from registration by being in like manner transferred to bearer, and thereupon transferability by delivery shall be restored; and such Bond may again, from time to time, be registered or discharged from registration in the same manner. Such registration, however, shall not affect the negotiability by delivery of the coupons, but every such coupon shall continue to be transferable by delivery and shall be and remain payable to bearer, and payment thereof to bearer shall fully discharge the Company in respect of the interest therein mentioned, whether or not the Bond to which such coupon shall appertain be registered as to principal. Such registrations, transfers and discharges from registration shall be under such reasonable regulations as the Company may prescribe and shall be without expense to the holder or registered owner of the Bond; but any taxes or other governmental charges required to be paid with respect to the same shall be paid by the party requesting such registration, transfer or discharge from registration as a condition precedent to the exercise of the privilege conferred by this Section 2.07. Any coupon Bond or Bonds, bearing all unmatured coupons, may, upon surrender thereof at the aforesaid office or agency of the Company, be exchanged for a like aggregate principal amount of registered Bonds without coupons or of coupon Bonds of the same series and maturity, of any authorized denomination or denominations, subject to the conditions and provisions, including the payment of any charges and taxes, set forth in Section 2.09.

SECTION 2.08. Ownership of Registered and Bearer Bonds. As to all coupon Bonds registered as to principal and all registered Bonds without coupons, the person in whose name the same shall at the time be registered on the books of the Company shall be deemed and regarded as the absolute owner thereof for all purposes of this Indenture whatsoever (except as otherwise provided in Article XIV) ; and payment of or on account of the principal of and premium (if any) on any such Bond, if it be a coupon Bond registered as to principal, and of the principal of and premium (if any) and interest on any such Bond, if it be a registered bond without coupons, shall be made only to or upon the order in writing, in form satisfactory to the Company and the Trustee, of such registered owner thereof, but such registration may be changed as provided herein. All such payments shall be valid and effectual to satisfy and discharge the liability of the Company upon such Bonds to. the extent of the sum or sums so paid. The Company and the Trustee may deem and treat the bearer of any coupon Bond which shall not at the time be registered as to principal and the bearer of any coupon for interest on any coupon Bond (whether or not such Bond be registered as to principal), whether or not such Bond or coupon shall be overdue, as the absolute owner of such Bond or coupon, as the case may be, for the purpose of receiving payment thereof and for all other purposes whatsoever (except as otherwise provided in Article XIV), and the Company and the Trustee shall not be affected by any notice to the contrary.

SECTION 2.09. Exchanges and Transfers o f Bonds-Manner and Conditions; Charges. In all cases in which the privilege of exchanging Bonds or transferring registered Bonds without coupons exists and is exercised, the Bonds to be exchanged or transferred shall be surrendered for cancellation at the office or agency of the Company specified for such purpose in the Bonds or in any indenture supplemental hereto with respect to the Bonds of the particular series, with all unmatured coupons (if any) attached and, in the case of coupon Bonds registered as to principal or registered Bonds without coupons, accompanied by such duly executed instruments of transfer as. may be required by the Company and the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore the Bonds, with appropriate coupons attached, which the person making the exchange or transfer shall be entitled to receive. The Trustee shall forthwith cancel all Bonds and coupons so surrendered and, on the written request of the Company, deliver the same to the Company.
Every exchange or transfer of Bonds under the provisions of this Article II shall be effected in such manner as may be prescribed by the Board of Directors or pursuant to its authorization, with the approval of the Trustee, and as may be required to comply with the rules and regulations of any stock exchange upon which the Bonds are listed or are to be listed or to conform to any law or usage with respect thereto. The Company shall not be required to make exchanges or transfers of any Bond under any provision of this Article II after the first publication or mailing of notice of redemption of such Bond, whichever is, earlier, anything in such Bond to the contrary notwithstanding.
Upon any such exchange of Bonds (other than pursuant to Sections 2.10 or 2.11) or transfer of registered Bonds without coupons, the Company may require the payment of such reasonable charges therefore, not exceeding Five Dollars ($5) for each Bond delivered, as it may deem proper, the payment of which, together with any taxes or other governmental charges required to be paid with respect to such exchange or transfer, shall be made by the party requesting the same as a condition precedent to the exercise of the privilege of such exchange or transfer.

SECTION 2.10. Exchange for Bonds of Successor Corporation. In case the Company, pursuant to the provisions of Article XI, shall be consolidated with or merged into any other corporation or all or substantially all of the Mortgaged Property as an entirety or substantially as an entirety shall be conveyed or transferred, subject to the lien of this Indenture, and the Successor Corporation resulting from such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as. aforesaid, shall have executed with the Trustee and caused to be recorded an indenture pursuant to the provisions of Section 11.01, any Bonds issued under this Indenture prior to such consolidation, merger, conveyance or transfer may, from time to time, at the request of the Successor Corporation and with the consent of the holders or registered owners of such Bonds, and without expense to such holders or owners, be exchanged for other Bonds of the same series and maturity, executed in the name and under the seal of the Successor Corporation, with such changes in phraseology and form as may be appropriate but in substance of like tenor, and with corresponding coupons attached, as the Bonds surrendered for such exchange, and of like principal amount; and the Trustee, upon the request of the Successor Corporation, shall authenticate Bonds as specified in such request for the purpose of such exchange and shall deliver such Bonds upon surrender of the Bonds so to be exchanged therefore. All coupon Bonds so surrendered and all coupon Bonds delivered in exchange therefore shall be accompanied by all unmatured coupons appertaining thereto, and all coupon Bonds registered as to principal and registered Bonds without coupons so surrendered shall be accompanied by written instruments of transfer duly executed by the registered owner or his duly authorized attorney, if deemed necessary by the Trustee. The Trustee shall forthwith cancel all Bonds and coupons so surrendered and, on the written request of the Company, deliver the same to the Company. All Bonds so executed in the name and under the seal of the Successor Corporation and authenticated and delivered shall in all respects have the same legal rank and security as the Bonds executed in the name of the Company and surrendered upon such exchange, with like effect as if the Bonds so executed in the name of the Successor Corporation had been issued, authenticated and delivered hereunder on the date hereof.
If additional Bonds of any particular series of which Bonds are at the time outstanding shall at any time be issued in any new name, the Company will provide for the exchange of any Bonds of such series previously issued, at the option of and without expense to the holders or registered owners thereof, for Bonds issued in such new name.

SECTION 2.11. Temporary and Definitive Bonds. Until definitive Bonds of any series are ready for delivery, the Company may execute and, upon request of the Company in writing, the Trustee shall authenticate and deliver in lieu of any thereof, and subject to the same provisions, limitations and conditions, one or more temporary lithographed, typewritten, mimeographed or printed Bonds, substantially of the tenor of the definitive Bonds in lieu of which such temporary Bond or Bonds are issued, without coupons or with one or more coupons, registerable or not registerable as to principal, with such privileges of exchangeability, in such denomination or denominations (whether or not of denominations authorized for definitive Bonds), with appropriate omissions, variations and insertions, and in such form (not inconsistent with the provisions of this Indenture or any indenture supplemental hereto) as the Board of Directors may determine. The text of the temporary Bonds may express the interest rate of the Bonds and the series thereof by reference to the title of the Bonds.
The Company shall, without unnecessary delay and at its own expense, prepare, execute and deliver to the Trustee, and thereupon, upon the presentation and surrender of any such temporary Bond or Bonds, with all unmatured coupons, if any, appertaining thereto, the Trustee shall authenticate and deliver in exchange therefore definitive Bonds of the same series and maturity, for the same aggregate principal amount as, and in the authorized denominations indicated by the holders or registered owners of, the temporary Bond or Bonds so surrendered. Until exchanged for definitive Bonds, such temporary Bond or Bonds shall be entitled to the lien and benefit of this Indenture. The Trustee shall forthwith cancel all temporary Bonds and coupons so surrendered and, on the written request of the Company, deliver the same to the Company.
When and as interest is paid on any temporary Bond in bearer form, if no coupon be attached, the fact of such payment shall be noted thereon. Until definitive Bonds are ready for delivery, the holder or registered owner of any temporary Bond or Bonds may, with the consent of the Company, exchange the same, upon the surrender thereof to the Trustee for cancellation, with all unmatured coupons, if any, appertaining thereto, for a like aggregate principal amount of temporary Bonds of the same series and maturity, in any other authorized denomination or denominations indicated by him, bearing all unmatured coupons, if any.
The definitive Bonds of each series shall be engraved, or lithographed or printed with steel engraved borders, as the Board of Directors may determine.

SECTION 2.12. Lost, Stolen, Destroyed and Mutilated Bonds. Upon receipt by the Company and the Trustee of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Bond hereby secured and any coupons appertaining thereto and of indemnity satisfactory to them, and upon surrender and cancellation thereof if mutilated, (a) the Company may execute, and the Trustee may authenticate and deliver, a new Bond of the same series and maturity and of like tenor and with corresponding coupons attached, in lieu of such lost, stolen, destroyed or mutilated Bond, and coupons, if any, or, (b) if such lost, stolen, destroyed or mutilated Bond shall have matured or have been called for redemption, or shall be about to mature or to be redeemed, in lieu of executing and delivering a new Bond as aforesaid, the Company may pay such Bond. Any such new Bond, in the discretion of the Company, may bear the same serial number as the lost, stolen, destroyed or mutilated Bond in lieu of which it is issued (in which case the new Bond may be marked "Duplicate" or be otherwise distinguished) or a different serial number, and may bear such endorsement as may be prescribed by the Company, with the approval of the Trustee, and as may be required to comply with the rules and regulations of any stock exchange upon which the Bonds are listed or are to be listed or to conform to any law or usage with respect thereto. The applicant for any such new Bond may be required to pay all reasonable expenses of the Company and of the Trustee in connection with the issue of such new Bond or the making of any such payment under this Section 2.12. Any Bonds and coupons issued pursuant to this Section 2.12 shall constitute original, additional contractual obligations on the part of the Company and shall be secured equally and ratably with all other Bonds and coupons issued hereunder.

SECTION 2.13. No Gain or Loss in Interest. Each Bond delivered pursuant to any provision of this Indenture in exchange or substitution for, or upon the transfer of the whole or any part of one or more other Bonds, shall carry all of the rights to interest accrued and unpaid and to accrue which were carried by the whole or such part, as the case may be, of such one or more other Bonds, and notwithstanding anything contained in this Indenture, such Bonds shall be so dated or have attached thereto such coupons or bear such notation, that neither gain nor loss in interest shall result from any such exchange, substitution or transfer.

SECTION 2.14. Trustee's Authentication Certificate. The Trustee's authentication certificate upon the Bonds to be issued hereunder shall be substantially of the tenor and effect hereinbefore provided, and no Bonds shall be secured hereby or entitled to the benefit hereof, or shall be or become valid or obligatory for any purpose, unless there shall be endorsed thereon an authentication certificate, substantially in such form, duly executed by the Trustee; and such authentication certificate of the Trustee upon any Bond shall be conclusive evidence that such Bond has been duly authenticated and delivered hereunder and conclusive evidence that the holder or registered owner thereof is entitled to the benefit of the trust and lien hereby created.

ARTICLE III.
ISSUE OF BONDS.
SECTION 3.01. Continuing Lien o f Indenture. This Indenture creates a continuing lien to secure the full and final payment of the principal of and any premium which may be due and payable on and the interest on all Bonds which may, from time to time, be executed, authenticated and delivered hereunder.

SECTION 3.02. Aggregate Principal Amount of Bonds. The aggregate principal amount of Bonds which may be so executed, authenticated and delivered hereunder is not limited except as herein specifically set forth and except that the amount of Bonds at any time issued and outstanding hereunder shall not exceed the limit of indebtedness (if any) of the Company at the time as fixed by its stockholders or the amount then permitted by law, whichever is less.
SECTION 3.03. All Bonds Equally and Ratably Secured. All Bonds and coupons (subject to the provisions of Sections 4.02 and 5.07, respectively) issued under and pursuant to this Indenture and at any time outstanding shall in all respects be equally and ratably secured hereby, without preference, priority or distinction on account of the date or dates or the actual time or times of the issue or maturity of said Bonds or coupons or any of them, so that all Bonds and coupons (subject to Sections 4.02 and 5.07 as aforesaid) at any time issued and outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture, and shall all be equally and ratably secured hereby, with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether such Bonds and coupons, or any of them, shall actually be sold or disposed of on such date or on some future date, or whether such Bonds and coupons, or any of them, shall have been authorized to be issued under the provisions of Section 3.05 or under any. other provision of this Indenture.

SECTION 3.04. General Requirements for Authentication and Delivery o f Bonds. Whenever requesting the authentication and delivery under this Article III of any Bonds issuable hereunder, the Company shall (except in the case of Bonds issuable under Section 3.05) furnish the Trustee, in addition to any other instruments elsewhere in this Article III required, the following:
1. Certified Resolution. A Certified Resolution requesting the Trustee to authenticate and deliver Bonds, specifying the series, maturity or (if Bonds of such series are of serial maturities) maturities and principal amount of such Bonds to be authenticated and delivered, and naming the person or persons to whom or upon whose order such Bonds shall be delivered.
2. Supplemental Indenture and Certified Resolution. In case the Bonds to be authenticated and delivered are of any series not theretofore created, an indenture supplemental hereto, accompanied by a Certified Resolution authorizing such supplemental indenture, designating the new series to be created and prescribing, with respect to the Bonds of such series
(a) the date of the coupon Bonds of such series,
(b) the amount of the Bonds of such series, if limited,
(c) the authorized denominations of the Bonds of such series,
(d) the text of the Bonds and coupons of such series,
(e) the date or (if of serial maturities) dates of maturity thereof,
(f) the place or places where principal, premium (if any) and interest are to be paid and where the Bonds are to be registerable, transferable or exchangeable,
(g) the rate or (if of serial maturities) rates of interest and the date from which, and the date or dates on which interest is payable,
(h) provisions (if any) as to payment of principal or interest, or both, without deduction for, or as to reimbursement of, taxes,
(i) provisions (if any) as to redemption,
(j) provisions (if any) for an improvement, sinking, purchase or analogous fund for the retirement of Bonds of such series,
(k) provisions (if any) as to convertibility, (1) provisions (if any) as to exchangeability,
(m) any other particulars necessary to describe and define such series within the provisions and limitations of this Indenture, and
(n) any other provisions and agreements in respect thereof provided, or not prohibited, by this Indenture.
All Bonds of any such series which may be executed, authenticated and delivered hereunder shall substantially conform to the provisions of such supplemental indenture.
3. Certificate of Regulatory Authority; Opinion of Counsel as to Governmental Authorizations. Either (a) a certificate or other official document constituting evidence of the authorization or approval of or consent to the issue of such Bonds and the execution by the Company of the supplemental indenture, if any, relating thereto, by each governmental body at the time having jurisdiction in the premises, together with an Opinion of Counsel that the same constitutes sufficient evidence of such authorization, approval or consent, and that the authorization, approval or consent of no other governmental body is required, or (b) an Opinion of Counsel that no authorization, approval or consent of any governmental body is required.
4. Opinion of Counsel as to Instruments Furnished Trustee, etc. An Opinion of Counsel that
(a) all instruments furnished the Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for it to authenticate and deliver the Bonds then applied for;
(b) all laws and requirements in respect of the form and execution by the Company of the supplemental indenture, if any such supplemental indenture is required, and the execution and delivery by the Company of the Bonds then applied for have been complied with;
(c) the Company has corporate power to issue such Bonds and has taken all necessary corporate action for that purpose ;
(d) after giving effect to the issue and delivery of the Bonds then applied for, the total amount of Bonds then to be issued and outstanding hereunder will not make the total amount of indebtedness of the Company, as stated in the accompanying certificate provided for in paragraph 5 of this Section 3.04, exceed the limit of indebtedness of the Company fixed by its stockholders or the amount permitted by law, whichever is less (stating such limit or amount), or that there is no limit of indebtedness of the Company then fixed by its stockholders or by law;
(e) the Bonds then applied for, when issued, will be secured by the lien of this Indenture, equally and ratably (subject to the provisions with respect to extended, pledged and transferred coupons contained in Section 4.02) with all other Bonds theretofore issued and then outstanding hereunder; and
(f) this Indenture constitutes a lien, for the benefit of the Bonds, on all property of the Company then expressed to be subject to the lien hereof, subject to no lien prior to or on a parity with the lien of this Indenture other than (i) Funded Prior Liens, (ii) Permitted Encumbrances, and (iii) with respect to property now owned by the Company, the liens referred to in the Granting Clauses hereof, and, with respect to any property which the Company may acquire after the date hereof, all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in such deeds and other instruments under and by virtue of which the Company shall have acquired the same and any and all liens existing thereon at the time of acquisition.
5. Certificate as to Indebtedness Outstanding. Unless the
Opinion of Counsel provided for in the foregoing paragraph 4 of this Section 3.04 shall state that there is no limit of indebtedness of the Company then fixed by its stockholders or by law, a certificate of the Treasurer or an Assistant Treasurer of the Company stating that, after giving effect to the issue and delivery of the Bonds then applied for, the total amount of Bonds then to be issued and outstanding hereunder, plus the total amount of other indebtedness affected by such limitation, will not exceed a principal amount which shall be specified in such certificate.

SECTION 3.05. Issuance o f Bonds o f Series A and Bonds o f Series B. The initial issuance of Bonds under this Indenture shall be One Million Six Hundred Thousand Dollars ($1,600,000) principal amount of Bonds of Series A and an aggregate of One Million Dollars ($1,000,000) principal amount of Bonds of Series B.
Any time after the execution and delivery of this Indenture, upon presentation to the Trustee of the Company's outstanding 4½% Notes in the principal amount of $1,600,000, issued under a Note Agreement dated as of November 1, 1958 with The Penn Mutual Life Insurance Company, said One Million Six Hundred Thousand Dollars ($1,600,000) principal amount of Bonds of Series A may be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver said Bonds of Series A to or upon written order of the President or a Vice-President or the Treasurer or the Secretary of the Company; provided, however, that before making any delivery of Bonds of Series A, the Trustee shall require and the Company shall deliver to the Trustee an Officers' Certificate stating that the 4½% Notes so presented were issued by the Company and are genuine, and directing that they be accepted and cancelled by the Trustee.
At any time or from time to time after the execution and delivery of this Indenture, an aggregate of One Million Dollars ($1,000,000) principal amount of Bonds of Series B may be executed by the Company and delivered to the Trustee, and the Trustee shall thereupon authenticate and deliver said Bonds of Series B to or upon written order of the President or a Vice-President or the Treasurer or the Secretary of the Company.

SECTION 3.06. Issuance of Additional Bonds Based on Net Amount of Property Additions. From time to time hereafter the Company, in addition to the Bonds authorized to be issued pursuant to other provisions of this Article III, may execute and deliver to the Trustee, and the Trustee, upon compliance by the Company with the provisions of subdivision (B) of Section 3.06, shall thereupon authenticate and deliver to or upon the written order of the Company, Bonds hereby secured for an aggregate principal amount not exceeding sixty-six and two-thirds per cent. (66 2/3%) of the Net Amount of Property Additions of the Company (as defined in paragraph 3 of subdivision (A) of this Section 3.06) included in the Net Property Additions Certificate furnished to the Trustee pursuant to paragraph 2 of subdivision (B) of this Section 3.06.

(A) Definitions.
1. "Property Additions" Defined. The term "Property Additions" shall-mean real estate owned in fee, easements, rights-of-way, and other rights in respect of real estate, plants, tanks, buildings, mains, structures, machinery, meters, equipment and other properties, real or personal, which are used or useful in connection with the business of the Company as a water company or as a water utility and which are purchased, constructed, erected, or otherwise acquired by the Company after December 31, 1961, and are properly chargeable under Required Accounting Practice as additions to Property Account; and such Property Additions, without by the following enumeration in any wise limiting or restricting the scope of the foregoing, shall include and be construed to include
(a) improvements, extensions, additions or betterments to or about the properties of the Company, in the process of construction or erection in so far as actually constructed or erected by the Company;
(b) water rights, including the right to use or appropriate water or to overflow the land of others by the erection of dams or otherwise;
(c) property purchased, constructed or otherwise acquired by the Company to renew, replace or in substitution for old, worn out, discontinued or abandoned property, the retirement of which has been credited to Property Account; and
(d) property so purchased, constructed or. otherwise acquired which, has been retired and the retirement of which has been credited to Property Account;
but shall not include or be construed to include:
(e) any Excepted Property; or
(f) any property acquired or constructed by the Company to the extent that the cost thereof may not under Required Accounting Practice properly be capitalized; or
(g) any property which is subject to any lien prior to, or on a parity with, the lien hereof other than Funded Prior Liens or Permitted Encumbrances ; or
(h) any property so purchased, constructed or otherwise acquired which has been retired and the retirement of which has not been credited to Property Account; or
(i) any property purchased, constructed or otherwise acquired by the company to renew, replace or in substitution for old, worn-out, retired, discontinued or abandoned property the retirement of which has not been credited to Property Account; or
(j) any property acquired or constructed by the company out of the proceeds of insurance received directly by the company, unless an amount equal to the Cost Basis of the destroyed property has been credited to Property Account.

2. "Cost" Defined. The term "Cost", as applied to Property Additions or any other property of the Company, shall mean and include the aggregate of
(a) any cash paid or expended in the making, acquisition, construction or erection thereof, including the installation thereof ready for operation, and also including the cost of any paving, grading or other improvements to public highways paid by the Company which is part of the cost of installation of any such Property Additions or other property and which is properly chargeable to Property Account under Required Accounting Practice,
(b) the Fair Value (as of the date of issue or delivery) of any securities (other than debt securities) issued or delivered in payment therefore or for the acquisition thereof,
(c) the Fair Value (as of the date of transfer) of any other property transferred in payment therefore or for the acquisition thereof,
(d) the amount of any obligations or indebtedness
(i) which shall have been assumed or agreed to be assumed by the Company in connection with the making, acquisition, construction or erection thereof or which shall have been incurred, issued or delivered in payment therefore or
(ii) subject to which the same shall have been acquired and which shall have been credited or allowed against or deducted from or constituted any part 'of, the consideration therefore, but nothing in this clause (d) shall be construed to modify the requirements with respect to Prior Liens contained in subparagraph (3) of paragraph 2 and in paragraph 5 of subdivision (B) of Section 3.06, and
(e) such allowance for interest during construction, taxes, engineering, casualties and other items of overhead incurred or expended as, in the opinion of the signers of the certificate required is properly chargeable to Property Account, under Required Accounting Practice, in connection therewith.
The Cost of any Acquired Plant shall be deemed to include the Cost of any franchises or other rights to the extent the Cost thereof is properly included in Property Account under Required Accounting Practice.
3. (a) "Net Amount of Property Additions" Defined. The "Net Amount of Property Additions", for the purpose of preparing any Net Property Additions Certificate of the Company delivered hereunder, shall be determined by deducting from the Cost or Fair Value (whichever is less) of all Property Additions described in such Net Property Additions Certificate (except that Property Additions which have been retired shall be included at Cost) an amount equal to the Cost Basis of all Retirements not theretofore deducted in a Net Property Additions Certificate delivered hereunder, after crediting against the Cost Basis of such Retirements an amount equal to all unused Retirements Credits set forth in such Net Property Additions Certificate.
(b) "Retirements" Defined. The term "Retirements" shall mean and include at any time as of which the amount• thereof is to be determined, all property at any time theretofore subject to the lien of this Indenture which shall have been subsequent to December 31, 1960, released from the lien hereof or destroyed or retired from service or abandoned or shall have become obsolete or worn out or shall have permanently ceased to be used or useful in the business of the company, or shall for any reason have been removed from Property Account.
(c) "Cost Basis" Defined. The term "Cost Basis", when used with reference to Retirements, shall mean, as to any property acquired subsequent to December 31, 1960, the Cost thereof and, as to any property acquired prior to January 1, 1961, the amount at which the same was carried in the Property Accounts on the books of the Company on December 31, 1960, after deducting there from applicable reserves for depreciation and/or for retirements as of that date.
(d) "Used for Any Purpose of This Indenture" Defined. The
phrase "used for any purpose of this Indenture", when used with reference to Property Additions, shall mean and include the following
(i) all Property Additions and Additions Credits which have been used as the basis for authentication and delivery of Bonds hereunder;
(ii) all Property Additions and Additions Credits which have been used as the basis for the withdrawal of moneys .under. any of the provisions hereof ;
(iii) all Property Additions which have been acquired by the Company as consideration for property released from the lien of this Indenture pursuant to the provisions of Section 6.03; and
(iv) all Property Additions which have been used to. create an Additions Credit hereunder; .
(v) all Property Additions and Additions Credits which have been used as a credit against a Sinking Fund Requirement under the provisions of Section 4.14 and Section 4.15, or used as a credit against any sinking, improvement or analogous fund created under the terms of any supplemental indenture.
The fact that Property Additions have theretofore become subject to the lien of this Indenture, or are required so to be, shall not of itself be deemed to mean that the same have heretofore been "used for any purpose of this Indenture."
The phrase "used for any purpose of this Indenture", when used with reference to Bonds, shall mean and include the following:
(i) all Bonds which have been used as the basis for the authentication and delivery of Bonds hereunder;
(ii) all Bonds which have been used as the basis for the withdrawal of moneys under any of the provisions of this Indenture or which have been purchased, paid, redeemed or otherwise retired by the application of any moneys held by the Trustee under any provision of this Indenture ; and
(iii) all Bonds used as a credit against a Sinking Fund Requirement under the provisions of Section 4.14 and Section 4.15, or used as a credit against any sinking, improvement or analogous fund created under the terms of any supplemental indenture.
(e) "Additions Credit" Defined. If the Net Amount of Property Additions shown by any Net Property Additions Certificate delivered to the Trustee shall be in excess of the amount required for the purpose for which such Certificate is so furnished, such excess amount of Property Additions shall constitute an "Additions Credit" and may thereafter be used in any subsequent certificate with respect to Property Additions delivered to the Trustee.
(f) "Retirements Credits" Defined. The amount of "Retirements Credits" available for use in any Net Property Additions Certificate as a credit against the amount of Retirements reflected therein shall be determined by adding, but without duplication
(i) the amount of any cash, the Fair Value (as of the date of issue or delivery) of any securities and the Fair Value (as of the date of transfer) of any other property received upon the sale, exchange or other disposition of any property released pursuant to the provisions of Section 6.03;
(ii) the amount of cash deposited with the Trustee in connection with the sale, exchange or other disposition of property pursuant to the provisions of Section 6.04;
(iii) the amount of the award or consideration therefore of any property released pursuant to the provisions of Section 6.06; and
(iv) the amount of any insurance moneys paid to the Trustee or to the trustee or other holder of a Prior Lien pursuant to the provisions of Section 4.05 on account of the destruction of property; but in each case only to the extent that the same have not theretofore been used as a credit against Retirements.
4. "Net Earnings" Defined. The term "Net Earnings" for any period of twelve months for the purpose of any Net Earnings Certificate shall mean an amount determined as follows
From the sum of the operating revenues and the net non-operating revenues (or less net non-operating losses) of the Company (excluding all profits realized or losses sustained from the sale or other disposition of capital assets or from the acquisition, sale or other disposition of securities or stock of the Company) there shall be deducted all operating expenses of the Company, including therein, without limitation, salaries, wages, rentals, cost of water purchased, taxes (except as hereinafter provided), insurance charges, license fees, expenditures for maintenance and repairs and charges representing provision for depreciation of property, but not including in operating expenses, however, interest charges, charges for amortization of debt discount or premium and expense, charges representing provisions for the amortization of or the write-off or write-down of any excess of book value of the Company's properties over the original cost thereof or over the cost thereof to any previous owner thereof (whether such charges be made against income or surplus), and payments made pursuant to Sections 4.14 and 4.15 and payments to any other improvement, sinking, purchase or analogous fund for the retirement of bonds or stock, or any income or excess profits taxes (including surtaxes on undistributed profits) imposed on income only after the deduction of interest charges.
If the net non-operating revenues included in the foregoing calculation of net earnings shall exceed fifteen per cent. (15%) of the Net Earnings as so calculated, then there shall be deducted from such net earnings a sufficient part of such net non-operating revenues so that the remaining non-operating revenues included in the resultant figure shall amount to fifteen per cent. (15%) of such resultant figure, and such resultant figure shall be deemed to be the Net Earnings of the Company in any Net Earnings Certificate.
In case the Company shall have acquired any Acquired Plant within or after the period for which the calculation of Net Earnings is made, the Company, in computing its Net Earnings, shall be entitled to include the net earnings of such property for the whole of such period (if such net earnings can be separately determined under the bookkeeping practice of the Company), to the extent that the same may not have been otherwise included and might have been included had such property been owned by the Company during the whole of such period. The net earnings of any property so acquired for the period preceding such acquisition shall be ascertained and computed as if such property had been owned by the Company during such period. If any property, the net earnings of which can be separately determined under the bookkeeping practice of the Company, shall have been released from the lien hereof within or after the period for which the calculation of Net Earnings is made, the Net Earnings shall not include the net earnings of any such property so released.
If any calculation of Net Earnings shall be made subsequent to a consolidation or merger or transfer or conveyance as provided in Section 11.01, it shall not include and shall contain a statement to the effect that such Net Earnings do not include, any earnings derived from the operation of any property of the Successor Corporation which is not subject to the lien hereof.
In determining Net Earnings, operating revenues shall be deemed to include only the revenues derived by the Company from its operations as a water company or as a water utility and revenues from all other sources shall be deemed to be non-operating revenues.

(B) Documents Required.
Bonds shall be authenticated and delivered by the Trustee under this Section 3.06 only upon receipt by the Trustee of the resolutions, certificates, instruments, and opinions provided for in Section 3.04 and also the following
1. Net Earnings Certificate. A Net Earnings Certificate, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer of the Company, in substantially the following form with the blanks appropriately completed

ARTESIAN WATER COMPANY
INDENTURE OF MORTGAGE DATED AS OF JULY 1, 1961
 NET EARNINGS CERTIFICATE

filed pursuant to paragraph 1 of subdivision (B) of Section 3.06 of said Indenture (to which reference is made for the definition of terms used herein).
the          President and
, the          Treasurer, of Artesian Water Company, hereby certify:
(1) The amount of the Net Earnings for the period of to          , inclusive [twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the date on which the present application for the authentication and delivery of Bonds is made] is $

(2) The aggregate amount of the annual interest charges on
(a) All Bonds outstanding under the Indenture at the date of this Certificate. [In the case of any Bonds pledged as security for any indebtedness of the Company, the amount of the annual interest charges on such pledged Bonds is stated as the greater of (i) the amount of the annual interest charges on such indebtedness or (ii) the amount of the annual interest charges on such pledged Bonds] $
(b) All Bonds the authentication and delivery of which is applied for in this application and in any other pending application          $
(c) All indebtedness secured by a lien upon the Mortgaged Property, or any part thereof, prior to the lien of the Indenture, other than Permitted Encumbrances and Funded Prior Liens $

Total          $

(3) The amount of the Net Earnings set forth in Clause (1) above is at least equal to two (2) times the aggregate amount of the annual interest charges set forth in Clause (2) above.

(4) To the best of the knowledge and belief of the undersigned, the Company is not in default in the performance of any of the terms or covenants on its part to be performed under the Indenture.
Dated:          19.
[Not more than 60 days prior to the application]
ARTESIAN WATER COMPANY,
President or Vice-President.
Treasurer or Assistant Treasurer.

2. Net Property Additions Certificate. A Net Property Additions Certificate, dated within the sixty (60) days immediately preceding the date on which the application for the authentication and delivery of Bonds is made, but as of a date. subsequent to the last date on which any Bonds have been authenticated and delivered or moneys withdrawn under any of the provisions of this Indenture or any property has been released pursuant to the provisions of Sections 6.03, 6.04 or 6.06 or any Property Additions have been used for any purpose of this Indenture, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer of the Company, in substantially the following form with appropriate exhibits annexed thereto and the blanks appropriately completed:

ARTESIAN WATER COMPANY
INDENTURE OF MORTGAGE DATED AS OF JULY 1, 1961
 NET PROPERTY ADDITIONS CERTIFICATE
filed pursuant to paragraph 2 of subdivision (B) of Section 3.06 of said Indenture (to which reference is made for the definition of terms used herein).
, the          President and
,.the          Treasurer, of Artesian Water Company, hereby certify:
(1) The Company has acquired by purchase or construction [or, in the alternative, by other specified manner] the Property Additions briefly described in Exhibit A hereto, such description including a statement of the principal subdivisions of plant account to which the Cost of such Property Additions has been charged. [If such Property Additions include any additional tract or parcel of real estate not previously or concurrently described in a supplemental indenture delivered to the Trustee, the following is to be added:] A separate description of each additional tract or parcel of real estate included in such Property Additions is also set forth, in Exhibit A.
No part of said Property Additions has heretofore been used for any purpose of the Indenture, as such phrase is defined in subparagraph (d) of paragraph 3 of subdivision
(A) of Section 3.06 of the Indenture.

[The following Clause (2) may be added if desired.]

(2) The Company desires to use the following Additions Credits
Date of Certificates Creating Additions Credits
Total Amount of Additions Credits
Previously Used (Date; Amount)
Amount to be Used Hereunder

Total Additions Credits to be used          $

The portion of any such Additions Credit which the Company so desires to use has not heretofore been used by the Company for any purpose of the Indenture, as such phrase is defined in subparagraph (d) of paragraph 3 of subdivision (A) of Section 3.06 of the Indenture.
(3) No part of said Property Additions is subject to any liens or encumbrances prior to or on a parity with the lien of the Indenture other than Permitted Encumbrances or Funded Prior Liens.
(4) There is no outstanding indebtedness of the Company for the purchase price or construction of, or for labor, wages or materials in connection with the construction of, such Property Additions which could become the basis of a lien upon said Property Additions prior to or on a parity with the lien of the Indenture which, in the opinion of the signers of this Certificate, might materially impair the security afforded thereby.
(5) No part of said Property Additions was acquired by the Company, in whole, or in part, for consideration other than cash [the following may be added if applicable] except Property Additions identified as such in Exhibit A hereto and separately described. The consideration for such Property Additions is described in Exhibit B hereto. The Cost of such separately identified Property Additions does not exceed the Fair Value of such consideration other than cash as shown by the Appraiser's Certificate or Engineer's Certificate filed with the Trustee pursuant to paragraph 3 of subdivision (B) of Section 3.06 of the Indenture.
(6) The Cost to the Company of said Property Additions is $ . The Fair Value to the Company at the date of this Certificate of said Property Additions is [either] $ in the aggregate, as shown in Exhibit A hereto [or, in the alternative] not less than the Cost so specified.
(7) All of said Property Additions constitute Property Additions as said term is defined in paragraph 1 of subdivision (A) of Section 3.06 of the Indenture.
(8) The aggregate Cost Basis of all Retirements up to the date of this Certificate determined in compliance with subparagraph (c) of paragraph 3 of subdivision (A) of Section 3.06 of the Indenture and required to be included in this Certificate is $
(9) A brief description of such Retirements and the principal subdivisions of plant account to which such Retirements have been credited is set forth in Exhibit C hereto.
(10) The amounts (computed as required by subparagraph (f) of paragraph 3 of subdivision (A) of Section 3.06 of the Indenture and listed in sufficient detail to identify the same) of all Retirements Credits which have not been included in a previous Certificate filed with the Trustee and which are to be applied against such Retirements are as follows:
Total Retirements Credits to be used          $
(11) The following is a summary of amounts shown in this Certificate
(a) Gross Amount of Property Additions, at Cost or Fair Value (whichever is less) as shown by Clause (6)          $
(b) Unused Additions Credits, as shown by Clause (2)          $
(c) Retirements, as shown by Clause (8) .. $
(d) Retirements Credits, as shown by Clause (10)          $
(e) Net. Retirements Item (c) minus Item (d) [may be less than zero only to the extent that the aggregate of all Retirements included in certificates previously delivered to the Trustee exceeds the aggregate of all Retirements Credits included in such certificates]          $
(f) Net Amount of Property Additions Item (a) plus Item (b) minus Item (e) $
(g) Amount of First Mortgage Bonds to be authenticated and delivered pursuant to this application [not more than 66 2/3%
(12) To the best of the knowledge and belief of the undersigned, the Company is not in default in the performance of any of the covenants on its part to be performed under the Indenture.
Dated:          19 .
[Not more than 60 days prior to the application]
ARTESIAN WATER COMPANY
President or Vice-President
Treasurer or Assistant Treasurer

3. Appraiser's or Engineer's Certificate. (a) In case any Property Additions listed in the certificate furnished pursuant to paragraph 2 of this subdivision (B) of Section 3.06 shall have been constructed or acquired by the Company in whole or in part through the issue or delivery of securities, a certificate of an appraiser or other competent person (who may be in the regular employ of the Company), selected by the Board of Directors and satisfactory to the Trustee, stating, in the opinion of the signer or signers thereof, the Fair Value of such securities at the date of issue or delivery thereof in payment for, or for the acquisition of, such Property Additions.
(b) In case any Property Additions listed in the certificate furnished pursuant to paragraph 2 of this subdivision (B) of Section 3.06 shall have been acquired by the Company in whole or in part in exchange for any property, other than cash or securities, a certificate of an engineer or firm of engineers (who may be in the regular employ of the Company or under regular retainer from the Company), selected by the Board of Directors and satisfactory to the Trustee, stating, in the opinion of the signer or signers thereof, the Fair Value of such property at the date of transfer thereof in exchange for such Property Additions.
4. Instruments of Conveyance, etc. Such instruments of conveyance, assignment and transfer (if any) as may be necessary, as stated in the Opinion of Counsel referred to in paragraph 5 of this subdivision (B) of Section 3.06, to subject to the lien of this Indenture all the right, title and interest of the Company in and to the property (other than property theretofore retired) included in the Property Additions listed in the Certificate furnished pursuant to paragraph 2 of this subdivision (B) of Section 3.06.
5. Opinion of Counsel. An Opinion of Counsel:
(a) Specifying the mortgages, deeds, conveyances, assignments, transfers and instruments of further assurance, if any, which will be sufficient to subject to the lien of this Indenture, subject to no lien prior to, or on a parity with, the lien hereof other than Permitted Encumbrances and Funded Prior Liens, the Property Additions listed in the certificate furnished pursuant to paragraph 2 of this subdivision (B) of Section 3.06, and stating that upon the recordation or filing in the manner stated in such opinion of the instruments so specified, no further recording or re-recording or filing or re-filing of this Indenture or any other instrument is required to maintain such lien as against creditors and subsequent purchasers; or stating what further recordation or filing of this Indenture or any supplemental indenture is or will be necessary for that purpose; or stating that said Property Additions are then subject to the lien of this Indenture, subject to no lien prior to, or on a parity with the lien hereof other than Permitted Encumbrances and Funded Prior Liens, and that no such mortgage, deed, conveyance, transfer or instrument of further assurance is necessary for such purpose;
(b) Stating that the Company has a good and valid title to the property (other than property theretofore retired) comprising said Property Additions (or, in case of any rights-of-way, easements or real property acquired solely for right-of-way purposes, or rights to use or appropriate water or to overflow the land of others, has valid rights or easements, subject only to such defects therein as the Company itself shall have power to cure by appropriate legal proceedings) ; that the Company has corporate authority and is otherwise entitled by law to acquire, own and operate such property; and that such property and every part thereof is free and clear of any easements or similar encumbrances except such as, in the opinion of such counsel, do not impair the use of such property for the purposes for which it was acquired and subject to no liens or charges prior to, or on a parity with, the lien of this Indenture other than Permitted Encumbrances and Funded Prior Liens.
6. Officers’ Certificate as to No Adverse Changes. If the Net Property Additions Certificate or the Net Earnings Certificate shall be dated before the date of the authentication and delivery of the Bonds, an Officers' Certificate, dated as of the date on which application is made for the authentication and delivery of Bonds, stating that, to the best of the knowledge and belief of the signers, up to the time of delivery of such Officers' Certificate, there have been no substantial adverse changes with respect to any of the facts set forth in such Net Property Additions Certificate or Net Earnings Certificate.

SECTION 3.07. Issuance o f Bonds. Based on Deposit o f Cash; Withdrawal of Cash So Deposited. From time to time hereafter the Company, in addition to the Bonds authorized to be issued pursuant to other provisions of this Article III, may execute and deliver to the Trustee, and the Trustee, upon compliance by the Company with the provisions of Section 3.04, shall thereupon authenticate and deliver to or upon the written order of the Company, Bonds hereby secured, upon the deposit with the Trustee of an amount in cash equal to the amount of the principal of the Bonds so requested to be authenticated and delivered and upon receipt by the Trustee of a Net Earnings Certificate, which certificate shall also state that, to the best of the knowledge and belief of the signers, no default exists on the part of the Company in the performance of any of the terms or covenants of this Indenture. Moneys so deposited shall be held by the Trustee as part of the Mortgaged Property; and, whenever the Company shall become entitled to the authentication and delivery of Bonds under any of the provisions of this Article III, then, upon compliance by the Company with the provisions of the Section or Sections of this Article III under which it has become entitled to the authentication and delivery of Bonds and upon receipt by the Trustee of a written order of the Company, signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, the Trustee shall pay over to the Company, out of the moneys so deposited, in lieu of each such Bond which the Company shall then be entitled to have authenticated and delivered, a sum equal to the principal amount of such Bond; provided, however, that neither the Net Earnings Certificate provided for in any such Section nor the resolutions, certificates, opinions and instruments required under the provisions of Section 3.04 shall be required in connection with any such payment to the Company; and provided further that any instruments required to be furnished to the Trustee under the provisions of this Section 3.07 may contain such additions, omissions and modifications as may be necessary or appropriate in order to make such instruments applicable to the withdrawal of moneys hereunder. Any moneys deposited with the Trustee under the provisions of this Section 3.07 and not withdrawn by the Company in lieu of the authentication and delivery of Bonds shall, at the request of the Company, be applied by the Trustee to the purchase or redemption of Bonds issued hereunder, in the manner and to the extent provided in Section 7.04, and if not so applied, shall, upon the happening of the conditions specified in Section 7.05, be applied by the Trustee to the purchase or redemption of Bonds issued hereunder, in the manner, to the extent and subject to the conditions provided in Section 7.05.

SECTION 3.08. Issuance of Bonds to Refund Bonds Issued Under Indenture. From time to time hereafter the Company, in addition to the Bonds authorized to be issued pursuant to other provisions of this Article III, may execute and deliver to the Trustee, and the Trustee, upon compliance by the Company with the provisions of Section 3.04, shall thereupon authenticate and deliver to or upon the written order of the Company, Bonds hereby secured, upon the satisfaction, discharge and cancellation of, or for the purpose of paying, redeeming or refunding, any Bonds theretofore issued under any of the provisions of this Indenture ; provided, however, that no Bonds shall be so authenticated and delivered in excess of the principal amount of the Bonds so satisfied, discharged and cancelled or so to be paid, redeemed or refunded; and provided further that Bonds shall be so authenticated and delivered only upon receipt by the Trustee, in addition to the resolutions, certificates, instruments and opinions provided for in Section 3.04,' of the following:
1. Certified Resolution. A Certified Resolution specifying the Bonds theretofore authenticated and delivered hereunder which before or simultaneously with the authentication and delivery of such additional Bonds are to be satisfied, discharged and cancelled, or for the payment, redemption or refunding of which such additional Bonds are to be authenticated and delivered.
2. Bonds or Cash. Either (a) the Bonds specified in the Certified Resolution mentioned in paragraph 1 of this Section 3.08, uncancelled and with all unmatured coupons appertaining thereto, which Bonds shall be equal in principal amount to the principal amount of the Bonds the authentication and delivery of which is desired, or (b) in lieu of any or all of the Bonds specified in such resolution, an amount in cash equal to the principal amount of such Bonds, with interest thereon to maturity, or, to the extent that such Bonds are subject to redemption and the provisions of Section 5.02 and any additional provisions applicable to redemption of Bonds of any series contained in any indenture supplemental hereto shall have been complied with, or provision therefore satisfactory to the Trustee shall have been made, equal to the redemption price of such Bonds, including interest thereon to the date fixed for redemption.
3. A Certificate of the Company in substantially the following form with appropriate exhibits annexed thereto and the blanks appropriately completed

ARTESIAN WATER COMPANY
INDENTURE OF MORTGAGE
DATED AS OF JULY 1, 1961
Certificate of Company Filed Pursuant to Section 3.08 of said Indenture
(to which reference is made for the definition of terms used herein)
, the          President, and
, the          Treasurer of ARTESIAN WATER COMPANY, hereby certify.
(1) [Either (a) and/or (b) and/or (c)].
(a) There are delivered to the Trustee herewith Bonds heretofore authenticated and delivered, which have been paid, redeemed or otherwise retired, of the following series and principal amounts respectively
Series          Bond Numbers          Principal Amount
Total
[and/or]
(b) There is delivered to the Trustee herewith [or, in the alternative, the Trustee now holds] in trust, irrevocably, for the purpose of payment or redemption thereof, cash sufficient to pay or redeem the following Bonds heretofore authenticated and delivered under the Indenture
Series
Principal Amount
Redemption Price or Amount to be Paid
Total
Instructions with respect to the payment or redemption of such Bonds are as follows : [Insert instructions]

[and/or]
(c) The following Bonds heretofore authenticated and delivered under the Indenture have been paid, redeemed or otherwise retired and heretofore delivered to the Trustee:
Series          Bond Numbers          Principal Amount Total
(2) The Bonds, the retirement of which (or provision therefore) is made the basis for the authentication and delivery of Bonds hereunder, do not include any Bond heretofore used for any purpose of the Indenture as such phrase is defined in subparagraph (d) of paragraph 3 of subdivision (A) of Section 3.06 of the Indenture.
(3) To the best of the knowledge and belief of the undersigned the Company is not in default in the performance of any of the terms or covenants on its part to be performed under the Indenture.
Dated:          19 .
[Not more than 60 days prior to the application]
ARTESIAN WATER COMPANY,
President or Vice-President. Treasurer or Assistant Treasurer.

4. Net Earnings Certificate. If the additional Bonds are to be authenticated and delivered more than one year prior to the date of maturity expressed in the Bonds so satisfied, discharged and cancelled or so to be paid, redeemed or refunded, and are to bear a higher rate of interest than said Bonds, a Net Earnings Certificate.

In the event of the deposit with the Trustee of moneys pursuant to the provisions of this Section 3.08, the Company shall, from time to time, upon delivery to the Trustee for cancellation of any of the Bonds, with all unmatured coupons appertaining thereto, in respect of which such deposit shall have been made, be entitled to receive from the Trustee the moneys held by it in respect of such Bonds; and all such Bonds and coupons so delivered to the Trustee shall be forthwith cancelled by it and, on the written request of the Company, delivered to the Company. All moneys deposited with the Trustee under the provisions of this Section 3.08 shall, unless so repaid to the Company, be applied by the Trustee to the redemption or to the payment, as the case may be, of the Bonds and coupons in respect of which such moneys were deposited, but only upon presentation of the same for such redemption or payment.

SECTION 3.09. Issuance of Bonds in Exchange for Bonds of Other Series. Any of the Bonds at any time issued and outstanding under this Indenture may, at the request of the Company, expressed by a Certified Resolution, and with the consent of the holders or registered owners of such Bonds (if held by others than the Company itself), be exchanged for Bonds of one or more other series issuable hereunder of an equal aggregate principal amount, and the Trustee, upon the request of the Company and upon compliance by the Company with the provisions of Section 3.04, shall authenticate Bonds as specified in such request for the purpose of such exchange and shall deliver them upon surrender of the Bond or Bonds so to be exchanged therefore, but only upon receipt by the Trustee of the resolutions, certificates, instruments and opinions provided for in Section 3.04 and of a certificate conforming to the requirements of paragraph 3 of Section 3.08 with respect to the Bonds so surrendered; provided, however, that, if the Bonds so to be delivered in exchange are to be issued more than one year prior to the date of maturity of the Bonds surrendered and are to bear a higher rate of interest than the Bonds surrendered, the Trustee shall not authenticate and deliver such new Bonds pursuant to this Section 3.09 in exchange for the Bonds so surrendered unless the Trustee shall have received a Net Earnings Certificate. All Bonds so surrendered and all Bonds delivered in exchange therefore shall be accompanied by all unmatured coupons appertaining thereto. The Trustee shall forthwith cancel all Bonds and coupons so surrendered and, on the written request of the Company, deliver the same to the Company.

SECTION 3.10. Independent Investigation by Trustee. The Trustee may make such independent investigation as it may see fit of the facts and conclusions stated in the resolutions, certificates, opinions and other instruments provided for in this Article III, and in that event may decline to authenticate and deliver Bonds or release moneys, as the case may be, unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand with interest at the rate of six per cent. (6%) per annum from the date of demand.

ARTICLE IV.
PARTICULAR COVENANTS OF THE COMPANY.
The Company hereby covenants and agrees

SECTION 4.01. Title and Lien. That it is lawfully seized and possessed of all the real estate, franchises and other property herein described or referred to as presently mortgaged hereby, subject to the exceptions and matters recited in the Granting Clauses hereof ; that upon the first issue of any Bonds hereunder such real estate, franchises and other property will be free and clear of any lien prior to or on a parity with the lien of this Indenture except as set forth in the Granting Clauses hereof ; that it has good right and lawful authority to mortgage the same as provided in and by this Indenture ; that it will warrant and defend the title to the same against claims of all persons whomsoever and that it will (subject to the provisions of Section 4.04) maintain and preserve the lien of this Indenture so long as any of the Bonds issued hereunder are outstanding.

SECTION 4.02. Payment o f Principal, Premium and Interest; Separately Pledged or Transferred Coupons. That it will promptly pay or cause to be paid the principal of and any premium which may be due and payable on and the interest on all the Bonds issued hereunder according to the terms thereof. As the coupons attached to said Bonds are paid they shall be. cancelled; and coupons shall not be kept alive after maturity by extension thereof or by the purchase thereof by or on behalf of the Company. No coupon appertaining to any Bond hereby secured which in any way at or after maturity shall have been transferred or pledged separate or apart from the Bond to which it relates or which shall in any manner have been kept alive after maturity by extension or by the purchase thereof by or on behalf of the Company shall be entitled, in case of a default hereunder, to any benefit of or from this Indenture, except after the prior payment in full of the principal of and any premium which may be due and payable on the Bonds issued hereunder and of all coupons and interest obligations not so transferred, pledged, kept alive, extended or purchased.

SECTION 4.03. Maintenance of Offices and Agencies; Books for Registration and Transfer o f Bonds. That it will maintain an office or agency in the city in which the principal office of the Trustee, or its successor in the trust, is located, while any Bonds are outstanding hereunder, where notices, presentations and demands to or upon it in respect of this Indenture or said Bonds, or the coupons appertaining thereto, may be given or made; that it will maintain an office or agency for the payment of the principal of and any premium which may be due and payable on and the interest on any Bonds at the time outstanding in any place or places where such principal, premium or interest shall be payable; that it will keep books for the registration and transfer of Bonds at an office or agency in such place or places as are specified in said Bonds, or in any indenture supplemental hereto with respect hereto, as the place or places where said Bonds are registerable or transferable; that such books shall be open to inspection by the Trustee at all reasonable times ; and that it will lodge from time to time with the Trustee notice of each designation and change of any such office or agency, when and as made. In the event that the Company shall at any time fail to designate and maintain an office or agency for any such purpose so required to be maintained, the principal office of the Trustee shall be conclusively deemed to be the agency of the Company for such purposes.

SECTION 4.04. Payment of Taxes, etc.; Observance of Legal Requirements; Restrictions on Liens. That it will duly pay and discharge or cause to be paid and discharged, as the same shall become due and payable, all real estate and personal property taxes, assessments and other governmental charges lawfully levied and imposed upon or with respect to the Mortgaged Property or any part thereof, including franchises, and upon or with respect to the interest of the Trustee in the Mortgaged Property, and upon the earnings and business of the Company, and will duly observe and conform to all valid requirements of any regulatory body having jurisdiction which relate to any of the Mortgaged Property and all covenants, terms and conditions upon or under which any property, rights or franchises covered hereby are held; and that it will not suffer any mechanic's, laborer's, statutory or other lien to exist or to be hereafter created and remain upon said property, or any part thereof, or the income there from, which shall be prior to or on a parity with the lien of this Indenture, except (i) Permitted Encumbrances and (ii) liens of purchase money mortgages, vendors' liens. and liens existing on any property hereafter acquired by the Company which shall exist thereon prior to the acquisition thereof,. provided that the Company shall not default in the performance of any of its obligations with respect to any such mortgage or lien if such default will endanger the security afforded by this Indenture ; provided, however, that nothing contained in this Section.4.04 shall be deemed to require the Company to pay or cause to be paid any such tax,' assessment or charge, or to satisfy any such lien, or to conform 'to any such requirement so long as the Company in good faith by appropriate . action diligently pursued shall. contest or cause to be contested the validity thereof, provided the security afforded by this Indenture shall not be endangered by any sale or otherwise on account thereof and provided, further, that the foregoing provisions of this Section 4.04 with respect to liens prior to or on a parity with the lien of this Indenture on property subject hereto shall not apply to any liens existing on the property of any Successor Corporation to the Company at the time of the merger, consolidation or conveyance referred to in Section 11.01, or to any renewals or refundings of the indebtedness secured by such liens made thereafter by such Successor Corporation.

SECTION 4.05. Insurance on Mortgaged Property; Certificate. That it will keep or cause to be kept all property subject to the lien of this Indenture of a character usually insured by companies similarly situated insured by reputable insurance companies or associations against loss or damage by fire and such other hazards and risks as are customarily insured against by companies similarly situated, in such amount as such property is usually insured by companies similarly situated, any one loss (whether payable by one or more insurers) in excess of Ten Thousand Dollars ($10,000) to be made payable to the Trustee or to the trustee or other holder of any lien on such property prior to the lien of this Indenture as the interests of the Trustee or of such trustee or other holder may appear. On or before July 1 of each year, beginning with the year 1962, the Company will furnish to the Trustee an Officers' Certificate summarizing the insurance outstanding and in force upon the Mortgaged Property or any part thereof.

SECTION 4.06. Maintenance and Improvement o f Mortgaged Property; Maintenance of Corporate Existence. That, subject to the provisions of Article VI hereof, it will at all times maintain, preserve and keep or cause to be maintained, preserved and kept the Mortgaged Property, and every part thereof, with the appurtenances and every part and parcel thereof, in good repair, working order and condition, and will from time to time make or cause to be made all needful and proper repairs and renewals, replacements and substitutions, so that at all times the efficiency of the property hereby mortgaged shall be fully preserved and maintained, and, subject to the provisions hereof, will maintain its corporate existence and will ,use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises by it owned.

SECTION 4.07. Supplemental Indentures; Recordation of Indenture and Supplemental Indentures. That it will execute and deliver all such indentures supplemental hereto, and will cause this Indenture and all indentures supplemental hereto at all times to be recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Bondholders and all rights of the Trustee hereunder. The provisions of this Section 4.07 shall not be construed to require the execution and delivery by the Company of a supplemental indenture specifically conveying to the Trustee property acquired by the Company after the date of the execution of this Indenture more often than once in any period of two successive calendar years or in any event unless the aggregate cost of all such property acquired after such date or after the date of the most recent supplemental indenture so executed and delivered, whichever shall be the latest, shall be in excess of Two Hundred Thousand Dollars ($200,000), and in no event shall such recording, registration or filing be required if the Company delivers to the Trustee an Opinion of Counsel that no such recording, registration or filing is necessary to preserve and protect the security of the Bondholders and the rights of the Trustee hereunder.

SECTION 4.08. Performance of Certain Covenants by Trustee. That, if it shall fail to perform or cause to be performed any of the covenants contained in Sections 4.04, 4.05, 4.06 or 4.07, the Trustee (or any receiver appointed in any action or proceeding for the foreclosure hereof or for the enforcement of the rights of the Trustee or of the Bondholders under this Indenture) may perform the same on behalf and for the account of the Company and may make advances for the purpose (which advances shall be made by the Trustee if requested in writing so to do by the holders of not less than twenty-five per cent. (25%) in principal amount of the Bonds then outstanding and furnished with funds for the purpose) ; and ,the Company hereby agrees to repay on demand all sums so advanced in its behalf, with interest at the rate of six per cent. (6%) per annum from the date of demand, and all sums so advanced with interest as aforesaid shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the Bonds and coupons ;but no such advance shall be deemed to relieve the Company from any default hereunder.

SECTION 4.09. Instruments of Further Assurance. That it will, upon reasonable request by the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and in particular (without in any way limiting the generality of the foregoing) to make subject to the lien hereof any property hereafter acquired by it (except property of the character herein specifically excepted from the lien hereof), to transfer to any successor trustee or trustees the estate, powers, instruments and funds held in trust hereunder and to confirm the lien of this Indenture with respect to any series of Bonds issued or to be issued hereunder. No failure to request such further instruments or further acts shall be deemed a waiver of any right to the execution and delivery of such instruments or the doing of such acts or be deemed to affect the interpretation of any provision of this Indenture.

SECTION 4.10. Keeping of Books; Financial Statements to Trustee; Inspection. That it will at all times keep proper books of record and account in which full, true and correct entries of its transactions will be made in accordance with Required Accounting Practice, and that it will at its own expense
(a) upon the written request of the Trustee, permit the Trustee, by its agents and attorneys, to examine all the books of account, records, reports and other papers of the Company pertinent to the performance of its duties hereunder and to make copies and extracts there from and to examine the plants and properties of the Company; and
(b) within one hundred and twenty (120) days after the end of each fiscal year of the Company, which fiscal year, until the Company shall advise the Trustee otherwise, shall be from January, 1 to December 31, furnish to the Trustee a detailed balance sheet showing accurately the financial condition of the Company as at the end of, and a detailed statement of its earnings and expenses for, such fiscal year, accompanied by a certificate of the Comptroller or an Assistant Comptroller of the Company or, at the election of the Company, of a firm of independent accountants selected by the Company, and satisfactory to the Trustee.

SECTION 4.11. Later Mortgages to Be Subordinated. That, in case it shall hereafter create any mortgage upon any of the property subject to the lien of this Indenture, such mortgage shall be and shall be expressed to be subject to the prior lien of this Indenture for the security of all Bonds then issued or thereafter to be issued hereunder.

SECTION 4.12. Maintenance and Depreciation Covenant. That, upon the written request made to the Company and the Trustee by the holders of not less than a majority in principal amount of the Bonds of any series outstanding under the Indenture, the Company at its own expense will promptly appoint an independent engineer selected by the Company and acceptable to the Trustee in the exercise of reasonable care to make an inspection of the mortgaged property and within a reasonable time after his appointment to report in writing to the Company and to the Trustee whether or not the mortgaged property, as an operating system, has been maintained in good repair, working order and condition in accordance with the covenants contained in Section 4.06; provided that the Company shall not be obligated to make more than one such appointment upon the request of the holders of a majority in principal amount of any outstanding series of Bonds in any period of five (5) years, provided that the qualifications of the engineer and the manner and substance of his report shall not be less than the foregoing requirements. If the Company shall fail to so appoint an independent engineer within one hundred and twenty (120) days following the receipt by the Trustee of such written request, the Trustee shall itself select an independent engineer to make such inspection and report.
Said report shall be presented to the Company and, accompanied by evidence of such presentation, shall be presented to the Trustee in such number of copies as the Trustee may reasonably request. The Trustee shall mail a copy of said report to each registered owner of not less than ten per cent. (10%) in principal amount of the Bonds of any series at the time outstanding and shall retain one copy on file at its office, open to inspection by any Bondholder at any reasonable time.
If such independent engineer shall report that the mortgaged property as an operating system has not been so maintained, he shall specify in his report the character and extent of, and the estimated cost of making good the deficiencies in such maintenance, and, if longer than one year, the time reasonably necessary, to make good such deficiencies.
The Company shall, with all reasonable speed, do such maintenance work as may be necessary to make good such maintenance deficiencies, if any, as shall have been specified to exist in such report.
Within one year from the date of the report, if any, with respect to any maintenance deficiency (or such longer period as may be specified in such report to be reasonably necessary for the purpose), such independent engineer (or, in the case of his refusal or inability to act, another independent engineer appointed by the Company or the Trustee in like manner) will report in writing to the Company and the Trustee whether such maintenance deficiency has been made good. If he reports that such maintenance deficiency has not been made good, the Company shall be deemed to have defaulted in the due performance of the covenants contained in Section 4.06 with respect to the maintenance of the mortgaged property; and in any proceedings consequent upon such default, said report of such independent engineer shall be conclusive evidence against the Company of the existence of the facts and conditions therein set forth, and the Trustee shall be fully protected in relying thereon.'
All expenses incurred pursuant to this Section 4.12 shall be borne by the Company.
In the event that any regulatory authority having jurisdiction over the Company in the premises by order or regulation shall determine that. the expenditures required by this Section 4.12 for repairs and maintenance are excessive or shall prohibit, in whole or in part, any such expenditures for repairs and maintenance, then, upon filing with the Trustee a certified copy of such order or a copy of such regulation, as the case may be, the Company shall, so long as such order or such regulation remains in effect, be relieved from compliance with the covenants contained in this Section 4.12 to the extent that such expenditures for repairs and maintenance shall have been so held excessive or prohibited.
Further, the Company will accrue upon its books a reserve or reserves for depreciation at a rate or rates fixed by the Company and acceptable to the regulatory authority having jurisdiction over the Company which, so long as any of the Bonds of Series A or Series B are outstanding, shall not be less than a composite rate of one percent. (1%) per annum of depreciable property.

SECTION 4.13. Series A and Series B Dividend Restriction. That, so long as any of the Bonds of Series A or Series B are outstanding, no dividends shall be declared or paid, directly or indirectly, on any shares of capital stock of the Company, nor shall any shares of capital stock of the Company be purchased, retired, or otherwise acquired by the Company, if, after such declaration, payment or acquisition the aggregate of the capital of the Company attributable to its capital stock and its surplus would be less than (1) $1,436,000 plus the actual proceeds to the Company of any sales after the date hereof of any shares of capital stock of the Company, or (2) $1,836,000, whichever is the lesser amount; provided, however, that the restriction provided for in this Section 4.13 shall not apply to dividends paid on preferred stock of the Company prior to July 1, 1966, nor to the redemption or retirement of preferred stock prior to July 1, 1966 through the operation of a sinking fund provided for under .the terms thereof. In determining the aggregate of the capital of the Company attributable to its capital stock and its surplus for the purpose of this Section 4.13, any write-up of assets, or write-down or write-off of the excess over original cost of property made on the books of the Company -subsequent to December 31, 1960 shall be disregarded.
The term "preferred stock", as used in this Section 4.13, shall mean and include any capital stock of any class of the Company which shall be limited by its terms to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the liquidation, dissolution or winding-up of the Company.

SECTION 4.14. Series A Sinking Fund. That, so long as any of the Bonds of Series A are outstanding, it will on or before September 1 in each year, beginning with the year 1962, deposit with the Trustee the sum of $32,000 (herein called a "Sinking Fund Requirement") less, however, to the extent that the Company desires to take credit for the same, (a) sixty-six and two-thirds per cent. (66 2/3%) of the Cost or Fair Value, whichever is less, of the Net Amount of Property Additions which, but for the use thereof as such a credit, might be made the basis of the authentication and delivery of additional Bonds; and/or (b) the principal amount of Bonds of Series A, previously issued and sold by the Company at a bona fide sale thereof, then delivered to the Trustee in negotiable form with all unmatured coupons, if any, appertaining thereto.
The Company shall be entitled to use the credit provided for in clause (a) of the preceding paragraph upon furnishing to the Trustee the documents specified in paragraphs 2, 3, 4, 5 and 6 of subdivision (B) of Section 3.06, with such modification as may be appropriate to conform such instruments to this Section 4.14.
All moneys deposited with the Trustee pursuant to the provisions of this Section 4.14 shall be held by the Trustee as part of the trust estate, subject to the provisions of Section 8.14, unless and until the same shall be applied as hereinafter in this Section 4.14 provided.
As soon as practicable after each September 1, the Trustee shall in the manner provided in Section 5.03 select for redemption on or before the next ensuing November 1, a sufficient number of Bonds of Series A to exhaust to the nearest $1,000 the cash deposited with and then held by the Trustee under the provisions of this Section 4.14. The Trustee in the name of the Company shall cause notice of redemption of such Bonds to be given in the manner provided in Section 5.02, except that if notice by publication is required under the provisions of Section 5.02, such notice shall be published in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, once (rather than four times) at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption; and on the redemption date the Trustee shall apply such cash to the redemption of the bonds so selected at the redemption price specified in subdivision (A) of Section 2.02. Bonds called for redemption or delivered to the Trustee by the Company in accordance with the provisions of this Section 4.14 shall be subject to the provisions of Sections 5.05, 5.06 and 5.07 and shall not be used for any other purpose of this Indenture.
All interest accrued to the date fixed for redemption upon Bonds redeemed by the Trustee through the operation of the Series A Sinking Fund shall be paid by the Company as an additional payment to the Trustee prior to the date of redemption, and the expenses of the Trustee in connection with the operation of the Series A Sinking Fund shall forthwith be repaid to it by the Company upon demand.

SECTION 4.15. Series B Sinking Fund. That, so long as any of the Bonds of Series B are outstanding, it will on or before November 1 in each year, beginning with the year 1963, deposit with the Trustee the sum of $20,000 (herein called a "Sinking Fund Requirement") less, however, to the extent that the Company desires to take credit for the same, (a) sixty-six and two-thirds per cent. (66 2/3%) of the Cost or Fair Value, whichever is less, of the Net Amount of Property Additions which, but for the use thereof as such a credit, might be made the basis of the authentication and delivery of additional Bonds; and/or (b) the principal amount of Bonds of Series B, previously issued and sold by the Company at a bona fide sale thereof, then delivered to the Trustee in negotiable form with all unmatured coupons, if any, appertaining thereto.
The Company shall be entitled to use the credit provided for in clause (a) of the preceding paragraph upon furnishing to the Trustee the documents specified in paragraphs 2, 3, 4, 5 and 6 of subdivision (B) of Section 3.06, with such modification as may be appropriate to conform such instruments to this Section 4.15.
All moneys deposited with the Trustee pursuant to the provisions of this Section 4.15 shall be held by the Trustee as part of the trust estate, subject to the provisions of Section 8.14, unless and until the same shall be applied as hereinafter in this Section 4.15 provided.
As soon as practicable after each November 1, the Trustee shall in the manner provided in Section 5.03 select for redemption on or before the next ensuing January 1, a sufficient number of Bonds of Series B to exhaust to the nearest $1,000 the cash deposited with and then held by the Trustee under the provisions of this Section 4.15. The Trustee in the name of the Company shall cause notice of redemption of such Bonds to be given in the manner provided in Section 5.02, except that if notice by publication is required under the provisions of Section 5.02, such notice shall be published in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, once (rather than four times) at least thirty (30), days and not more than sixty (60) days before the date fixed for redemption; and on the redemption date the Trustee shall apply such cash to the redemption of the bonds so selected at the redemption price specified in subdivision (A) of Section 2.03. Bonds called for redemption or delivered to the Trustee by the Company in accordance with the provisions of this Section 4.15 shall be subject to the provisions of Sections 5.05, 5.06 and 5.07 and shall not be used for any other purpose of this Indenture.
All interest accrued to the date fixed for redemption upon Bonds redeemed by the Trustee through the operation of the Series B Sinking Fund shall be paid by the Company as an additional payment to the Trustee prior to the date of redemption, and the expenses of the Trustee in connection with the operation of the Series B Sinking Fund shall forthwith be repaid to it by the Company upon demand.

SECTION 4.16. Compliance With Law. The Company will do all things necessary to be done by reason' of any law of the United States of America or of any state in which it does business or by reason of any order or regulation of any competent authority thereof for the purpose of maintaining the trusts hereby created for the security of the payment of the Bonds and the coupons appertaining thereto and for the performance of all obligations hereby imposed upon the Company.

SECTION 4.17. Truth of Recitals. That the recitals of fact and the statements contained in this Indenture are true.

ARTICLE V.
 REDEMPTION OF BONDS.
SECTION 5.01. Reservation of Right to Redeem. The Company reserves the right to redeem the Bonds of Series A and the Bonds of Series B issued hereunder as set forth in Sections 2.02 and 2.03. In the creation of each particular series of Bonds issued hereunder other than Series A and Series B, the Company may reserve the right to redeem and pay prior to their fixed maturity all or any part of the Bonds of such series at such time or times, and from time to time, and on such terms as the Board of Directors may determine and as shall be appropriately expressed in the Bonds of such series and in the supplemental indenture with respect to the Bonds of such series.

SECTION 5.02. Notice of Redemption. In case the Company shall desire to exercise such right of redemption of all or any part of the Bonds in accordance with the right so reserved by it, it shall publish, or cause to be published on its behalf, in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, and, if the Bonds so to be redeemed shall so specify, in an Authorized Newspaper in each of such other cities, if any, in which the interest on such Bonds is payable, at least once in each of four successive calendar weeks, on any day of each such week, the first publication to be at least thirty (30) days and not more than sixty (60) days before the date fixed for redemption, a notice to the effect that the Company has elected to redeem all the Bonds or a part thereof, as the case may be, on a date therein designated, specifying, in the case of the redemption of less than all series, the serial designations of the Bonds to be redeemed, and, in the case of the redemption of less than all of the outstanding Bonds of a series, the distinctive numbers of the Bonds to be redeemed, and in every case stating that on said date there will become and be due and payable upon each Bond so to be redeemed, at the principal office of the Trustee, or, if there be a successor trustee, at its principal office, the principal thereof, together with the accrued interest to such date, with such premium, if any, as is due and payable on such Bond upon such redemption, and that from and after such date interest thereon will cease to accrue. If such redemption is pursuant to the provisions of any improvement, sinking, renewal, maintenance, replacement or analogous fund, such notice shall so state, and each notice of redemption of Bonds
(i) through the application of any proceeds of any of the Mortgaged Property which under the provisions of this Indenture is required to be applied solely to the redemption or purchase of Bonds, or
(ii) pursuant to any provision of this Indenture or any indenture supplemental hereto specifying that such redemption shall be at a price lower than the then applicable redemption price at which the same are redeemable at the option of the Company, shall state that the redemption is through the application of such proceeds or pursuant to such provision.
If any of the Bonds to be redeemed are registered Bonds without coupons or coupon Bonds registered as to principal, similar notice shall be mailed by the Company, postage prepaid, at least thirty (30) days prior to such redemption date, to the persons respectively who shall appear by the registration and transfer books of the Company to be the registered owners of such Bonds, at their addresses as the same shall appear, if at all, upon such books; but such mailing shall not be a condition precedent to such redemption, and failure so to mail any notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of such Bonds.
If all the Bonds of any series which are to be redeemed are registered Bonds without coupons or coupon Bonds registered as to principal, then, at the option of the Company, publication of such notice of redemption with respect to the Bonds of such series may be omitted; but, if publication of such notice of redemption with respect to the Bonds of any series shall be so omitted, then such notice shall be mailed, by registered mail with return receipt requested, at least thirty (30) days prior to such redemption date, to the registered owners of the Bonds of such series which are to be redeemed, at their addresses as above provided, and such mailing thereof (but not the receipt thereof or the return of the receipt so requested) shall be a condition precedent to the redemption of the Bonds of such series.
In case provision shall be made in respect of any series for the publication of such notice of redemption in other cities or for publication more than once in each of four successive calendar weeks or in more newspapers or for a longer period than thirty (30) days prior to the redemption date or for any other additional condition to the redemption of Bonds of such series, compliance shall be made with such provision in case Bonds of such series shall be redeemed.

SECTION 5.03. Partial Redemption. In case the Company shall have elected to redeem less than all of the outstanding Bonds of any series, it shall in each such instance, at least ten (10) days before the first date upon which the notice of redemption hereinbefore mentioned is required to be given, notify the Trustee in writing of such election and of the aggregate principal amount of Bonds of such series to be redeemed, and thereupon the Trustee shall draw by lot from the numbers of Bonds outstanding, in any manner deemed by it proper in order to assure to each holder of registered or coupon Bonds a fair opportunity to have his Bond or Bonds drawn (due consideration being given to the principal amount of each Bond outstanding), the Bonds to be redeemed and shall notify the Company in writing of the numbers of the Bonds so drawn in ample time to permit the notice of redemption to be given as herein provided. In case any registered Bond without coupons is to be redeemed in part only, the notice of redemption shall specify the principal amount thereof to be redeemed and shall state that, at the option of the registered owner, such Bond may be presented for the notation thereon of the principal amount thereof to be redeemed, or may be surrendered for redemption in which case a new Bond or new Bonds of the same series of an aggregate principal amount equal to the unredeemed portion of such registered Bond will be issued in lieu thereof, and the Company shall execute and the Trustee shall authenticate and deliver such new Bond or Bonds to or upon the written order of the registered owner of such registered Bond, at the expense of the Company.
In case the Company shall have elected to redeem less than -all of the outstanding Bonds of any series, and if all of the outstanding Bonds of such series shall at the time be either registered Bonds without coupons or coupon Bonds registered as to principal, the Bonds to be redeemed need not be selected by lot as provided in the preceding paragraph of this Section 5.03 but (in the absence of an agreement as hereinafter referred to) shall be selected by the Trustee, in accordance with any method which it shall adopt, in such manner that the principal amount of Bonds of each registered owner thereof to be so redeemed shall, except as hereinafter provided, bear to the aggregate principal amount of Bonds at the time to be redeemed the same ratio as is borne by the principal amount of Bonds at the time registered in the name of that owner to the aggregate principal amount of Bonds at the time outstanding; provided, however, that, to the extent, but only to the extent, that Bonds or portions thereof to be redeemed cannot be selected in the exact ratios above provided by reason of the fact that the application of such ratios would involve the selection of fractional parts. of Bonds (that is, portions of principal amounts thereof. less than $1000), the Trustee shall select the principal amount of Bonds of each of the registered owners thereof to be redeemed in such amount as shall be deemed, in the discretion of the Trustee, appropriate to maintain, through successive partial redemptions, the ratios above provided. If an agreement with respect to the selection of the Bonds to be redeemed duly executed by the registered owners of all of .the outstanding Bonds of such series shall be filed with the 'Trustee at least ten (10) days prior to the date upon which the first publication or mailing of the notice of redemption hereinbefore mentioned is required to be made, the Bonds to be redeemed shall be selected in accordance with the provisions of such agreement.

SECTION 5.04. Deposit of Cash for Redemption. On or before the redemption date specified in the notice of redemption, the Company shall, and it hereby covenants that it will, deposit with the Trustee an amount in cash sufficient to effect the redemption of the Bonds specified in such notice, except that such amount may be reduced to the extent that' moneys then held by the Trustee under any of the provisions of this Indenture are available for such redemption. All moneys, deposited by the Company with the Trustee or set :apart by the Trustee under the provisions of this Indenture for the redemption of Bonds shall be held in trust for the account of the respective holders or registered owners of the Bonds to be redeemed and applied in accordance with the provisions of Section 16.03.

SECTION 5.05. Bonds Due and Payable on Redemption Date; Interest Ceases to Accrue. On the redemption date designated in the notice of redemption the principal amount of each Bond so to be redeemed, together with the accrued interest thereon to such date, and such premium, if any, as is due and payable on such Bond upon such redemption, shall become due and payable; and from and after such date (such notice having been given in accordance with the provisions of this Article V and such deposit having been made or moneys set apart as aforesaid), then, notwithstanding that any Bonds so called for redemption shall not have been surrendered, no further interest shall accrue on any of such Bonds (or, in the case of registered Bonds without coupons, on the portion thereof so to be redeemed), and any coupons for interest appertaining to any such Bonds and maturing after such date shall be void. From and after such date of redemption (such notice having been given in accordance with the provisions of this Article V and such deposit having been made or moneys set apart as aforesaid), or from and after the date moneys shall have been deposited with or set apart by the Trustee for redemption as aforesaid and shall have been made immediately available to the holders of the Bonds to be redeemed (provided provision satisfactory to the Trustee shall have been made for the publication or mailing, or both, as required or permitted by the provisions of this Article V, of notice of redemption and for the payment of the expense thereof, such notice to state that such moneys are so immediately available), all such Bonds or such portions thereof, as the case may be, and all coupons appertaining thereto, shall, in so far as such deposit shall have been made or moneys set apart as aforesaid, be deemed to have been paid in full as between the Company and the respective holders or registered owners thereof and shall no longer be deemed to be outstanding hereunder, and the Company shall be under no further liability in respect thereof.
SECTION 5.06. Cancellation of Redeemed Bonds. All Bonds so redeemed, and all coupons appertaining thereto, shall forthwith be cancelled by the Trustee and, on the written request of the Company, delivered to the Company.

SECTION 5.07. Bonds Held by Company Not Outstanding for Redemption Purposes; Pledged Bonds. No Bonds held by the Company shall be deemed to be outstanding for the purposes of any redemption of Bonds so long as any other Bonds are outstanding hereunder, and the Company, in case of any such redemption, shall furnish to the Trustee the numbers of any Bonds so held by it of any series of which any Bonds are so to be redeemed. Unless such notice shall be received by the Trustee, the Trustee may conclusively assume that no such Bonds are held by the Company. Bonds pledged to secure any bona fide indebtedness of the Company shall not be deemed "held by the Company" within the meaning of this Section 5.07.

ARTICLE VI.
POSSESSION, USE AND RELEASE OF PROPERTY.
SECTION 6.01. Possession of and Dealing With Mortgaged Property Until Default; Leases, etc. Unless and until one or more Events of Default shall occur and be continuing, the Company shall be suffered and permitted to possess, use and enjoy all the property and appurtenances, franchises and rights mortgaged by, this Indenture, except cash and obligations required by any provision of this Indenture to be deposited with the Trustee, and to receive and use the tolls, rents, revenues, issues, income, product and profits thereof, with power in the ordinary course of business, freely and without let or hindrance on the part of the Trustee or the bondholders,
(a) to use and consume materials and supplies,
(b) except as herein otherwise expressly provided to the contrary, to deal with choses in action, leases, leasehold interests and contracts, and to exercise the rights and powers conferred upon it thereby,
(c) to alter, repair and remove its buildings and structures,
(d) to change the position of its pipes, mains, conduits or other property whatsoever, provided that such change shall not impair the lien of this Indenture thereon,
(e) to replace and renew any of its equipment, machinery or other similar property, and
(f) to make any lease, or grant or convey any right-of-way, easement or license (but the property so leased and the property over, through, under or with respect to which and such right-of-way, easement or license shall be so granted or conveyed shall remain subject to the lien of this Indenture 'to the same extent and in the same manner as it was prior to such lease, grant or conveyance), provided that
(i) no such lease, grant, conveyance or other disposition shall be made unless, in the judgment of the Board of Directors the same would not be prejudicial to the security of the Bonds;
(ii) any lease hereafter made by the Company shall be made expressly subject to the lien of this Indenture and such lease shall be subject to termination by a trustee in bankruptcy or in reorganization proceedings (including reorganization proceedings under any Federal bankruptcy law or similar statutory proceedings), lawfully appointed, or by the Trustee, or by any receiver appointed in any action or proceeding for the foreclosure hereof or for the enforcement of any of the rights of the Trustee or of the Bondholders under this Indenture if, during the continuance of an Event of Default hereunder, such trustee or the Trustee or such receiver shall have entered upon and taken possession of the Mortgaged Property.

SECTION 6.02. Disposal of Mortgaged Property Without Trustee's Consent. Unless and until one or more Events of Default shall occur and be continuing, the Company may, at any time and from time to time, without notice to or any release or consent by the Trustee
1. Replacement of Worn Out Property. Sell or otherwise dispose of, free from the lien of this Indenture, any apparatus, tools, implements, machinery, equipment, pipe or other similar property comprising part of the Mortgaged Property, which has become worn out, obsolete, unserviceable or unnecessary for use in the conduct of the Company's business, upon replacing the same with or substituting for the same other property of a value at least equal to the Fair Value to the Company of the property so disposed of, which (except for property of the kinds excepted in the Granting Clauses hereof) shall become subject to the lien of this Indenture, free and clear of all Prior Liens except Permitted Encumbrances and except Prior Liens to which the property so disposed of was subject; or
2. Abandonment of Worn Out Property. In the ordinary course of business, demolish, dismantle, tear down, use for scrap, abandon or surrender any property which has become worn out, unserviceable or unnecessary for use in the conduct of the Company's business; or
3. Modification or Surrender of Franchises, Etc. Surrender in whole or in part, or assent to the modification of, any franchise, license or permit which it may hold, or under which it may be operating, provided that
(a) in the written opinion, filed with the Trustee, of an engineer (who may be in the regular employ of the. Company), selected by the Board of Directors and satisfactory to the Trustee, the Company is exercising the privileges granted thereby without a fair return to it and such surrender or modification is to the best interest of the Company, or
(b) in the event of any such modification, the franchise, license or permit as modified shall, in the Opinion of Counsel, filed with the Trustee, authorize the continuance by the Company of the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indefinite period of time, or
(c) in the event of any such surrender, the Company shall receive in exchange a new franchise, license or permit which, in the Opinion of Counsel, filed with the Trustee, shall authorize it to do the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indefinite period of time, or
(d) after the surrender or modification of any such franchise, license or permit, the Company shall still, under some other franchise, license or permit, have the right, in the Opinion of Counsel, filed with the Trustee, to conduct the same or an extended business in the same or an extended territory during the same or an extended or unlimited or indefinite period of time.

For the purposes of this paragraph 3 and of any opinion to be rendered under it, any right of any municipality or other governmental body to terminate a franchise, license or permit by purchase shall not be deemed to abridge or affect its duration.

SECTION 6.03. Release by Trustee of Mortgaged Property Sold by Company. The Company may at any time sell, exchange or otherwise dispose of any of its property (in addition to the property referred to in Sections 6.01, 6.02 and 6.04) which is subject to the lien hereof, upon compliance with the requirements and conditions of this Section 6.03, and the Trustee shall release the same from the lien hereof upon receipt by the Trustee of
1. Certified Resolution. A Certified Resolution requesting such release;
2. Certificate o f the Company. A Certificate of the Company, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer of the Company and by an engineer (who may be in the employ of the Company) or firm of engineers (who may be under regular retainer from the Company) or, if any consideration mentioned therein consists of securities, by an appraiser, engineer or other competent person or firm (who may be in the regular employ of the Company or under regular retainer from the Company), in each case selected by the Board of Directors and satisfactory to the Trustee, in substantially the following form with appropriate exhibits annexed thereto and the blanks appropriately completed

ARTESIAN WATER COMPANY
INDENTURE OF MORTGAGE
 DATED AS OF JULY 1, 1961
CERTIFICATE OF COMPANY FILED PURSUANT TO SECTION 6.03 OF SAID INDENTURE
(to which reference is made for the definition of terms used herein)
,the          President, and
,the Treasurer Of ARTESIAN WATER COMPANY, hereby certify

(1) The Company has [either] sold or disposed of [or, in the alternative] [contracted to sell or dispose of] the property described in Exhibit A hereto, and desires to release the same. The consideration to be received for such property is also set forth in Exhibit A hereto;
(2) In the opinion of the undersigned, such release is in the best interests of the Company [unless all or substantially all of the property of the Company which is used or useful in connection with its business as a water company or as a water utility is to be released, add] [and the property to be released is not necessary for the efficient operation of its remaining property which is used or useful as a water utility, and the security afforded by the Indenture will not be impaired by such release] ;
(3) The Company has sold or exchanged or otherwise disposed of, or has contracted to sell or exchange or otherwise dispose of, the property so to be released for a consideration representing, in the opinion of the undersigned, at least its Fair Value to the Company, which consideration is described in Exhibit A hereto, and, [in case the property to be released constitutes all or substantially all of the property at the time subject to the lien of the Indenture as a first mortgage lien thereon which is used or useful in connection with the business of the Company as a water company or as a water utility, such consideration shall consist solely o f cash] consists of
(i) cash in the amount of $          ,
(ii) obligations secured by a purchase money closed first mortgage upon the property so to be released, as described in Exhibit A hereto, and
(iii) other property, as described in Exhibit A hereto, which, upon acquisition thereof by the Company, will be Property Additions, as such term is defined in paragraph 1 of subdivision (A) of Section 3.06 of the Indenture;
(4) To the best of the knowledge and belief of the signers, no default exists on the part of the Company in the compliance with any of the terms or covenants of the Indenture.
(5) The consideration described in Exhibit A hereto does [or does not] include an Acquired Plant.

Dated :          19 .
ARTESIAN WATER COMPANY,
President or Vice-President.
Treasurer or Assistant Treasurer.

I certify that I concur in the opinions expressed in the foregoing paragraphs (2), (3), and (5).
Engineer or Appraiser.

3. Consideration; Instruments of Conveyance. Any money or obligations stated in such certificate to be or to have been received as consideration for any property so to be released (or, to the extent that such money or obligations constitute the consideration for property subject to a Prior Lien, a certificate of the trustee or other holder of such Prior Lien that it has received such money or obligations and has been irrevocably authorized by the Company to pay over to the Trustee any balance of such money or obligations remaining after the discharge of such Prior Lien,. which trustee shall be the corporate trustee if there be a corporate trustee and if the terms of the instrument creating such lien permit the corporate trustee thereunder to receive such money or obligations) ; and, if any property other than cash or obligations is included in the consideration for any property so to be released, such instruments of conveyance, assignment and transfer, if any, as may be necessary, in the Opinion of Counsel hereinafter referred to, to subject to the lien of this Indenture all the right, title and interest of the Company in and to such property;
4. Opinion of Counsel. An Opinion of Counsel (1) to the effect that
(a) any obligations included in the consideration for any property so to be released are valid obligations and are effectively pledged hereunder,
(b) any purchase money mortgage securing the same is sufficient to afford a first mortgage lien upon the property so to be released,
(c) in case the Trustee is requested to release any franchise, license or permit (unless all or substantially all of the property of the Company which is used or useful in connection with its business as a water company or water utility is then being released), such release will not impair the then existing right of the Company to operate any of its remaining property as a water company or as a water utility,
(d) all votes or consents of Bondholders, if any, required by law for the release of the property have been obtained, and
(e) the property so to be released is not subject to a Prior Lien or, if it is and if any part of the consideration received for the property so to be released has been deposited with the trustee or other holder of such Prior Lien, such trustee or other holder (specifying the trustee or other holder and the lien) is entitled to receive the same;
and
(2) in case any part of the consideration received for the property so to be released consists of property which would be included in Property Additions as set forth in the certificate of the Company pursuant to paragraph 2 of this Section 6.03, conforming to the requirements of paragraph 5 of subdivision (B) of Section 3.06 as to the title of the Company to such property and stating
(a) either (i) that such instruments of conveyance, assignment and transfer as shall be delivered to the Trustee are sufficient to subject to the lien of this Indenture all the right, title and interest of the Company in and to such property, subject to no lien prior to, or on a parity with, the lien hereof other than Permitted Encumbrances, Funded Prior Liens and other than the same Prior Liens, if any, as existed upon the property so to be released, or (ii) that no instruments of conveyance, assignment or transfer are necessary for such purpose, and
(b) that the Company has corporate power to acquire, own and operate all property included in the consideration for such release ; and constituting evidence of the authorization or approval of or consent to the sale, exchange or other disposition of the property so to be released, the consideration to be received therefor and the acquisition of any property constituting any part of such consideration, by each governmental body at the time having jurisdiction in the premises, together with an Opinion of Counsel that the same constitutes sufficient evidence of such authorization, approval or consent, and that no such authorization, approval, or consent by any other governmental body is required, or (b) an Opinion of Counsel that no such authorization, approval or consent by any governmental body is required.

SECTION 6.04. Release of Property of Value Not Over $25,000.  The Company may at any time sell, exchange or otherwise dispose of any of its property (in addition to the property referred to in Sections 6.01, 6.02 and 6.03) which is subject to the lien hereof, of an aggregate Fair Value to the Company not exceeding Twenty-five Thousand Dollars ($25,000) in any one calendar year, except cash or obligations required by some other provision hereof to be deposited with the Trustee hereunder, without notice to or any release or consent by the Trustee; provided, however, that the Company shall forthwith deposit with the Trustee a sum in cash equal to the Fair Value to the Company of the property so sold, exchanged or otherwise disposed of (but not less than the consideration received by the Company for such property) and shall forthwith file with the Trustee an Officers' Certificate stating in substance as follows
(a) That the sum in cash so deposited with the Trustee represents the Fair Value to the Company of the property so sold, exchanged or otherwise disposed of (but not less than the consideration received by the Company for such property) and that such property was not necessary for the efficient conduct by the Company of its business as a water company or as a water utility;
(b) That the Fair Value to the Company of the property so sold, exchanged or otherwise disposed of, together with the Fair Value to the Company of all other property theretofore sold, exchanged or otherwise disposed of by the Company pursuant to the provisions of this Section 6.04 during the calendar year in question, does not exceed Twenty-five Thousand Dollars ($25,000); and
(c) That, to the best of the knowledge and belief of the signers, no default exists on the part of the Company in the compliance with any of the terms or covenants of this Indenture.

If the Company shall so request, the Trustee shall execute and deliver an appropriate confirmatory instrument or instruments of release or conveyance with respect to any property so sold, exchanged or otherwise disposed of, but the execution and delivery of any such instrument or instruments shall not be nor be deemed to be a condition precedent to the sale, exchange or other disposition of property by the Company free from the lien of this Indenture pursuant to the provisions of this Section 6.04.

SECTION 6.05. New Property Subject to Lien of Indenture. Any new property acquired by the Company (by exchange, purchase, construction or otherwise) to take the place of any property released hereunder, shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture ; but, if requested by the Trustee, the Company shall convey the same to the Trustee by proper deeds or other instruments upon the trusts and for the purposes of this Indenture.

SECTION 6.06. Eminent Domain, etc. In the event that all or any part of the property of the Company which is subject to the lien of this Indenture shall at any time be acquired by or on behalf of any one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies by the exercise of the power of eminent domain or by the exercise of a right reserved to purchase the same or by a sale or conveyance by the Company in lieu of and in reasonable anticipation of the impending exercise of such a power or of such a right, the award or consideration payable therefore shall be paid to the Trustee, except to the extent that the Opinion of Counsel, delivered under this Section states that the trustee or other holder of some Prior Lien is entitled to receive the same or some part thereof, and the Trustee shall accept the same and the Trustee shall execute and deliver a release of the property so acquired and shall be fully protected in so doing upon receipt by the Trustee of
1. Certified Resolution. A Certified Resolution requesting the release of the property and stating that acceptance of such award or consideration is in the best interests of the Company and of the Bondholders ;
2. Consideration. The award or consideration received for such property (or, to the extent that such award or consideration constitutes an award or consideration for property subject to a Prior Lien, a certificate of the trustee or other holder of such Prior Lien that it has received such award or consideration and has been irrevocably authorized by the Company to pay over to the Trustee any balance of such award or consideration remaining after the discharge of such Prior Lien, which trustee shall be the corporate trustee if there be a corporate trustee and if the terms of the instrument creating such lien permit the corporate trustee thereunder to receive such money or obligations) ; and
3. Opinion of Counsel. An Opinion of Counsel to the effect
(a) that such property has been duly and lawfully acquired by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities, or agencies by the exercise of the power of eminent domain or by the exercise of a right reserved to purchase the same, or by a sale or conveyance by the Company in lieu of and in reasonable anticipation of the impending exercise of such a power or of such a right, and
(b) in case any part of the award or consideration received for such property has been deposited with a trustee or other holder of a Prior Lien, that such trustee or other holder (specifying the trustee or other holder and the lien) is entitled to receive the same.

In any such proceeding, the Trustee may be represented by counsel, who may be of counsel to the Company.

SECTION 6.07. Application of Proceeds on Release of Substantially All Mortgaged Property. 1. In the event that either (i) all or substantially all of the property of the Company at the time subject to the lien of this Indenture as a first mortgage lien thereon or (ii) all or substantially all of the property of the Company at the time subject to the lien of this Indenture as a first mortgage lien thereon which is used or useful in connection with the business of the Company as a water company or as a water utility shall be released from the lien of this Indenture under the provisions of Section 6.03 or Section 6.06, then the award or consideration for such property so released, together with any other moneys held by the Trustee under this Indenture, including the proceeds of any sales of obligations or securities by the Trustee pursuant to Section 7.01 or Section 7.06 (such award or consideration and other moneys being hereinafter in this Section 6.07 referred to collectively as "available moneys"), shall be applied by the Trustee First, to the payment of such taxes and assessments as constitute a lien upon such moneys, of the reasonable compensation and expenses of the Trustee and its agents, attorneys and counsel, and of all other sums payable to or by the Trustee under any provision of this Indenture, Second, to the redemption in full of all Bonds then outstanding at the respective redemption prices then applicable, any moneys held for the account of any particular Bonds or coupons being applied to the redemption (or payment, if matured) of such Bonds or the payment of such coupons, as the case may be, and to the payment of all expenses in connection with such redemption or payment, and Third, any balance to the Company.

If such available moneys shall not be sufficient for such redemption in full, the Company shall deposit with the Trustee on or before the date fixed for redemption an amount of cash sufficient to enable the Trustee to pay in full such redemption price of the Bonds, together with interest accrued to such redemption date and all expenses in connection with such redemption.

2. In case any redemption of all Bonds outstanding hereunder is to-be made under the provisions of paragraph 1 of this Section 6.07, the same shall be done in accordance with the applicable provisions of this Indenture and any indenture supplemental hereto, except that any notice that such Bonds are to be redeemed may, at the option of the Company, state that such notice and such redemption are conditional upon the actual receipt of the award or consideration in question on or prior to the redemption date. In any such case if the award or consideration shall be received on or prior to such date, the Bonds shall become due and payable on such date at their respective applicable redemption prices together with interest accrued thereon to such date.

3. If the first publication of such notice of redemption shall not have been made, or (in the event that notice of redemption by mailing is permitted) if such notice of redemption shall not have been mailed, the Trustee within fifteen (15) days after the receipt of the award or consideration by it, shall give notice, in the name and at the expense of the Company and on its behalf, of the call of the Bonds for redemption on a date not later than forty-five (45) nor earlier than thirty (30) days after such receipt, in the manner and with the effect specified in Article V and in any indenture supplemental hereto, except that any notice that such Bonds are to be redeemed may, at the option of the Trustee, state that such notice and such redemption are conditional upon the actual receipt by the Trustee of the cash required by paragraph 1 of this Section 6.07 to be deposited by the Company with the Trustee.

4. If the available moneys shall not be sufficient for the payments specified in paragraph 1 of this Section 6.07 and the Company shall default in its obligation to pay the balance to the Trustee, the Trustee shall, pursuant to Section 7.01, proceed to sell the obligations and securities held by it under this Indenture, and, pending such sale, shall apply such available moneys, to the extent thereof, to the partial payment of all Bonds then outstanding, pro rata in proportion to the respective amounts then due and owing thereon for principal, premium (if any) and interest, but until the full amount then due and owing on the Bonds shall have been paid, no such partial payment shall discharge the obligation of the Company on any Bonds, except to the extent of such partial payment. All amounts so to be paid on the Bonds shall be paid over by the Trustee to the holders or registered owners of the Bonds upon presentation at the principal office of the Trustee of the Bonds, with all unmatured coupons, if any, attached, for stamping thereon of a notation as to the amount so paid thereon or for otherwise providing with respect to such payment in any manner satisfactory to the Company and the Trustee.

5. In the event of any such partial pro rata payment, notice thereof shall be given once (but need not be given more than once) by the Trustee, in the manner provided in Article V with respect to the redemption of Bonds, not later than one week after the date for which the Bonds were called for redemption, and from and after a date to be specified in such notice (to be fixed by the Trustee and to be not earlier than the date upon which such notice is given nor later than ten (10) days after such redemption date) interest shall cease to accrue on the obligation of the Company on the Bonds so called for redemption, to the extent of the partial payment so provided. Subsequently, if any additional moneys applicable to an additional partial payment or to the payment of the entire balance then due on the Bonds shall be received by the Trustee, the Trustee shall, with reasonable promptness, give like notice of any such payment (specifying a date within ten (10) days after the date of such notice) with like effect.

SECTION 6.08. Purchaser of Released Property Not Required to Investigate. In no event shall any purchaser in good faith of any property which the Trustee has purported to release hereunder be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority, or to see to the application of the purchase money; nor shall any purchaser of machinery or equipment or other similar property be under obligation to ascertain or inquire into the occurrence of the event on which any such sale is hereby authorized.

SECTION 6.09. Exercise o f Company Powers After Event o f Default. Notwithstanding that any one or mare Events of Default shall have occurred and be continuing, in case the Mortgaged Property or any part thereof shall be in the possession of a receiver, trustee or other custodian, lawfully appointed, or of an assignee for the benefit of creditors, the powers in and by this Article VI conferred upon the Company may, with the consent of the Trustee, be exercised by such receiver, trustee, custodian or assignee with respect to such part of the Mortgaged Property as may then be in his or its possession; and, if the Trustee shall be in possession of the Mortgaged Property or any part thereof under any provision of this Indenture, then all the powers by this Article VI conferred upon the Company may be exercised by the Trustee in its discretion with respect to such part of the Mortgaged Property as may then be in the possession of the Trustee. A written request signed by such receiver, trustee, custodian or assignee shall be deemed the equivalent of any resolution of the Board of Directors required by the provisions of this Article VI, and any certificate required by such provisions to be signed by any officer of the Company may be signed by such receiver, trustee, custodian or assignee instead of such officer.
Notwithstanding that any one or more Events of Default shall have occurred and be continuing, the Company, so long as it shall be in possession of the Mortgaged Property, may, with the consent of the Trustee, exercise any of the powers in and by this Article VI conferred upon it.
The consent of the Trustee to the exercise, pursuant to this Section 6.09, by any receiver, trustee, custodian or assignee, or by the Company of the powers conferred on the Company by this Article VI may be given by the Trustee in its discretion and shall be given upon the written request of the holders or registered owners of a majority in principal amount of the Bonds then outstanding hereunder.

In the case of any release made pursuant to the provisions of this Section 6.09, it shall not be necessary to include in any certificate filed with the Trustee in connection therewith a statement that, to the best of the knowledge and belief of the signers, no default exists on the part of the Company in the performance of any of the terms or covenants of this Indenture.
SECTION 6.10. Independent Investigation by Trustee. The Trustee may make such independent investigation as the Trustee may see fit of the facts and conclusions stated in the resolutions, certificates, opinions and other instruments provided for in this Article VI, and in that event may decline to release any properties unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of any such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand with interest at the rate of six per cent. (6%) per annum from the date of demand.

ARTICLE VII.
CONCERNING OBLIGATIONS AND APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE.
SECTION 7.01. Obligations and Securities Held by the Trustee. Subject to the provisions of Section 7.06, all obligations received by the Trustee under any of the provisions of this Indenture, unless released pursuant to the provisions of Section 6.03, shall be held by the Trustee as part of the Mortgaged Property and collected by it, and the Trustee shall have the right to enforce the payment thereof and each and every provision thereof by proceedings at law or in equity but, unless an Event of Default shall have occurred and be continuing hereunder, only with the consent of the Company.
Unless, to the knowledge of the Trustee, an Event of Default shall have occurred and be continuing,
(a) interest and dividends on obligations and securities held by or pledged with the Trustee hereunder, shall, as received by the Trustee, be paid over to the Company; and
(b) the Company shall be entitled to exercise any and all rights to vote or consent with respect to any such obligations and securities.

All obligations held by the Trustee in pledge hereunder may be released pursuant to the provisions of Section 6.03.
In the event that the Bonds outstanding hereunder shall become redeemable under the provisions of Section 6.07 and the moneys available in the hands of the Trustee for such redemption shall not be sufficient to effect such redemption in full as provided in said Section 6.07, the Trustee shall endeavor to sell, in such -manner, upon such terms, at such times and at such prices as in its discretion it may determine, such amount of any obligations and securities held by it under this Indenture as may be necessary to provide funds for or toward such redemption in full.

SECTION 7.02. Withdrawal of Certain Trust Moneys by Company. Unless and until one or more Events of Default shall occur and be continuing, any moneys received by the Trustee
(a) on account of the principal of any obligation received under any of the provisions of this Indenture, or
(b) as proceeds of released property or of property taken by the power of eminent domain or otherwise acquired by or on behalf of one or more governments or municipal corporations or other governmental subdivisions, bodies, authorities or agencies, or
(c) as proceeds of any insurance, or
(d) upon the satisfaction, discharge or other release of any mortgage or other lien prior to the lien of this Indenture, shall be held by the Trustee, subject to the provisions of Section 7.06, as a part of the security for the Bonds issued and outstanding hereunder and, subject to the provisions of Section 6.07, shall be paid over from time to time by the Trustee to or upon the written order of the Treasurer or an Assistant Treasurer of the Company:

1. To reimburse the Company for expenditures made for the replacement, restoration or repair of property destroyed or damaged (to the extent that insurance moneys arising from such loss or damage are in the hands of the Trustee), upon receipt by the Trustee of
(a) an Officers' Certificate describing in reasonable detail such replacement, restoration or repair and stating the amount expended therefore and that such amount is, in the opinion of the signers, reasonable, and
(b) an Opinion of Counsel substantially conforming to the requirements of paragraph 5 of subdivision (B) of Section 3.06 with respect to such property as replaced, restored or repaired;
or
2. In an amount not exceeding one hundred per cent. (1007o) of the Net Amount of Property Additions, which, but for the use thereof as the basis of the withdrawal of such moneys, might be made the basis of the authentication and delivery of Bonds under the provisions of Section 3.06, upon receipt by the Trustee of the instruments and opinions specified in paragraphs 2, 3, 4, 5 and 6 of subdivision (B) of Section 3.06, with such additions, omissions and modifications as may be necessary to make the same applicable to the withdrawal of moneys hereunder ; or
3. In an amount equal to one hundred per cent. (100%) of the principal amount of Bonds then delivered to the Trustee which, but for the use thereof as the basis for the withdrawal of such moneys, might be made the basis of the authentication and delivery of Bonds under the provisions of Section 3.08, upon receipt by the Trustee of the Bonds and instruments specified in paragraphs 1, 2 and 3 of Section 3.08, with such additions, omissions and modifications as may be necessary to make the same applicable to the withdrawal of moneys hereunder.

SECTION 7.03. Exercise of Company Powers After Event of Default. Notwithstanding that any one or more Events of Default shall have occurred and be continuing, in case the Mortgaged Property or any part thereof shall be in the possession of a receiver, trustee or other custodian, lawfully appointed, or of an assignee for the benefit of creditors, the powers' conferred upon the Company by Section 7.02 may, with the consent of the Trustee, be exercised by such receiver, trustee, custodian or assignee with respect to such part of the Mortgaged Property as may then be in his or its possession; and, if the Trustee shall be in possession of the Mortgaged Property or any part thereof under any provision of this Indenture, then the powers conferred upon the Company by Section 7.02 may be exercised by the Trustee in its discretion, with respect to such part of the Mortgaged Property as may then be in the possession of the Trustee. Any certificate required by the provisions of Section 7.02 to be signed by any officer of the Company may be signed by the Trustee or by such receiver, trustee, custodian or assignee instead of such officer. Notwithstanding that any one or more Events of Default shall have occurred and be continuing, the Company, so long as it shall be in possession of the Mortgaged Property, may, with the consent of the Trustee, exercise the powers conferred upon it by Section 7.02.
The consent of the Trustee to the exercise, pursuant to this Section 7.03, by any receiver, trustee, custodian or assignee or by the Company of the powers conferred upon the Company by Section 7.02 (i) may, if all of the Bonds outstanding are registered and held by six (6) holders or less, be given by the Trustee only upon the written approval of the registered holders of a majority in principal amount of the bonds then outstanding hereunder if any one of the Events of Default specified in clauses (a), (b), or (c) of Section 8.01 has occurred and is continuing, and (ii) may, in circumstances other than those specified in clause (i) above, be given by the Trustee in its discretion, and shall be given upon the written request of the holders or registered owners of a majority in principal amount of the Bonds then outstanding hereunder.
In the case of any exercise, pursuant to this Section 7.03, of the powers conferred upon the Company by Section 7.02, it shall not be necessary to include in any certificate filed with the Trustee in connection therewith a statement that, to the best of the knowledge and belief of the signers, no default exists on the part of the Company in the performance of any of the terms or covenants in this Indenture.

SECTION 7.04.. Company May Request Application of Trust Moneys to Purchase or Redemption of Bonds. Unless and until one or more Events of Default shall occur and be continuing, all or any part of any moneys received by the Trustee as specified in Section 7.02 and not theretofore paid over or requested to be paid over to the Company pursuant to said Section 7.02 or applied or required to be applied pursuant to the provisions of Section 6.07, and all or any part of any moneys deposited with the Trustee under the provisions of Section 3.07 and not theretofore applied as therein authorized, shall, at the election and in accordance with the request of the Company, be applied by the Trustee from time to time to the purchase or to the redemption, if redeemable, of Bonds issued hereunder, of such series as may be specified in such request, upon receipt by the Trustee of
(a) a Certified Resolution evidencing such election and request,
(b) an Officers' Certificate stating that, to the best of the knowledge and belief of the signers, no default exists on the part of the Company in the performance of any of the terms or covenants of this Indenture, and
(c) an Opinion of Counsel that all authorizations or approvals of or consents to such purchase or redemption by each governmental body at the time having jurisdiction in the premises have been obtained or that no such authorization, approval or consent by any governmental body is required.
Any such redemption shall be effected in accordance with the applicable provisions of Article V and of any indenture supplemental hereto.
Before making any purchase of Bonds of any series pursuant to the provisions of this Section 7.04, the, Trustee may, and if requested by the Company to do so shall, by notice published once in each of two successive calendar weeks, on any day of each such week, in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, advertise for written proposals to sell to it the Bonds which the Company has requested to be purchased.; and the Trustee, to the extent of the funds then in its hands and requested by the Company to be so applied, shall purchase the Bonds so offered at the lowest price or prices asked therefore, except as hereinafter provided. If requested by the Company to do so, the Trustee may, in its discretion, make such purchases in the open market or at private sale or upon any exchange as it may determine. The Company may tender Bonds to the Trustee, and the Trustee may purchase such Bonds from the Company. Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available for the purchase of Bonds after having accepted all proposals at lower prices, such proposals shall, if possible under their terms, be accepted pro rata, as nearly as may be; provided, however, that no proposal shall be accepted and no purchase made by the Trustee at a price in excess of the maximum price specified by the Company in its request to the Trustee, which maximum shall not exceed the redemption price then in effect for Bonds of such series, or, if the Company shall not have specified any such maximum price, in excess of such redemption price, or, if there be no such redemption price then in effect, in excess of the principal amount thereof, in each case with accrued interest to the date of delivery, which date shall not be more than five (5) days after the date of the agreement of the Trustee to purchase. unless the written consent of the Company to a later date shall have been given; and provided further that the Trustee may, in its discretion, reject any or all proposals in whole or in part if, in its opinion, such action is justified.
In every case of the purchase of Bonds pursuant to the provisions of this Section 7.04, the Trustee shall forthwith cancel the purchased Bonds and coupons and, on the written request of the Company, deliver the same to the Company.
All interest accrued up to but not including the date of delivery or redemption, as the case may be, of all Bonds to be purchased or redeemed by the Trustee under the provisions of this Section 7.04, together with (a) the amount (if any) by which the aggregate purchase price to be paid by the Trustee exceeds the aggregate principal amount of the Bonds to be purchased and (b) the premiums (if any) payable upon redemption, shall be paid by the Company as an additional payment to the Trustee prior to the date of delivery or redemption, as the case may be, and the cost of all advertising and publishing shall be paid by the Company, or, if paid by the Trustee, shall forthwith be repaid to it by the Company upon demand, with interest at the rate of six per cent. (6%) per annum from the date of demand.

SECTION 7.05. Application by Trustee of Unused Moneys to Purchase or Redemption o f Bonds. Unless and until one or more Events of Default shall occur and be continuing, all or any part of any moneys received by the Trustee as specified in Section 7.02 and not theretofore paid' over or requested to be paid over to the Company pursuant to Section 7.02 or applied or required to be applied pursuant to the provisions of Section 6.07 or of Section 7.04, and all or any part of any moneys deposited with the Trustee under the provisions of Section 3.07 and not theretofore applied by the Company or requested by it to be applied as therein or in Section 7.04 authorized, within three (3) years after the receipt of such moneys by the Trustee, shall, to the extent practicable, be applied by the Trustee at the expiration of such period, without any further action on the part of the Company, to the purchase of Bonds of any series in accordance with the provisions of Section 7.04 and, to the extent that Bonds are not so purchased within six months after the expiration of said three-year period, shall, but only if the moneys then available for the purpose shall be at least Twenty-five Thousand Dollars ($25,000), forthwith be applied by the Trustee, to the extent practicable, pro rata on the basis of the respective principal amounts of Bonds of all the series then outstanding, to the redemption of- Bonds of each series then outstanding hereunder and subject to redemption, in accordance with the applicable provisions of Article V and of any indenture supplemental hereto ; and the Company hereby irrevocably authorizes the Trustee, in the name of and at the expense of the Company and on its behalf, to give notice of the call of such Bonds for redemption, in the manner and with the effect specified in Article V and in such supplemental indentures; provided, however, that neither the Company nor the Trustee shall be required to make any such purchase or redemption unless furnished with an Opinion of Counsel that all authorizations or approvals of or consents to such purchase or redemption by each governmental body at the time having jurisdiction in the premises have been obtained or that no such authorization, approval or consent by any governmental body is required; and provided further that the Trustee shall not be required to take any such action or give any such notice unless
(a) the Company shall have theretofore indemnified it against any and all costs and expenses in connection therewith, and
(b) there shall be paid to the Trustee an amount equal to all interest accrued up to but not including the date of delivery or redemption, as the case may be, on all Bonds so to be purchased or redeemed under the provisions of this Section 7.05, together with (i) the amount (if any) by which the aggregate purchase price to be paid by the Trustee exceeds the aggregate principal amount of the Bonds to be purchased and (ii) the premiums (if any) payable upon redemption.
Upon receipt of notice from the Trustee of any such proposed purchase or redemption, the Company will make timely application for the authorization, approval or consent of each governmental body at the time having jurisdiction in the premises which may be required, and will do all other things necessary on its part to be done to effect any such purchase or redemption, including the making of the indemnification and of the payments and the furnishing of the Opinion of Counsel hereinabove provided for.
For the purpose of determining which of the moneys deposited with the Trustee have not been paid over or applied, or requested to be paid over or applied, within said three-year period, it shall be deemed, unless the certificate of the Company requesting any withdrawal or application shall specify to the contrary, that the moneys first deposited are the moneys first paid over or applied.

SECTION 7.06. Investment in Government Obligations. All or any part of any moneys held by the Trustee hereunder (except moneys held for the account of any particular Bonds or coupons) shall from time to time at the request of the Company, signed by the President or any Vice-President and the Treasurer or any Assistant Treasurer of the Company, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company, which as to principal and interest constitute direct obligations of the United States of America, at such prices as shall be set forth in such request of the Company. Until one or more Events of Default shall occur and be continuing, any interest on such bonds and obligations (in excess of any accrued interest paid at the time of purchase) which may be received by the Trustee shall be forthwith paid to the Company. Such bonds and obligations shall be held by the Trustee as a part of the Mortgaged Property, subject to the same provisions hereof as the cash used by it to purchase such bonds or obligations; but, upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds or obligations so sold. If under the provisions of Sections 6.07, 7.04 or 7.05 any moneys held by the Trustee and so invested or reinvested shall be required to be applied to the redemption of Bonds, the Trustee shall forthwith sell such bonds or obligations in an amount equivalent to such moneys. In case the net proceeds (exclusive of interest) realized upon. any . such sale shall amount to less than the amount invested by the Trustee in the purchase of the bonds or obligations so sold (after appropriate adjustment on account of any accrued interest paid at the time of purchase), the Trustee shall within five days after such sale notify the Company in writing thereof and within five days thereafter the Company shall pay to the Trustee the amount of the difference between such purchase price and the amount so realized, and the amount so paid shall be held by the Trustee in like manner and subject to the same conditions as the proceeds realized upon such sale.
Whenever application is made by the Company under any provision of this Indenture to withdraw all or any part of moneys deposited or held by the Trustee, the Company shall accept bonds or obligations held by the Trustee as a part of the Mortgaged Property pursuant to this Section 7.06 to the extent that such bonds or obligations shall be tendered to it by the Trustee in lieu of cash; and such bonds or obligations shall be accepted in lieu of such cash at the net cost thereof (exclusive of accrued interest) to the Trustee.
The Trustee shall not be liable or responsible for any loss resulting from any investment or reinvestment pursuant to this Section 7.06.

SECTION 7.07. Independent Investigation by Trustee. The Trustee may make such independent investigation as the Trustee may see fit of the facts and conclusions stated in the resolutions, certificates, opinions and other instruments provided for in this Article VII, and in that event may decline to make any payment unless satisfied by such investigation of the truth and accuracy of the matters so investigated. The expense of any such investigation shall be paid by the Company, or if paid by the Trustee, shall be repaid by the Company upon demand with interest at the rate of six percent. (6%) per annum from the date of demand.

ARTICLE VIII.
 REMEDIES UPON DEFAULT.
SECTION 8.01. Events o f Default; Acceleration o f Maturity; Waiver of Default. In case one or more of the following events herein called "Events of Default", shall occur and be continuing, that is to say
(a) default shall be made in the payment of the principal of or any premium which may be due and payable on any Bond hereby secured, when the same shall become payable, whether at maturity or otherwise ; or
(b) default shall be made in the payment of any interest on any Bond hereby secured, and such default shall continue for thirty (30) days; or
(c) default shall be made in the payment, discharge or satisfaction of any sinking, improvement, maintenance, renewal, replacement, depreciation, purchase or similar fund and such default shall continue for thirty (30) days; or
(d) default shall be made by the Company in the due observance or performance of any of the other covenants, agreements or conditions on its part in this Indenture or in any supplemental indenture contained and such default shall continue for sixty (60) days after written notice to the Company by the Trustee electing 'to treat such event as an Event of Default, which notice may be given by the Trustee in its discretion, and shall be given at the written request of the holders or registered owners of not less than a majority in principal amount of the Bonds then outstanding; or
(e) the Company shall be adjudicated a bankrupt, or shall institute proceedings for voluntary bankruptcy, or shall make an assignment for the benefit of its creditors; or
( f ) the Company shall admit in writing its inability to pay its debts generally as they mature, or shall institute proceedings for reorganization under any Federal bankruptcy law or other similar law, and the Trustee shall give written notice to the Company electing to treat such event as an Event of Default, which notice may be given by the Trustee, in its discretion, and shall be given at the written request of the holders or registered owners of not less than ten per cent. (10%) in principal amount of the bonds hereby secured and then outstanding; or
(g) a receiver, trustee or custodian of the Company, or of the Mortgaged Property as, or substantially as, an entirety, shall be appointed, or a decree or order shall be entered equivalent to a determination that proceedings for reorganization, arrangement, adjustment, composition, liquidation, dissolution or any similar relief with respect to the Company have been properly instituted, otherwise than by the Company, under any present or future Federal bankruptcy law or other similar State or Federal law, and such appointment, decree or order shall not be vacated within sixty (60) days, or such longer period as may be required to permit the Company to complete the prosecution of any appeal from such appointment, decree or order which it shall at the time be prosecuting in good faith and with due diligence, after written notice to the Company by the Trustee electing to treat such event as an Event of Default, which notice may be given by the Trustee in its discretion, and shall be given at the written request of the holders or registered owners of not less than a majority in principal amount of the Bonds hereby secured and then outstanding; then and in every such case the Trustee, by notice in writing given to the Company, may, and upon the written request of the holders or registered owners of not less than twenty-five per cent. (257o) in principal amount of the Bonds then outstanding shall, declare the principal amount of all Bonds then outstanding and the interest accrued thereon immediately due and payable, and said principal and interest shall thereupon become and be immediately due and payable; provided, however, that the holders or registered owners of not less than a majority in principal amount of the Bonds then outstanding (or, if such Event of Default be a default only in the payment of any principal of or premium or interest on the Bonds of any particular series, then of the holders or registered owners of not less than a majority in principal amount of the Bonds of such series then outstanding), by written notice to the Company and the Trustee, may annul such declaration and destroy its effects and waive any such default hereunder at any time before any sale under this Article VIII, if, before any such sale,
(i) all covenants, conditions and agreements with respect to which default shall have been made shall be fully performed, and
(ii) all arrears of interest upon all Bonds then outstanding and the principal of and any premium which at the time may be payable on any Bonds which have theretofore been called for redemption or which have matured in due course by their terms and the reasonable charges and expenses of the Trustee, its agents, attorneys and counsel, all other sums owed to the Trustee in connection with the exercise and performance of its powers and duties hereunder, and all other indebtedness secured hereby, except the principal of Bonds the date of maturity of which has not yet arrived and interest accrued since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of the persons entitled thereto.

SECTION 8.02. Trustee's Right to Enter and Take Possession, Operate and Apply Income. If one or more Events of Default shall occur and be continuing, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee the actual possession, and, to the extent permitted by law, the Trustee, itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property together with all property of which the Trustee is permitted to take possession, use and administer under the terms of the Granting Clauses of this Indenture (or any of the terms of any indenture supplemental hereto) together with the books, papers and accounts of the Company, and may exclude the Company, its agents and servants, wholly therefore, and may hold, operate and manage the same and from time to time make all needful repairs and such alterations, additions and improvements as to the Trustee shall seem wise; and may receive the tolls, rents, revenues, issues, income, product and profits thereof, and out of the same may pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any charges and all sums owed to the Trustee hereunder in connection with the exercise and performance of its powers and duties hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, alterations, additions and improvements, and, subject to the provisions with respect to extended, pledged and transferred coupons contained in Section 4.02, shall apply the remainder of the moneys so received by the Trustee as follows:
(a) In case the principal of none of the Bonds then outstanding shall have become due, to the payment of the interest in default, in the order of the maturity of the installments of such interest; such payments to be made ratably to the persons entitled thereto, without discrimination or preference; or
(b) In case the principal of any of the Bonds then outstanding shall have become due, by declaration or otherwise, first to the payment of the interest in default, in the order of the maturity of the installments of such interest; second, to the payment of the principal of all Bonds then due; and third, to the payment of any premium which may be due and payable upon Bonds theretofore called for redemption; such payments, respectively, to be made ratably to the persons entitled thereto, without discrimination or preference, as of the date fixed therefore by the Trustee.
All of such payments shall be made only upon presentation of the Bonds and coupons, upon stamping payment thereon if partly paid, and upon surrender thereof if fully paid.
Whenever all that is due upon such interest installments and upon the principal of and premium on such Bonds, and under any of the terms of this Indenture, shall have been paid and all defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns. The same right of entry, however, shall exist if any subsequent Event of Default shall occur and be continuing.
If an Event of Default shall occur and be continuing, the Trustee, itself, or by its agents or attorneys, may (to the extent permitted by law) collect or enforce the collection of and receive all dividends, interest and other amounts payable in respect of all stocks, bonds, notes, obligations or other indebtedness or securities which may be at the time held as part of the Mortgaged Property, and the Trustee may exercise in its discretion any and all of the voting powers, if any, represented by any such securities. Any sums so received by the Trustee shall be applied by the Trustee in like manner as is provided in the first paragraph of this Section 8.02.

SECTION 8.03. Trustee's Power of Sale. If one or more Events of Default shall occur and be continuing, the Trustee may, if and to the extent and in the manner permitted by law, itself, or by such officers or agents as it may appoint, with or without entry, sell the Mortgaged Property as an entirety or, if permitted by law, in such parcels as the holders or registered owners of a majority in principal amount of the Bonds then outstanding shall in writing request, or, in the absence of such request, as the Trustee may determine, at public auction at some convenient place in the County of New Castle, State of Delaware, or in such other place or places as may be required by law, having first given notice of such sale by publication in at least one Authorized Newspaper in the place or places where such sale is to take place, or, if there be no such newspaper, in a newspaper printed in the English language and, of general circulation in the county or counties where such sale is to take place, at least once a week for four successive calendar weeks, on any day of each such week, next preceding such sale, and any other or further or additional notice which may be required by law, and from time to time may adjourn such sale by announcement at the time and place appointed for such sale or for such adjourned sale or sales without further notice except such as may be required by law, and upon such sale the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, which sale, as likewise any sale made under this Indenture by virtue of any judicial proceedings, shall, to the extent permitted by law, be a perpetual bar both in law and in equity against the Company and all persons and corporations lawfully claiming or to claim by or through or under it.

SECTION 8.04. Trustee Authorized to Execute Deeds, etc. The Trustee is further hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, for the purpose of effectuating any such sale to execute and deliver all necessary deeds, bills of sale, assignments and transfers, and to substitute one or more persons or corporations with like power, the Company hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee, or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper conveyances, assignments, instruments of transfer and releases as may be designated in any such request.

SECTION 8.05. Trustee Empowered to Enforce Payment, Foreclose and Sell Mortgaged Property. If one or more Events of Default shall occur and be continuing, the Trustee may, either after entry as hereinbefore provided or other entry or without entry, proceed by suit or suits at law or in equity or by any other appropriate remedy to enforce payment of the Bonds hereby secured and to foreclose this Indenture and to sell, as an entirety, or, if permitted by law, in separate parcels, the Mortgaged Property under the judgment or decree of a court or courts of competent jurisdiction, and it shall be obligatory upon the Trustee to take action either by such proceedings or by the exercise of its powers with respect to entry or sale as the Trustee may determine, upon being requested in writing so to do by the holders or registered owners of not less than a majority in principal amount of the Bonds then outstanding, and upon being indemnified as provided in Section 12.02.

SECTION 8.06. Limitations on Proceedings by Bondholders. No Bondholder or Bondholders shall be entitled to take any proceedings under or in respect of this Indenture or the lien hereof, except in case of refusal or neglect of the Trustee to act after such continued default and such request and tender of indemnity as aforesaid; provided, however, that nothing in this Indenture or in any of the Bonds or coupons contained shall affect or impair the right, which is unconditional and absolute, of the holder or registered owner of any Bond or coupon to enforce payment of the principal of and any premium which may be due and payable on and the interest on the Bond and payment of the coupon at or after the date therein expressed as the date when the same shall respectively become due, or the obligation of the Company, which is also unconditional and absolute, to pay the principal of and any premium which may be due and payable on and the interest on the Bonds to the respective holders or registered owners thereof and of the coupons at the respective times and places therein expressed.

SECTION 8.07. Undertaking for Costs in Action to Enforce Remedy Under Indenture. Anything in this Indenture to the contrary notwithstanding, the parties to this Indenture and the Bondholders agree that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it, as trustee, the court may in its discretion require the filing by any party litigant in , such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 8.07 shall not apply to any suit instituted by the Trustee, either directly or through an agent or agents, or to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate more than ten per cent. (10%) in principal amount of the Bonds outstanding or to any suit instituted by any holder of any Bond or coupon for the enforcement of the payment of the principal of or premium (if any) or interest then due on such Bond.

SECTION 8.08. Remedies Cumulative. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee, or to the Bondholders is intended to be exclusive of any other remedy, but each and every such remedy shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

SECTION 8.09. Majority of Bondholders May Control Proceedings. Anything in this Indenture to the contrary notwithstanding, the holders and registered owners of a majority in principal amount of the Bonds then outstanding, from time to time, shall have the right, to the extent permitted by law, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken for any sale of the Mortgaged Property or for the foreclosure of this Indenture or for the appointment of a receiver, and any other proceedings under this Article VIII; provided that such direction shall not be otherwise than in accordance with the provisions hereof.

SECTION 8.10. Trustee Entitled to Appointment of Receiver. If one or more Events of Default shall occur and be continuing, then upon the filing of a bill in equity or other commencement of judicial proceedings to enforce the right of the Trustee and of the Bondholders, the Trustee, to the extent permitted by law, shall be entitled as a matter of right to the appointment of a receiver or receivers of the Mortgaged Property, and of thee tolls, rents, revenues, issues, income, product and profits thereof, pending such proceedings, with such powers as the court making such appointment shall confer, but notwithstanding the appointment of any receiver, trustee or other custodian, the Trustee shall be entitled as pledge to the possession and control of any cash, securities or other instruments at the time held by, or payable or deliverable under the provisions of this Indenture to, the Trustee.

SECTION 8.11. Principal and Interest Become Due on Sale. Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, the principal of all Bonds then outstanding, if not previously due, and the interest accrued thereon, shall at once become and be immediately due and payable.

SECTION 8.12. Purchase of Mortgaged Property by Bondholders or Trustee; Application o f Bonds Toward Purchase Price. Upon any such sale, whether made under the power of sale hereby given or under judgment or decree of court or otherwise, any Bondholder or Bondholders or the Trustee may bid for and purchase the Mortgaged Property and, upon compliance with the terms of sale, may hold, retain and possess and dispose of such property in his, their or its own absolute right without further accountability; and any purchaser at any such sale may, if permitted by law, after allowing for the proportion of the total purchase price required to be paid in cash for the costs and expenses of the sale, compensation and other charges, in paying purchase money, turn in Bonds or coupons, or both, then outstanding, in lieu of cash, to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject however, to the provisions with respect to extended, pledged and transferred coupons contained in Section 4.02. Said Bonds .and coupons, in case the amount so payable thereon shall be less than the amount due thereon, shall be returned to the holders or registered owners thereof after being properly stamped to show partial payment.

SECTION 8.13. Receipt of Trustee or Court Officer Making Sale Sufficient Discharge to Purchaser. Upon any such sale, whether made under the power of sale hereby given or under judgment or decree of court or otherwise, the receipt of the Trustee or of the officer making a sale under judicial proceedings shall be a sufficient discharge to the purchaser or purchasers for the purchase money, and such purchasers, and their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or non-application thereof.

SECTION 8.14. Application of Proceeds of Sale. The proceeds of any such sale, whether made under the power of sale hereby conferred upon the Trustee or under judgment or decree of court or otherwise, together with any other moneys then held by the Trustee under this Indenture as part of the Mortgaged Property or the proceeds thereof, except any moneys held for the benefit and security or payment of any particular Bonds or coupons, shall be applied as follows:
First: To the payment of all lawful taxes, assessments or. Prior Liens, except those subject to which such sale shall have been made, and of all costs and expenses of such sale, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other sums payable to the Trustee hereunder by reason of any expenses or liabilities incurred or advances made by it in connection with the management or administration of the trusts hereby created;
Second: To the payment of the whole amount then owing and unpaid upon the Bonds then outstanding for principal, premium (if any) and interest; and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such principal, premium (if any) and interest ratably, without preference or priority of any one over any other, or of any installment of interest over any other installment of interest (except as otherwise provided with regard to extended, pledged and transferred coupons in Section 4.02) ; such payments shall be made, as of the date fixed therefor by the Trustee, upon presentation of the Bonds and coupons, and upon stamping payment thereon if partly paid, and upon surrender thereof if fully paid; and
Third: Any surplus then remaining, to the Company, its successors or assigns, or to whomever may be lawfully entitled to receive the same.

SECTION 8.15. Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. The Company agrees, to, the full extent that it may lawfully so agree, that in case of a default on its part,, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any property subject to the lien hereof may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the property hereby conveyed, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat; and the Company, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the estates comprised in the security intended to be created hereby marshalled upon any foreclosure of the lien hereof and agrees that the Trustee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety.

SECTION 8.16. No Waiver of One Default to Affect Another. No waiver of any default hereunder, whether by the Trustee or the Bondholders, shall extend to or shall affect any subsequent or any other then existing default or shall impair any rights or remedies consequent thereon.

SECTION 8.17. Discontinuance of Proceeding on Default-Position of Parties Restored. In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

SECTION 8.18. Trustee to File Proofs of Claim in Receivership, etc.; Not to Consent to Reorganization Plan. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceedings affecting the Company, its creditors or its property, the Trustee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of the Trustee and of the Bondholders allowed in such proceedings for the entire amount due and payable by the Company under this Indenture at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company hereunder after such date, without prejudice, however, to the right of any Bondholder to file a claim in his own behalf ; provided, however, that nothing contained in this Indenture shall be deemed
(a) to give the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Bondholder; or
(b) to constitute a waiver by the Company of its right to contest the validity of any claim made against it.

SECTION 8.19. Company to Pay All Bonds on Any Default in Payment; Application of Moneys by Trustee. If an Event of Default shall occur in respect of the payment of any principal or premium or interest hereby secured, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders or registered owners of the Bonds and the holders of the coupons then outstanding hereunder, the whole amount due and payable on all such Bonds and coupons for principal, premium (if any) and interest; and, in case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust, shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid.
The Trustee shall, to the extent permitted by law and except as hereinafter in this Section 8.19 provided, be entitled to sue and recover judgment as aforesaid either before, after or during the tendency of any proceedings for the enforcement of the lien of this Indenture, and the right of the Trustee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or the foreclosure of the lien hereof.
In case of a sale of any of the Mortgaged Property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee, in its own name and as trustee of an express trust, shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the Bonds and coupons then outstanding hereunder, for the benefit of the holders or registered owners thereof, and the Trustee shall be entitled to recover judgment for any portion of ' the debt remaining unpaid, with interest.
The Company agrees, to the full extent that it may lawfully so agree, that no recovery of any such judgment by the Trustee and no attachment or levy of any execution upon any such judgment upon any of the Mortgaged Property or upon any other property shall in any manner or to any extent affect the lien of this Indenture upon the Mortgaged Property or any part thereof or any lien, rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders or registered owners of the Bonds, but such lien, rights, powers and remedies of the Trustee and of the Bondholders shall continue unimpaired as before.
The provisions of this Section 8.19 and the powers granted to the Trustee by this Section are subject to the limitation that if by the commencement or continuance of any action to recover judgment for any amount due and unpaid upon the Bonds or upon coupons appertaining to Bonds or hereunder, or by the exercise of any other remedy prior to or concurrently with proceedings to enforce the lien of this Indenture, the lien of this Indenture or the security hereby provided for would be prejudiced, surrendered, waived or lost, the Trustee shall not have power to exercise any such remedy.
Any moneys thus collected or received by the Trustee under this Section 8.19 shall be applied
First, to the payment of the expenses, disbursements and compensation of the Trustee, its agents, attorneys and counsel, and other sums owed to the Trustee in connection. with the exercise and performance of its duties hereunder, and,
Second, toward payment of the amounts then due and unpaid upon such Bonds and coupons in respect of which such moneys shall have been collected, ratably and without any preference or priority of any kind (except as otherwise provided with regard to extended, pledged and transferred coupons in Section 4.02), according to the amounts due and payable upon such Bonds and coupons, respectively, as of the date fixed by the Trustee for the distribution of such moneys, but only upon presentation of the several Bonds and coupons, and upon stamping such payment thereon if partly paid, and upon surrender thereof if fully paid.

SECTION 8.20. Trustee May Enforce Rights Without Bonds. All rights of action and claims under this Indenture or any of the Bonds outstanding hereunder, enforceable by the Trustee, may be enforced by the Trustee, without the possession of any of such Bonds or the coupons appertaining thereto or the production thereof on the trial or other proceedings relative thereto-; and any such suit or proceedings instituted by the Trustee shall be brought in its own name for the' ratable benefit of the holders or registered owners of said Bonds and the holders of said coupons, subject to the provisions of this Indenture.

SECTION 8.21. Delay or Omission No Waiver. No delay or omission of the Trustee or of any holder or registered owner of Bonds outstanding hereunder to exercise any right or power accruing upon any default shall exhaust or impair any such right or power or shall be construed to be a waiver of any such default, or acquiescence therein ; and. every power and remedy given by this Indenture to the Trustee or to the Bondholders may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Bondholders.

SECTION 8.22. Rights, Remedies and Powers Subject to Mandatory Provisions of Law. All rights, remedies and powers provided for in this Article VIII may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises and all the provisions of this Article VIII are intended to be subject to all applicable mandatory provisions of law that may be controlling in the premises and to be limited to the extent necessary, so that they will not render this Indenture invalid, unenforceable in whole or in part, or not entitled to be recorded or filed under the provisions of any applicable law.

ARTICLE IX.
EVIDENCE OF RIGHTS OF BONDHOLDERS.
SECTION 9.01. Evidence o f Rights o f Bondholders. Any request or other instrument which this Indenture may require or permit to be signed and executed by the Bondholders may be in any number of concurrent instruments of similar tenor and may be signed and executed by such Bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding or owning by any person of Bonds, shall be sufficient for any purpose of this Indenture if made in the following manner:
(a) The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in any State of the
United States, that the person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit (sworn to before such a notary public or other officer) of a witness to such execution;
(b) The amount and description of Bonds transferable by delivery held by any person executing such request or other instrument or writing as a Bondholder and the date of his holding the same may be proved, unless herein otherwise provided, by a certificate executed by any trust company, bank, banker or other depositary acceptable to the Trustee, wheresoever situated, showing that at. the date therein mentioned such person had on deposit with such depositary the Bonds described in such certificate; and the fact and date of execution by any such person of a proxy in respect of any such Bonds may also be proved by having the signature of such person on such proxy witnessed or guaranteed by such trust company, bank, banker, or other depositary; and
(c) The ownership of registered Bonds without coupons and of coupon Bonds registered as to principal shall be proved by the registration and transfer books of the Company herein provided for or by a certificate of the custodian thereof.
The Trustee or the Company may nevertheless in the discretion of either require further proof in cases where further proof is deemed desirable, and may require the production of any Bond or Bonds, and shall not be bound to recognize any person as a Bondholder unless and until his title to the Bonds held by him is proved in a manner satisfactory to the Trustee or to the Company.

SECTION 9.02. Future Holders Bound. Any request, consent or assent of the holder or registered owner of or other person entitled by any other provision of this Indenture to give any such request, consent or assent with respect to any Bond shall bind all future holders and registered owners of the same Bond, or any Bond or Bonds issued in lieu thereof or in exchange therefore (whether or not such future holder or owner has notice thereof).

ARTICLE X.
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
 AND DIRECTORS.
SECTION 10.01. Immunity of Incorporators, Stockholders, Officers and Directors. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any Bond or coupon hereby secured, or because of any indebtedness hereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture, any indenture supplemental hereto and the obligations hereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness hereby or thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental hereto or in any of the Bonds or coupons thereby secured, or implied therefrom.

ARTICLE XI.
 MERGER, CONSOLIDATION, SALE OR LEASE.
SECTION 11.01. Conditions Under Which Merger, Consolidation, Sale or Lease Permitted. Nothing in this Indenture contained shall prevent any consolidation or merger of the Company with or into, or any conveyance or transfer, subject to the lien of this Indenture, of all or substantially all of the Mortgaged Property as an entirety or substantially as an entirety or any lease of all or substantially all of the Mortgaged Property as an entirety or substantially as an entirety to any corporation lawfully entitled to acquire or lease and operate the same; provided, however, that
(a) any such consolidation, merger, conveyance, transfer or lease shall be upon such terms as shall in no respect impair the lien of this Indenture or any of the rights or powers of the Trustee or the Bondholders hereunder, and
(b) any such lease shall be made expressly subject to immediate termination by the Trustee or by any receiver appointed hereunder at any time during the continuance of a default hereunder and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings, and
(c) upon any such consolidation, merger, conveyance or transfer, the corporation formed by such consolidation or into which such merger shall have been made or acquiring such property as aforesaid (such corporation being herein called the "Successor Corporation") shall execute and cause to be recorded, a supplemental indenture with the Trustee, satisfactory to the Trustee, whereby the Successor Corporation shall assume and agree to pay, duly and punctually, the principal of and any premium which may be due and payable on and the interest on the Bonds issued hereunder and secured hereby in accordance with the provisions of said Bonds and coupons and of this Indenture and all indentures supplemental hereto, and shall agree to perform, observe and fulfill, duly and punctually, all the terms, covenants and conditions of this Indenture and any indentures supplemental hereto to be performed, observed or fulfilled by the Company, subject to the provisions of Section 11.03.

SECTION 11.02. Substitution of Successor Corporation; Conditions Imposed; Opinion o f Counsel as to Title and Indenture o f Successor Corporation. Upon executing and causing to be recorded the indenture with the Trustee referred to in clause (c) of Section 11.01, the Successor Corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the mortgagor company and the Successor Corporation thereupon may cause to be signed, issued and delivered, either in its own name or in the name of the Company, any or all of the Bonds which shall not theretofore have been signed by the Company and authenticated by the Trustee; and, upon the order of the Successor Corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture contained with respect to the authentication and issue of Bonds, the Trustee shall authenticate and deliver any of such Bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication and any of such Bonds which the Successor Corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be signed and delivered to the Trustee for such purpose. All the Bonds so issued shall in all respects have the same legal rank and security as the Bonds theretofore or thereafter issued in accordance with the terms of this Indenture, as though all of said Bonds had been issued at the date of the execution hereof; provided, however, that as a condition precedent to the execution by the Successor Corporation and the authentication and delivery by the Trustee of any such additional Bonds in respect of the purchase, construction, erection or other acquisition by the Successor Corporation of any Property Additions, or the exercise by the Successor Corporation of any other privilege in respect of Property Additions conferred upon the Company by this Indenture or any indenture supplemental hereto, the indenture with the Trustee to be executed by the Successor Corporation as in Section 11.01 provided, or one or more subsequently executed supplemental indentures, shall contain a conveyance or transfer, assignment and pledge in terms sufficient to include such Property Additions; and provided further, that the lien created thereby shall have similar force, effect and standing, subject to the provisions of Section 11.03, as the lien of this Indenture would have if the Company had not been consolidated with or merged into such other corporation or had not conveyed or transferred subject to the lien of this Indenture all or substantially all of the Mortgaged Property as an entirety or substantially as an entirety, as aforesaid, to the Successor Corporation, and had itself purchased, constructed, erected or otherwise acquired said Property Additions and requested the authentication and delivery of Bonds, or the exercise of such other privilege, under the provisions of this Indenture in respect thereof.
The Trustee may receive an Opinion of Counsel as conclusive evidence that any such indenture executed pursuant to Section 11.01 or this Section 11.02 complies with the respective provisions thereof, and that the Successor Corporation is lawfully entitled to acquire the Mortgaged Property as an entirety or substantially as an entirety and to operate the same, and that all other pertinent provisions of this Article XI have been complied with.

SECTION 11.03. Indenture Not a Lien on Successor Corporation's Property; Exceptions. In case the Company, pursuant, to Section 11.01, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Indenture, all or substantially all of the Mortgaged Property, as an entirety or substantially as an entirety, as aforesaid, neither this Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the Successor Corporation as in Section 11.01 provided shall, unless such indenture shall otherwise expressly provide, become or be a lien upon any of the properties or franchises of the Successor Corporation except
(a) those acquired by it from the Company,
(b) any Property Additions of the Successor Corporation used by it as the basis for the authentication and delivery of Bonds or the withdrawal of moneys under this Indenture or any indenture supplemental hereto or for the exercise of any other privilege conferred upon the Company by the terms of this Indenture or any indenture supplemental hereto,
(c) property received in exchange for property released from the lien hereof,
(d) such franchises, replacements and additional property as may be acquired by the Successor Corporation in pursuance of the covenants herein contained to maintain, preserve and renew the franchises covered by this Indenture and to keep and maintain the property covered by this Indenture in good repair, working order and condition or in pursuance of some other covenant or agreement hereof to be kept or performed by the Company, and
(e) permanent improvements, extensions, additions and betterments appurtenant to any property described in clauses (a), (b), (c) and (d) of this Section 11.03;
but in case of any such merger, consolidation, conveyance or transfer, the accounts of the Successor Corporation shall be so kept that the earnings of the Mortgaged Property may be at all times distinguished and all covenants herein contained affecting the Mortgaged Property may be fully performed.

SECTION 11.04. Instruments by Successor Corporation; Seal. Any order, request, certificate or any other instrument of any officer or officers of the Company provided for in this Indenture may be made by like officers of the Successor Corporation, and any resolution provided to be adopted by the Board of Directors of the Company may be adopted by the board of directors or board of trustees, as the case may be, of the Successor Corporation. The word "seal", wherever contained in this Indenture, shall include the seal of the Successor Corporation.
SECTION 11.05. Surrender of Power by Company or Successor Corporation. At any time prior to the exercise of any power by this Article XI reserved to the Company or to a Successor Corporation, the Company or such Successor Corporation may surrender any power so reserved by delivering to the Trustee an instrument in writing, executed by its President or a Vice-President under its corporate seal, attested by its Secretary or an Assistant Secretary, accompanied by the affidavit of its Secretary or an Assistant Secretary that the execution of such instrument was duly authorized by the vote of the Board of Directors of the Company or board of directors or board of trustees, as the case may be, of such Successor Corporation, given at a meeting duly called and held, and thereupon the power so surrendered shall cease.

ARTICLE XII.
CONCERNING THE TRUSTEE.
The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions hereof, including the following, to all of which the Company and the respective holders of the Bonds and coupons at any time outstanding by their acceptance thereof agree:

SECTION 12.01. Duties of Trustee. The Trustee undertakes, except while an Event of Default shall have occurred and be continuing, to exercise such duties and only such duties as are specifically set forth in this Indenture, and, while such an Event of Default shall have occurred and be continuing, to exercise such of the rights and powers as are vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as an ordinarily prudent man would do or use under the circumstances in the conduct of his own affairs. The Trustee, upon receipt of the evidence furnished to it by or on behalf of the Company, pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

SECTION 12.02. Obligation of Trustee to Investigate or Take Action; Indemnification. Except as elsewhere in this Indenture or any indenture supplemental hereto otherwise expressly provided
(1) unless an Event of Default. shall have occurred and be continuing, the Trustee shall not be under any obligation to take any action or make any investigation in respect of the subject matter of this Indenture or any indenture supplemental hereto unless requested in writing so to do by the holders or registered owners of not less than twenty-five per cent. (25%) in principal amount of the Bonds then outstanding, and
(2) whether or not an Event of Default shall have occurred, the Trustee shall not be under any obligation to take any action under this Indenture or any indenture supplemental hereto which in its opinion may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it by the security afforded to it by the terms of this Indenture, unless and until requested in writing so to do by one or more holders or registered owners of Bonds outstanding hereunder and furnished, from time to time as it may require, with reasonable security and indemnity; provided, however, that no security or indemnity furnished by the holders or registered owners of Bonds to the Trustee shall be applicable to any liability
(a) which is incurred by the Trustee as a result of any action taken by the Trustee not reasonably in accordance with the request or requests delivered to the Trustee by such holders or registered owners of the Bonds, or
(b) which is finally determined by a court of competent jurisdiction to be a liability imposed upon the Trustee as a result of its default or negligence in the performance of the duties imposed upon or undertaken by the Trustee by the terms of this Indenture or any indenture supplemental hereto.

SECTION 12.03. Trustee's Liability. The Trustee shall not be personally liable save for its own negligent action, its own negligent failure to act, or its own willful misconduct. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(1) unless an Event of Default shall have occurred and be continuing, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture; and
(2) unless an Event of Default shall have occurred and be continuing, in the absence of bad faith on the part of the Trustee, the Trustee may rely conclusively, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and
(3) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts, and no implied covenants or obligations shall be read into this Indenture against the Trustee, but the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture; and
(4) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction or request of the holders of the Bonds with which it is required by the provisions hereof to comply.

For the purpose of this Section 12.03 the term "responsible officer" of the Trustee shall mean any of the following: the President, every Vice-President, every Assistant Vice-President, the Treasurer, the Secretary, every Trust Officer and every other officer and assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers respectively or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

SECTION 12.04. Trustee Not Personally Liable for Debts. Subject to the provisions of Section 12.01 and Section 12.03, the Trustee shall not be personally liable in case of entry by it upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation thereof.

SECTION 12.05. Trustee's Reliance Upon Documents and Opinions o f Counsel. To the extent permitted by Sections 12.01, 12.02 and 12.03
(1) The Trustee may rely and shall be protected in acting upon any notice, request, consent, certificate, Bond, coupon, resolution, appraisal, report or other paper or document believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties ; and
(2) The Trustee may consult with counsel (who may be of counsel to the Company) and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

SECTION 12.06. No Representations by Trustee. The recitals and statements contained herein and in the Bonds and coupons issued hereunder shall not be considered as made by or as imposing any obligation or liability upon the Trustee. The Trustee makes no representation as to the validity of this Indenture or of any indenture supplemental hereto, or of any Bonds or coupons issued hereunder, or as to the security hereby or thereby afforded, or as to the title of the Company to the Mortgaged Property or as to the descriptions thereof.

SECTION 12.07. Compensation and Expenses of Trustee; Lien Therefor. The Company will from time to time, on demand, pay to the Trustee reasonable compensation for its services, reimburse the Trustee for all its advances and expenditures, including advances to and fees and expenses of independent appraisers, accountants, surveyors, engineers, counsel or other experts employed by it, in the exercise and performance of its powers and duties hereunder, and indemnify and save the Trustee harmless against any liabilities, not arising from its own default or negligence, which it may incur in the exercise and performance of its powers and duties hereunder; and, as security for such indemnification, reimbursement and compensation, the Trustee shall have the benefit of the lien hereby created in priority to the indebtedness evidenced by the Bonds and coupons issued hereunder.

SECTION 12.08. Certificate o f Company as Proof. Whenever, in the administration of the trusts created by this Indenture, the Trustee shall deem it necessary or desirable that any matter be proved or established prior to its taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed), subject to Sections 12.01 and 12.03, may be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and, subject as aforesaid, such Certificate shall be full v; arrant and authority to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon; but the Trustee in its discretion may, and if requested in writing so to do by the holders or registered owners of not less than twenty-five per cent. (25%) in principal amount of the Bonds then outstanding and furnished with security and indemnity against the costs and expenses of such examinations as required by Section 12.02 shall, require such further and additional evidence and make such further investigation as to it may seem reasonable. The agents and representatives of the Trustee and any experts or counsel whose opinions are required by the Trustee for any purpose hereunder or are deliverable to the Trustee under any provisions hereof shall likewise be fully warranted in relying and acting upon the existence of any matters proved or established by any such certificate, unless other evidence establishing such fact or facts be specifically required by this Indenture.

SECTION 12.09. Moneys Received by Trustee Trust Funds-Segregation, Interest. Subject to the provisions of Section 7.06, all moneys received by the Trustee under or pursuant to any provision of this Indenture or any supplemental indenture (including any moneys received by the Trustee as paying agent) shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from other moneys held by the Trustee in trust and may be deposited by the Trustee under such conditions as may be prescribed by law for trust funds; the Trustee shall allow and (unless, to the knowledge of the Trustee, an Event of Default shall have occurred and be continuing) shall pay over to the Company interest upon such moneys received by it at such rates as shall at the time be customarily allowed by it upon other deposits of similar character or as shall be agreed upon from time to time between the Company and the Trustee.

SECTION 12.10. Trustee May Hold Bonds. The Trustee or any corporation in or with which the Trustee or its stockholders may be interested or affiliated or any officer or director of the Trustee or of any other such corporation may acquire and hold Bonds and coupons issued hereunder and otherwise deal with the Company or with any other corporation having relations with the Company, to the full extent permitted by law.

SECTION 12.11. Notices to Company by Trustee. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given and served for all purposes by being deposited, postage prepaid, in a post office letter box, addressed to the Company at Newport, Wilmington 4, Delaware, or at such other address as the Company may have furnished to the Trustee in writing.

SECTION 12.12. Execution and Certification by Company of Documents Furnished to Trustee. Except when otherwise in this Indenture expressly provided, any order, request, notice, consent or other instrument in writing to be delivered or furnished by the Company to the Trustee, shall be sufficiently executed if signed, whether in the name of the Company or not, by its President or a Vice-President and by its Secretary or an Assistant Secretary or its Treasurer or an Assistant Treasurer, or by such officer or officers as the Board of Directors of the Company may by a Certified Resolution direct.

SECTION 12.13. Resignation of Trustee; Removal. The Trustee may resign and be discharged from the trusts created by this Indenture by giving to the Company notice in writing, and to the Bondholders notice by publication, of such resignation, specifying a date when such resignation shall take effect, which notice shall be published at least once a week for two successive calendar weeks, on any day of each such week, the first publication to be at least ten days prior to the date so specified, in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, but if all the outstanding Bonds are registered Bonds without coupons or coupon Bonds registered as to principal, then, in lieu of such notice by publication, such notice shall be mailed, by registered mail with return receipt requested at least ten (10) days prior to the date of resignation specified, to the registered owners of the Bonds at their addresses as the same appear, if at all, upon the registration and transfer books of the Company. Such resignation shall take effect on the day specified in such notice, unless previously a successor trustee shall have been appointed as provided in Section 12.14, in which event such resignation shall take effect immediately upon the appointment of such successor trustee.
The Trustee may be removed at any time by an instrument or instruments in writing, executed by the holders or registered owners of a majority in principal amount of the Bonds then outstanding and filed with the Trustee specifying the removal and the date when it shall take effect. Prompt written notice of such removal shall be given by the Trustee to the Company.

SECTION 12.14. Appointment of Successor Trustee. In case at any time the Trustee shall resign or shall be removed or otherwise shall become incapable of acting, a successor may be appointed by the holders or registered owners of a majority in principal amount of the Bonds then outstanding, by an instrument or instruments in writing executed by such Bondholders and filed with the successor trustee; but, until a new trustee shall be appointed by the Bondholders as herein authorized, the Company, by an instrument in writing executed by order of its Board of Directors and filed with the successor trustee, shall appoint a trustee to fill such vacancy. After any such appointment by the Company, it shall cause notice of such appointment to be published once a week, for two successive calendar weeks, in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, but if all the outstanding Bonds are registered Bonds without coupons or coupon Bonds registered as to principal, then, in lieu of such notice by publication, such notice shall be mailed, by registered mail with return receipt requested, to the registered owners of the Bonds at their addresses as the same appear, if at all, upon the registration and transfer books of the Company. Any new trustee so appointed by the Company shall immediately and without further act be superseded by a trustee appointed by the holders or registered owners of a majority in principal amount of said Bonds in the manner hereinabove provided.
If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Article XII within six months after a vacancy shall have occurred in the office of trustee, the holder or registered owner of any Bond hereby secured or the retiring trustee (but not if such trustee has been removed) may apply to any court of competent jurisdiction to appoint a successor trustee, and such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

SECTION 12.15. Succession of Successor Trustee. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and the retiring trustee an instrument accepting such appointment, and thereupon such successor trustee, without any further act, deed, conveyance or transfer, shall become vested with the title to the Mortgaged Property, with all the rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named as trustee herein. Upon the request of such successor trustee, however, the Company and the trustee ceasing to act shall execute and deliver such instruments of convey ante and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee ceasing to act in and to the Mortgaged Property and all such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also assign and deliver to the successor trustee any property subject to the lien of this Indenture which may then be in its possession.

SECTION 12.16. Qualification of Successor Trustee. Except as hereinafter in Section 12.18 provided, every trustee appointed hereunder in succession to the Trustee shall always be a state or national bank or trust company in good standing, organized under the laws of the State of Delaware or of the Commonwealth of Pennsylvania or of the United States of America and doing business in the City of Philadelphia, or in the State of Delaware having capital, undivided profits and surplus aggregating at least Two Million Five Hundred Thousand Dollars ($2,500,000), if there be such a bank or trust company. willing and able to accept such trust upon reasonable and customary terms.

SECTION 12.17. Successor Trustee by Merger. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee shall be a party, or any state or national bank or trust company in any manner succeeding to the corporate trust business of the Trustee or of any successor trustee as a whole or substantially as a whole, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything to the contrary contained herein notwithstanding. In case any of the Bonds shall have been authenticated but not delivered, any such successor trustee may adopt the certificate of the Trustee and deliver the same so authenticated ; and in case any of such Bonds shall not have been authenticated, any such successor trustee may authenticate such Bonds in the name of such successor trustee.

SECTION 12.18. Appointment of Separate or Co-Trustee. At any times or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any state in which any part of the Mortgaged Property may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of any instruments and agreements necessary or proper to appoint another corporation or one or more persons, approved by the Trustee, to act either as separate trustee or trustees or as co-trustee or co-trustees jointly with the Trustee of all or any part of the trust estate. If one or more Events of Default specified in Section 8.01 hereof shall occur and be continuing, the Trustee, acting alone, shall have power to make any such appointment.
Such separate trustee or trustees or co-trustee or co-trustees shall have such powers and duties as shall be conferred or imposed by the terms of its or their appointment; but every such separate trustee or co-trustee shall, to the extent permitted by law, be appointed subject to the following provisions and conditions, namely:
(1) Bonds issued hereunder shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Trustee in respect of the custody of all obligations and other securities and of all cash pledged or deposited hereunder shall be exercised, solely by Wilmington Trust Company or its successor in the trust hereunder, and any moneys at any time coming into the hands of any such separate trustee or trustees or co-trustee or co-trustees shall be at once paid over to Wilmington Trust Company or its successor in the trust hereunder;
(2) All rights, powers, duties and obligations conferred or imposed upon any such separate trustee or trustees or co-trustee or co-trustees or any of them shall be conferred or imposed upon and exercised or performed by Wilmington Trust Company or its successor in the trust hereunder and any such separate trustee or trustees or co-trustee or co-trustees jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, such Wilmington Trust Company or its successor in the trust hereunder shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by any such separate trustee or trustees or co-trustee or co-trustees;
(3) No power shall be exercised hereunder by any such separate trustee or trustees or co-trustee or co-trustees except jointly or with the consent in writing of Wilmington Trust Company or its successors in the trust hereunder;
(4) The Company and Wilmington Trust Company or its successor in the trust hereunder, at any time by an instrument in writing executed by them jointly, may remove any separate trustee or co-trustee appointed under this Section 12.18, and may likewise and in like manner appoint a successor to such separate trustee or co-trustee so removed or who shall resign or become incapable of acting, anything herein contained to the contrary notwithstanding ; and
(5) Any notice, request or other writing delivered solely to Wilmington Trust Company or its successor in the trust hereunder shall be deemed to have been delivered to all of the trustees as effectually as if delivered to each of them.

ARTICLE XIII.
 SUPPLEMENTAL INDENTURES.
SECTION 13.01. Supplemental Indentures, Execution Thereof by Company. In addition. to any supplemental indenture otherwise authorized or permitted by this Indenture, the Company, pursuant to resolutions adopted by its Board of Directors, may, at any time and from time to time, subject to the conditions and restrictions in this Indenture contained, execute an indenture or indentures supplemental hereto, which thereafter shall form a part hereof, for any one or more or all of the following purposes
(a) To add to the conditions, limitations, and restrictions of the authorized amount, terms, provisions, purposes of issue, authentication and delivery of Bonds specified in Article II and Article III, other conditions, limitations and restrictions thereafter to be observed with respect to the Bonds or any one or more series thereof
(b) To add to the covenants and agreements of the Company in this Indenture contained, other covenants and agreements thereafter to be observed;
(c) To provide for the creation of any series of Bonds other than Series A and Series B as more fully set forth in paragraph 2 of Section 3.04.;
(d) To evidence the: succession of, another corporation to the Company, or successive successions, and the assumptions, agreements and grants contemplated by Article XI;
(e) To convey, transfer and assign to the Trustee, and to subject to the lien of this Indenture, with the same force and effect as though included in the Granting Clauses hereof, additional properties, rights and franchises hereafter acquired by the Company through consolidation or merger, or by purchase or in any other manner whatsoever;
(f) To cure any ambiguity, or to cure, correct or supplement any defect or inconsistent provision contained in this Indenture or in any indenture supplemental hereto, or to make any provisions with respect to matters arising under this Indenture or any indenture supplemental hereto or for any other purpose if such provisions are necessary or desirable and not inconsistent with the provisions of this Indenture or any indenture supplemental hereto and do not adversely affect the interests of the holders of the Bonds;
(g) To add to the powers, duties or obligations of the Trustee, or to impose requirements, in addition to those set forth in Section 12.16, with respect to the qualification or disqualification of any bank or trust company to act as trustee under this Indenture, but no such supplemental indenture shall be made without the consent of the Trustee; and
(h) Subject to the provisions of subparagraph (g) of this Section 13.01, to add to the provisions of this Indenture such provisions (including, without limiting the generality of the foregoing, provisions relating to the powers, duties or obligations of the Trustee, or imposing requirements in addition to those set forth herein with respect to the qualification or disqualification of the Trustee) as would at the time be required in an indenture then to be qualified under the Trust Indenture Act of 1939 as then amended, or under other legislation enacted in substitution therefore.
No vote or consent of the holders of the Bonds issued hereunder or of the stockholders of the Company shall be required in connection with the execution and delivery of any such supplemental indenture.

SECTION 13.02. Trustee to Join in Supplemental Indentures; May Rely on Opinion o f Counsel as Evidence o f Compliance. The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the provisions of this Indenture and to make the further agreements and stipulations which may be therein contained, and the Trustee in executing any supplemental indenture shall be fully protected in relying on an Opinion of Counsel that such supplemental indenture is authorized or permitted by the provisions of this Indenture and that all required consents, if any, of the Bondholders have been obtained.

ARTICLE XIV.
MEETINGS AND CONSENTS OF BONDHOLDERS.
SECTION 14.01. Modifications of Indenture and Supplemental Indentures with Consent of Bondholders. Modifications and alterations of this Indenture, of any indenture supplemental hereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons issued hereunder may be made as hereinafter provided in this Article.

SECTION 14.02. Meetings of Bondholders; Notice of. The Trustee may at any time call a meeting of the Bondholders, and it shall call such a meeting on the written request of the Company or of the holders of not less than ten per cent. (10%) in principal amount of the Bonds then outstanding. In the event of the Trustee's failing for ten days to call a meeting after being. thereunto requested as above set forth, the holders of ten per cent. (10%) or more in principal amount of the Bonds then outstanding, or the Company pursuant to a resolution adopted by its Board of Directors, may call such meeting. Every such meeting called at the instance of the Trustee shall be held at the principal office of the Trustee in the City of Wilmington, Delaware, or, if there be a successor trustee, at its principal office, but if called by or at the request of the Bondholders or of the Company shall be held at such place in the City of Philadelphia, Commonwealth of Pennsylvania, or in the State of Delaware, as may be specified in the notice calling such meeting or the request that such meeting be called. If such meeting is called by the Trustee, written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty days before such meeting,
(a) to the registered owners of coupon Bonds registered as to principal and of registered Bonds without coupons then outstanding addressed to them at their addresses appearing, if at all, on the registration and transfer books of the Company,
(b) to each holder of any coupon Bond not registered as to principal who shall have filed with the Trustee an address for such notices, addressed to him at such address, and
(c) to the Company addressed to it at its address as specified in Section 12.11, and shall be published by the Trustee at least two times in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania and in each of such other cities, if any, in which interest on the Bonds is payable, provided, however, that the mailing of any such notice shall in no case be a condition precedent to the validity of any action taken at such meeting. If all the outstanding Bonds are registered Bonds without coupons or coupon Bonds registered as to principal, however, publication of such notice may be omitted, and in such event notice shall be, mailed, by registered mail with return receipt requested at least thirty (30) days before the meeting, to the registered owners’ of the Bonds then outstanding at their addresses as the same appear, if at all, on the registration and transfer books of the Company. The first such publication shall be made at least thirty (30) days prior to the meeting and the second such publication shall be made in any calendar week after the calendar week in which the first such publication is made and preceding the meeting. If such meeting is called by the Bondholders or the Company, after failure of the Trustee to call the same after being requested so to do in accordance with this Section 14.02, notice of such meeting shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be submitted. Any meeting of Bondholders shall be valid without notice if the holders of all Bonds then outstanding are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, by the holders of all Bonds then outstanding and by the Trustee.

SECTION 14.03. Qualifications for Voting and Attendance.
1. All holders of Bonds outstanding at the time of any meeting called pursuant to Section 14.02 shall be entitled to vote thereat, except that
(a) with respect to any coupon Bond which has been stamped or upon which a notation has been made recording the issue of a certificate for voting at such meeting issued in the manner provided in paragraph 2 of this Section 14.03 (whether or not such Bond is thereafter registered as to principal) only the holder of such certificate and his proxies shall be entitled to vote such Bond at said meeting and any adjournment thereof ;
(b) the Trustee may, and, upon request of the Company or of the holders of not less than twenty-five per cent. (25%) in principal, amount of the Bonds then outstanding, shall fix a date not exceeding ninety (90) days preceding the date for which the meeting is called as a record date for determination of the registered holders of coupon Bonds registered as to principal and holders of registered Bonds without coupons entitled to notice of and to vote at such meeting and any adjournment thereof, and only holders of coupon Bonds registered as to principal and holders of registered Bonds without coupons who shall have been such holders on the date so fixed, and who are entitled to vote such Bonds at the meeting, shall be entitled to receive notice of such meeting, and, subject to the provisions of subparagraph (a) of this paragraph 1, the coupon Bonds registered as to principal on such. record date and registered Bonds without coupons may be voted at such meeting and any adjournment thereof only by the holders, and their proxies, who shall have been registered holders of such Bonds on such record date, notwithstanding any transfer of any such Bonds on the books of the Company after such date. If any coupon Bonds registered as to principal on such record date shall thereafter be transferred to bearer, a suitable notation may be made upon such Bonds at the time of their transfer from such registered holders' names to record the fact that the registered holders of such Bonds on said record date and their proxies shall be the only persons entitled to vote such Bonds at the meeting. If any registered Bonds without coupons are, transferred or exchanged for coupon Bonds after such record date, a suitable notation may be made on the Bonds issued on such transfer or exchange at the time thereof to record the fact that the registered holders on said record date of the Bonds so transferred or exchanged and their proxies shall be the only persons entitled to vote at the meeting the Bonds so issued on such transfer or exchange. If any Bonds in bearer form on such record date are thereafter registered as to principal and before any certificate as provided in paragraph 2 of this Section 14.03 has been issued with respect to such Bonds, the first registered holder to whom such Bonds in bearer form are transferred prior to the meeting shall be deemed to have been a registered holder of such Bonds on the record date for the purposes of this Article, except as to his right to receive notice of such meeting; and
(c) no one shall be entitled to vote in respect of any Bond owned by or held by, for the account of or for the benefit or interest of, the Company.
2. Attendance by Bondholders at any meeting may be in person or by proxy. In order that Bonds transferable by delivery may be voted at any such Bondholders' meeting without being produced thereat, the Trustee may, and, upon request of the Company or of the holders of not less than twenty-five per cent. (25%) in principal amount of the Bonds then outstanding, shall, make and from time to time vary such regulations as it shall deem fit permitting holders of Bonds transferable by delivery to submit such Bonds to, or deposit their Bonds with, any trust companies, banks, bankers or other depositaries or their duly authorized agents, which shall issue to or upon the order of the holders of such Bonds certificates with respect thereto entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the Bonds, in respect of which such certificates shall have been issued, and any regulations so made shall be binding upon the Trustee, the Company, the Inspectors of Votes and all Bondholders. Unless the Bonds so received are to be kept on deposit pending the holding of such Bondholders' meeting and any adjournments thereof, said trust companies, banks, bankers or other depositaries or their duly authorized agents, upon issuing any such certificates shall make a notation upon the Bonds with respect to which the certificates are to be issued recording the issue of such certificates, and shall forthwith return the Bonds bearing such notation to the persons entitled thereto. Thereafter the Bonds bearing such notation shall not be entitled to be voted at the meeting except by the holders, and their duly authorized proxies or agents, of the certificates issued with respect to such Bonds.
Each person seeking to attend or vote at any meeting of Bondholders must, if required by any authorized representative of the Trustee or of the Company, produce such proof of Bond or certificate ownership or personal identity as shall be satisfactory to the Inspectors of Votes. Every proxy shall be signed by the Bondholder or certificate holder himself or by his duly authorized attorney, and shall be witnessed; and its genuineness if questioned shall be established to the satisfaction of the Inspectors of Votes. All proxies and certificates presented at any meeting shall be delivered to the Inspectors of Votes and filed with the Trustee.
Officers and nominees of the Company and of the Trustee may attend any such meeting and take part therein, but shall not be entitled to vote thereat except to the extent that they may, in their own right and not as representatives of or on behalf of the Company or of the Trustee, be Bondholders or may hold proxies of Bondholders or may hold certificates entitling them to vote issued as in this paragraph 2 provided.

SECTION 14.04. Chairman; Secretary; Inspectors of Votes. Persons named by the Trustee, if the Trustee is represented at the meeting, shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, then the Bondholders and holders of certificates issued as in Section 14.03 provided and proxies present shall by a majority per capita vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by a majority in principal amount of the Bonds represented by the Bondholders and holders of such certificates and proxies present. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary as aforesaid, and who shall make and file with the Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to appoint such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting, the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

SECTION 14.05. Quorum; Adjournment. The holders (or persons entitled to vote the same) of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds entitled to be voted at any such meeting must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn. If such meeting is adjourned by less than a quorum for more than seven days, notice thereof shall forthwith be mailed by the Trustee, if such meeting shall have been called by the Trustee, to the persons specified in subparagraphs (a), (b) and (c) of Section 14.02, and shall be published at least once during the period of such adjournment in the newspaper or newspapers specified in Section 14.02, such publication to be made at least five (5) days prior to the date of the adjourned meeting. The failure to mail such notice as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called by the Bondholders or by the Company after failure of the Trustee to call the same after being requested so to do in accordance with Section 14.02, notice of such adjournment shall be given by the Chairman and Secretary of the meeting in the newspaper or newspapers specified in Section 14.02, such publication to be made at least five (5) days prior to the date of the adjourned meeting, and shall be sufficient if so given.

SECTION 14.06. Vote Required. Any modifications or alterations of this Indenture, of any indenture supplemental hereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons in any particular may be made at a meeting of Bondholders duly convened and held in accordance with the provisions of this Article, but only by a resolution duly adopted by the affirmative vote, in person or by proxy, of the holders (or persons entitled to vote the same) of sixty-six and two-thirds per cent. (66 2/3%) in principal amount or more of the Bonds at the time outstanding and entitled to be voted upon any such modification or alteration when such meeting is held, and affected by such modification and, in case one or more but less than all of the series of the Bonds then outstanding under the Indenture and entitled to vote would be affected by the modification or alteration differently from or without affecting the Bonds of any of the other series, by an affirmative vote of the holders of not less than sixty-six and two-thirds per cent. (66 2/3%) in principal amount of the Bonds of each series so affected, in each case approved by resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration may be made which would extend the maturity of, or reduce the principal amount of, or reduce the rate of, or extend the time of payment of interest on, or reduce any premium payable upon any redemption of, any Bond or modify the terms of payment of principal or interest, or reduce the percentage required for the taking of any such action, without the express consent of the holder thereof. For all purposes of this Article the Trustee shall be entitled to rely upon an Opinion of Counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of Bonds then outstanding.

SECTION 14.07. Company-Owned Bonds Disregarded. Bonds owned or held by, for the account of or for the benefit of, the Company shall not be deemed outstanding for the purpose of any vote, consent, request or direction hereunder, or of any calculation of outstanding Bonds provided for in this Article or for the purpose of the quorum provided for in Section 14.05. At each meeting held pursuant to this Article the Company shall furnish to the Chairman and Secretary of the meeting a notification in writing specifying the principal amount of Bonds owned by or held by, for the account of or for the benefit or interest of, the Company, or stating that no Bonds are so owned or held. For all purposes of this Article, the Trustee, the Chairman and Secretary of any meeting held pursuant to this Article and the Inspectors of Votes at any such meeting, shall (unless challenged by any Bondholder at such meeting) be entitled conclusively to rely upon such notification in writing by the Company. If such a notification in writing is not furnished by the Company at a meeting, the Trustee, the Chairman and Secretary of such meeting and the Inspectors of Votes at such meeting shall be entitled conclusively to assume that none of the Bonds outstanding under this Indenture is so owned or held.

SECTION 14.08. Record of Proceedings. A record in duplicate of the proceedings of each meeting of Bondholders shall be prepared by the Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under Section 14.05, and showing that said notices were published or mailed as provided in Section 14.02 and, in a proper case, as provided in Section 14.05. Such record shall be signed and verified by the affidavits of the permanent Chairman, the permanent Secretary of the meeting, and a duly authorized representative of the Trustee if such a representative was present at the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and such meeting shall be deemed conclusively to have been duly convened and held, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to each holder of coupon Bonds registered as to principal and each owner of registered Bonds without coupons outstanding addressed to him at his address appearing, if at all, on the registration and transfer books of the Company and to each holder of any coupon Bond not registered as to principal who shall have filed with the Trustee an address for such notices, addressed to him at such address (but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof), and a copy or summary thereof shall be published by the Company at least once in the newspaper or newspapers specified in Section 14.02, such publication or publications to be made not more than fifteen (15) days after the adoption of such resolution. Proof of such publication and mailing by the affidavit or affidavits of some person or persons having knowledge of the facts shall be filed with the Trustee. Such Bondholders' resolution shall not become effective unless so. published and unless and until approved by the Board of Directors of the Company as evidenced by a Certified Resolution filed with the Trustee, and any resolution of Bondholders so published, adopted and approved shall be deemed conclusively to be binding upon the Company, the Trustee and the holders of all Bonds and coupons, except as otherwise specifically provided in this Article; provided, that no such resolution of the Bondholders, or of the Board of Directors of the Company, shall in any manner change or modify any of the rights or obligations of the Trustee without the Trustee's written assent thereto. Nothing in this Article contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Bondholders or of any right expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Bondholders under any of the provisions of this Indenture or of the Bonds.

SECTION 14.09. Notation on Bonds o f Action Taken at Bondholders' Meeting. Bonds authenticated and delivered after the date of any Bondholders' meeting may bear a notation, in form approved by the Trustee, as to the action taken at meetings of Bondholders theretofore hold, and, in such case, upon demand of the holder of any Bond outstanding at the date of any such meeting and presentation of his Bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such Bond by endorsement or otherwise as to any action taken at any meeting of Bondholders theretofore held. If the Company or the Trustee shall so determine, new Bonds so modified that they will, in the opinion 'of the Trustee and the Board of Directors of the Company, conform to such Bondholders' resolutions, shall be prepared, authenticated and delivered, and such new Bonds shall be exchanged for Bonds of the same series and maturity then outstanding hereunder, upon demand of, and without cost to, the holders thereof, upon surrender of such Bonds with, in the case of coupon Bonds, all unmatured coupons appertaining thereto. The Company or the Trustee may require Bonds to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture, or of any indenture supplemental hereto, or of the rights and obligations of the Company or of the holders of the Bonds and coupons made at any Bondholders' meeting approved by resolution of the Board of Directors of the Company, as aforesaid may be executed by the Trustee and the Company; and upon demand of the Trustee, or if so specified in any resolution adopted by any such Bondholders' meeting, shall be executed by the Company and the Trustee.

SECTION 14.10. Consents of Bondholders. Any action which can be taken pursuant to a Bondholders' meeting as in this Article XIV provided may also be taken without such a meeting with the same force and consequences provided that the written consent of the holders (or the persons entitled to vote the same) of the percentages of Bonds specified in this Article XIV to such action is given and that the approval of the Board of Directors of the Company, and, if required by this Article XIV, the written consent of the Trustee are given as provided in this Article XIV, and provided further that notice of such proposed action shall have been given to all the Bondholders by mailing written notice to the persons specified in Section 14.02 and publishing such notice one time in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, and in each of such other cities, if any, in which interest on the Bonds is payable at least ten (10) days prior to the initial date for the filing of consents with the Trustee.
The foregoing provisions of this Article XIV with respect, among other things, to the persons entitled to vote at meetings of Bondholders and the evidence of their right so to vote, with such modifications thereof as are appropriate, shall apply to the giving of such written consents and in this connection the Trustee may make and from time to time vary such regulations not inconsistent with the provisions of this Indenture with respect to such matters and other matters arising under this Article, including the form, content and execution of such consents, as it may deem proper. Any such consent .of the holder of or other person entitled to give such consent with respect to any Bond shall thereafter be binding upon such holder or other person and upon any subsequent holder of such Bond (whether or not such subsequent holder has notice thereof). Notice of any such action taken upon written consent of the holders of or other persons entitled to give such consents with respect to Bonds as above provided shall be mailed and published in the manner provided in Section 14.08 with respect to a resolution adopted at a meeting of Bondholders, such publication and mailing to be made within fifteen (15) days after the holders of or other persons entitled to give such consents with respect to the required percentage of Bonds shall have filed their consents with the Trustee. Notation of any such action taken upon written consent of the holders of or other persons entitled to give such consent with respect to Bonds as above provided may be made by the Trustee upon any Bonds authenticated and delivered after the date such consents representing Bonds in the required percentage have been filed.

ARTICLE XV.
 DEFEASANCE.
SECTION 15.01. Defeasance. If the Company, or its successors or assigns, shall pay or cause to be paid unto the holders or registered owners of all Bonds and the holders of all coupons then outstanding the principal and interest to become due thereon and any premium which may be due and payable thereon at the times and in the manner stipulated therein, and if the Company shall pay all other sums payable hereunder or under any indenture supplemental hereto, then (at the option of the Company, evidenced by a Certified Resolution) this Indenture and the estate and the rights hereby granted shall cease, determine and be void, and thereupon the Trustee shall, upon the request of the Company and at its expense, cancel and discharge the lien of this Indenture, and execute and deliver to the Company such deeds or other instruments as shall be requisite to satisfy the lien hereof, and shall re-convey to the Company the estate and title hereby conveyed, and shall assign and deliver to the Company any property hereby conveyed and subject to the lien of this Indenture which may then be in the possession of the Trustee, other than moneys deposited with the Trustee as provided below for the payment of the principal of and premium, if any, or interest on any Bonds or for the payment of any coupons. Bonds and coupons for the payment or redemption of which sufficient moneys shall have been irrevocably deposited with or paid to, and set apart in trust by, the Trustee (whether upon or prior to the maturity or the redemption date of such Bonds) and made immediately available for payment to the, holders thereof shall, for the purposes of this Article XV, be deemed to have been paid in full as between the Company and the respective holders or registered owners thereof and shall be deemed to be no longer outstanding hereunder, and the Company shall have no further liability in respect thereof, provided, however, that
(a) in case of the deposit or payment of moneys prior to the maturity of the Bonds for the payment thereof at the maturity thereof, notice of such deposit or payment (such notice to state that such moneys are so immediately available) shall have been duly given by publication, in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania, and, if the Bonds so to be paid shall so specify, in an Authorized Newspaper in each of the other cities, if any, in which the interest on such Bonds is payable, at least once in each of four successive calendar weeks, on any day of each such week, or if all of the Bonds so to be paid are registered Bonds without coupons or coupon bonds registerable as to principal, at the option of the Company, by mailing, by registered mail return receipt requested, such notice to the registered owners of the Bonds so to be paid at their addresses as the same appear on the registration and transfer books of the Company, or provision satisfactory to the Trustee for the giving of such notice shall have been made, and
(b) if said Bonds are to be redeemed prior to the maturity thereof, the provisions of Article V and any additional provisions applicable to the redemption of such Bonds contained in any indenture supplemental hereto shall have been complied with, and notice of the redemption of such Bonds (such notice to state that such moneys are so immediately available) shall have been duly given in accordance with such provisions, or provision satisfactory to the Trustee for the giving of such notice shall have been made.

ARTICLE XVI.
MISCELLANEOUS PROVISIONS.
SECTION 16.01. Indenture for Benefit of Parties Thereto. Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon or to give to any person or corporation, other than the parties hereto and the holders or registered owners of the Bonds and the holders of coupons issued hereunder, any right, remedy or claim under or by reason of this Indenture or any indenture supplemental hereto, or any covenant, condition or stipulation hereof or thereof ; and the covenants, stipulations and agreements in this Indenture and in any and all indentures supplemental hereto contained are and shall be f or the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders or registered owners of the Bonds and of the holders of the coupons issued hereunder.

SECTION 16.02. Successors and Assigns Included in Parties. Whenever in this Indenture one of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all the covenants, promises and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 16.03. Trustee's Application of Moneys Held for Payment or Redemption of Bonds. All moneys deposited with or paid to or set apart in trust by the Trustee for the redemption of Bonds or for the payment of Bonds or coupons issued hereunder upon the maturity thereof or otherwise shall be held by the Trustee in trust for the account of the respective holders or registered owners of such Bonds and coupons and shall be paid, when due, to the respective holders or registered owners of such Bonds and to the bearers of such coupons, upon presentation and surrender of said Bonds (bearing all unmatured coupons, if any) and said coupons, accompanied by such duly executed instruments of transfer as may be required by the Company or the Trustee in the case of registered Bonds without coupons or coupon Bonds registered as to principal. Any such moneys remaining unclaimed by the holders or registered owners of such Bonds or the bearers of such-coupons for six years after the date of maturity or the date fixed for redemption, as the case may be, shall, upon the written request of the Company therefore and if no Event of Default shall to the knowledge of the Trustee have occurred and be continuing, be paid to the Company against its written receipt therefore, and the holders or registered owners of such Bonds and the bearers of such coupons shall thereafter be entitled to look only to the Company for payment thereof; provided, however, that the Trustee, before being required to make any such payment to the Company, may, at the expense of the Company, cause a notice, stating that such moneys remain unclaimed and that after a date stated therein any balance thereof then remaining will be returned to the Company, to be published once in an Authorized Newspaper in the City of Philadelphia, Commonwealth of Pennsylvania.

SECTION 16.04. Titles, Headings, etc. The titles and headings of the articles, sections and subdivisions of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 16.05. Cremation of Bonds and Coupons. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Company of any Bonds or coupons, the Trustee may, upon the request of the Company, in lieu of such delivery, destroy or cremate such Bonds or coupons and deliver a certificate of such destruction or cremation to the Company. No Bonds or coupons shall be issued under this Indenture in lieu of any cancelled or cremated Bonds or coupons, except as expressly permitted by the provisions hereof.

SECTION 16.06. Invalid Provisions to Affect No Others. In case any one or more of the covenants or agreements contained in this Indenture or in the Bonds shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants or agreements contained herein and in the Bonds shall be in nowise affected, prejudiced or disturbed thereby.

SECTION 16.07. Counterparts of Indenture. This Indenture may be simultaneously executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 16.08. Impossibility of Strict Compliance With Publication Provisions. In case it shall be impossible to make the required publication of any notice required herein, then such publication or other notice in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice. Such publication or other notice shall, so far as possible, approximate the terms and conditions of the publication in lieu of which it is given.

IN WITNESS WHEREOF, ARTESIAN WATER COMPANY has caused these presents to be signed in its corporate name by its President or one of its Vice-Presidents and sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries and WILMINGTON TRUST COMPANY has caused these presents to be signed in its corporate name by its President or one of its Vice-Presidents or Assistant Vice-Presidents and sealed with its corporate seal, attested by its Secretary or one of its Assistant Secretaries, all as of the day and year first above written.

ARTESIAN. WATER COMPANY,
By ELLIS D. TAYLOR
[CORPORATE SEAL]	President.

Attest : E. J. Rowe
Secretary.

Signed, sealed and delivered by ARTESIAN WATER COMPANY In the presence of
ROBERT M. BAXTER
E. G. HENRY
WILMINGTON TRUST COMPANY,
By A. C. KNIGHT
[CORPORATE SEAL]	Assistant Vice-President.

Attest : J. P. WORTZ, JR.
Assistant Secretary.

Signed, sealed and delivered by WILMINGTON TRUST COMPANY in the presence of
ROBERT M. BANTER
ELIZABETH F. HITLER

STATE OF DELAWARE }
COUNTY OF NEW CASTLE }SS.:
On this the 13th day of Nov., A. D. 1961, personally appeared before me, a Notary Public within and for said County in the State of Delaware, Ellis D. Taylor and E. J. Rowe, to me known and known to me to be respectively the President and the Secretary of ARTESIAN WATER COMPANY, the corporation which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such President and Secretary for and on behalf of said corporation, and that the same is their free act and deed as such President and Secretary, respectively, and the free and corporate act and deed of said Corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Newport, Delaware, this 13th day of Nov., A. D. 1961.
SAMUEL W. BAKER,
[NOTARIAL SEAL]
Notary Public, My Commission Expires : May 22, 1963
STATE OF DELAWARE }
COUNTY OF NEW CASTLE }SS.:

On this 13th day of Nov., A. D. 1961, personally appeared .before me, a Notary Public within and for said County in the State of Delaware, A. C. Knight and J. P. Wortz, Jr., to me known and known to me to be respectively an Assistant Vice-President and an Assistant Secretary Of WILMINGTON TRUST COMPANY, the corporation which executed the foregoing instrument, who severally acknowledged that they did sign and seal said instrument as such Assistant Vice-President and Assistant Secretary for and on behalf of said corporation, and that the same is their free act and deed as such Assistant Vice-President and Assistant Secretary, respectively, and the free and corporate act and deed of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal at Wilmington, Delaware, this 13th day of Nov., A. D. 1961.
NEDRA R. HAWK,
[NOTARIAL SEAL]
Notary Public, My Commission Expires : March 17, 1962

Exhibit A
REDEMPTION TABLE FOR BONDS OF SERIES A

Period (Both Dates Inclusive)		Redemption Prices (Percentage of Principal Amount)
		Column A	Column B
From the date of issue to October 31,	1963	Non-redeemable	105
November 1, 1963 to October 31,	1964	Non-redeemable	104 2/3
November 1, 1964 to October 31,	1965	Non-redeemable	104 1/3
November 1, 1965 to October 31,	1966	Non-redeemable	104
November 1, 1966 to October 31,	1967	Non-redeemable	103 2/3
November 1, 1967 to October 31,	1968	Non-redeemable	103 1/3
November 1, 1968 to October 31,	1969	Non-redeemable	103
November 1, 1969 to October 31,	1970	Non-redeemable	102 2/3
November 1, 1970 to October 31,	1971	Non-redeemable	102 1/3
November 1, 1971 to October 31,	1972	104	102
November 1, 1972 to October 31,	1973	103 1/8	101 2/3
November 1, 1973 to October 31,	1974	102 2/8	101 1/3
November 1, 1974 to October 31,	1975	102	101
November 1, 1975 to October 31,	1976	101 1/8	100 2/3
November 1, 1976 to October 31,	1977	100 2/8	100 1/3
November 1, 1977 to October 31,	1978	100	100

Exhibit B
REDEMPTION TABLE FOR BONDS OF SERIES B
Period (Both Dates Inclusive)		Redemption Prices (Percentage of Principal Amount)
		Column A	Column B
From the date of issue to June 30,	1964	Non-redeemable	105 3/8
July 1, 1964 to June 30,	1965	Non-redeemable	105
July 1, 1965 to June 30,	1966	Non-redeemable	105
July 1, 1966 to June 30,	1967	Non-redeemable	104 3/4
July 1, 1967 to June 30,	1968	Non-redeemable	104 ½
July 1, 1968 to June 30,	1969	Non-redeemable	104 1/4
July 1, 1969 to June 30,	1970	Non-redeemable	104
July 1, 1970 to June 30,	1971	Non-redeemable	103 3/4
July 1, 1971 to June 30,	1972	105	103 ½
July 1, 1972 to June 30,	1973	104 ½	103 1/4
July 1, 1973 to June 30,	1974	104	103
July 1, 1974 to June 30,	1975	103 2/3	102 3/4
July 1, 1975 to June 30,	1976	103 1/3	102 ½
July 1, 1976 to June 30,	1977	103	102 1/4
July 1, 1977 to June 30,	1978	102 2/3	102
July 1, 1978 to June 30,	1979	102 1/3	101 3/4
July 1, 1979 to June 30,	1980	102	101 ½
July 1, 1980 to June 30,	1981	101 2/3	101 1/4
July 1, 1981 to .June 30,	1982	101 1/3	101
July 1, 1982 to June 30,	1983	101	100 3/4
July 1, 1983 to June 30,	1984	100 2/3	100 ½
July 1, 1984 to June 30,	1985	100 1/3	100 1/4
July 1, 1985 to June 30,	1986	100	100

RECORDATION

STATE OF DELAWARE
NEW CASTLE COUNTY S8.:

Received for record November 13, 1961, 1:57 P. M. Recorded in the Recorder's Office at Wilmington, in Mortgage Record A, Volume 56, Page 1 etc., the 13th day of November, A. D., 1961.

Witness my hand and official seal,
HOWARD A. CASSEDAY
Recorder
[SEAL]	By ANTHONY J. BUDA
Deputy